Advanced Series Trust
STATEMENT OF ADDITIONAL INFORMATION • April 28, 2023 (as reissued May 31, 2023)
This Statement of Additional Information (SAI) of Advanced Series Trust (the Trust) is not a prospectus and should be read in conjunction with the Prospectus of the Trust dated April 28, 2023, which can be obtained, without charge, by calling (800) 778-2255 or by writing to the Trust at 655 Broad Street, Newark, New Jersey 07102. This SAI has been incorporated by reference into the Trust's Prospectus. The Trust's audited financial statements are incorporated into this SAI by reference to the Trust's 2022 Annual Report (File No. 811-5186). You may request a copy of the Annual Report at no charge by calling the telephone number or writing to the address indicated above.
The Portfolio of the Trust which is discussed in this SAI is noted on this front cover.
AST Target Maturity Central Portfolio

Table of Contents
3	PART I
3	INTRODUCTION
4	Trust PORTFOLIOS, INVESTMENT POLICIES & STRATEGIES
4	FUNDAMENTAL INVESTMENT RESTRICTIONS
5	INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
14	MANAGEMENT AND ADVISORY ARRANGEMENTS
19	PORTFOLIO MANAGERS: OTHER ACCOUNTS
19	PORTFOLIO MANAGERS: COMPENSATION & CONFLICTS POLICIES
26	OTHER SERVICE PROVIDERS
27	PORTFOLIO TRANSACTIONS & BROKERAGE
29	ADDITIONAL INFORMATION
33	PRINCIPAL SHAREHOLDERS
33	FINANCIAL STATEMENTS
35	PART II
35	INVESTMENT RISKS & CONSIDERATIONS
68	NET ASSET VALUES
69	TAXATION
70	DISCLOSURE OF PORTFOLIO HOLDINGS
72	PROXY VOTING
72	CODES OF ETHICS
72	APPENDIX I: DESCRIPTIONS OF SECURITY RATINGS
76	APPENDIX II: PROXY VOTING POLICIES OF THE SUBADVISERS

PART I
INTRODUCTION
This SAI sets forth information about the Trust and the Portfolio covered by the SAI. Part I provides additional information about the Trust’s Board of Trustees, certain investment restrictions that apply to the Portfolio, the advisory services provided to and the management fees paid by the Trust, and information about other fees paid by and services provided to the Trust. Part II provides additional information and explanations about certain investments and investment strategies which may be used by the Portfolio, and should be read in conjunction with Part I.
Before reading the SAI, you should consult the Glossary below, which defines certain of the terms used in the SAI:
Glossary
Term	Definition
1933 Act	Securities Act of 1933, as amended
1934 Act	Securities Exchange Act of 1934, as amended
1940 Act	Investment Company Act of 1940, as amended
ADR	American Depositary Receipt
ADS	American Depositary Share
ASTIS	AST Investment Services, Inc.
Board	Trust’s Board of Directors or Trustees
Board Member	A trustee or director of the Trust’s Board
CFTC	Commodity Futures Trading Commission
Code	Internal Revenue Code of 1986, as amended
EDR	European Depositary Receipt
ETF	Exchange-Traded Fund
Fannie Mae or FNMA	Federal National Mortgage Association
Fitch	Fitch, Inc.
Freddie Mac or FHLMC	The Federal Home Loan Mortgage Corporation
Global Depositary Receipt	GDR
Ginnie Mae	Government National Mortgage Association
IPO	Initial Public Offering
IRS	Internal Revenue Service
LIBOR	London Interbank Offered Rate
Moody’s	Moody’s Investor Services, Inc.
NASDAQ	National Association of Securities Dealers Automated Quotations System
NAV	Net Asset Value
NYSE	New York Stock Exchange
OTC	Over-the-Counter
PGIM Investments, the Investment Manager, or the Manager	PGIM Investments LLC
PMFS	Prudential Mutual Fund Services LLC
REIT	Real Estate Investment Trust
RIC	Regulated Investment Company, as the term is used in the Internal Revenue Code of 1986, as amended
S&P	S&P Global Ratings
SEC	US Securities & Exchange Commission
World Bank	International Bank for Reconstruction and Development

Trust PORTFOLIOS, INVESTMENT POLICIES & STRATEGIES
The Trust is an open-end management investment company (commonly known as a mutual fund) that is intended to provide a range of investment alternatives through its separate portfolios, each of which is, for investment purposes, in effect a separate fund. The Portfolio offered by the Trust that is discussed in this SAI is set forth below:
◾
AST Target Maturity Central Portfolio
References to “the Portfolio” relate to the Portfolio listed above unless the context requires otherwise.
This SAI provides information about the Portfolio. The Portfolio is a diversified investment company as defined by the Investment Company Act of 1940 (the 1940 Act). Shares of the Portfolios are available for purchase only by certain investment companies managed by PGIM Investments LLC (PGIM Investments) and/or AST Investment Services, Inc. (ASTIS), in accordance with applicable provisions of 1940 Act, and the rules and regulations of the Securities and Exchange Commission (the Commission) under the 1940 Act.
Shares of the Portfolios have not been registered under the Securities Act of 1933, as amended (Securities Act), or the securities laws of any state. The Portfolios issue their shares only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. The SAI and the related Prospectus are not an offer to sell, or a solicitation of any offer to buy, any security to the public within the meaning of the Securities Act of 1933, as amended. In addition, there shall be no sale of the shares referred to herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
PGIM Investments or the Manager or the Investment Manager, an indirect wholly-owned subsidiary of Prudential Financial, Inc. (Prudential Financial), serves as overall investment manager of the Portfolios. As discussed in the Prospectus, the Portfolios may invest in money market instruments and comparable securities. The investment objectives of the Portfolios are discussed in the Prospectus.
The Portfolio, which operates as a fund-of-funds, as described in the Prospectus, may engage in all of the investments and investment strategies discussed in Part II of this SAI, either by the Portfolio's investments in an underlying fund or by investing in the Portfolio's assets in the investments or strategies.
The Prospectus and SAI do not purport to create any contractual obligations between the Trust or the Portfolios and their shareholders. In addition, shareholders are not intended third-party beneficiaries of any contracts entered into by (or on behalf of) the Portfolios, including contracts with the Manager or other parties who provide services to the Portfolios.
FUNDAMENTAL INVESTMENT RESTRICTIONS
Set forth below are certain investment restrictions applicable to the Portfolio. Fundamental restrictions may not be changed without a majority vote of shareholders as required by the 1940 Act. Non-fundamental restrictions may be changed by the Board of Trustees without shareholder approval.
The investment restrictions set forth below are “fundamental” policies. These fundamental policies may not be changed without the approval of the lesser of (i) 67% or more of the shares of the Portfolio present at a meeting, if the holders of more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the shares of the Portfolio.
FUNDAMENTAL INVESTMENT RESTRICTIONS:
Under its fundamental investment restrictions, the Portfolio may not:
1. Issue senior securities or borrow money or pledge its assets, except as permitted by the 1940 Act and rules thereunder, exemptive order, SEC release, no-action letter or similar relief or interpretations. For purposes of this restriction, the purchase or sale of securities on a when-issued or delayed delivery basis, reverse repurchase agreements, dollar rolls, short sales, derivative and hedging transactions such as interest rate swap transactions, and collateral arrangements with respect thereto, and transactions similar to any of the foregoing and collateral arrangements with respect thereto, and obligations of the Portfolio to Trustees pursuant to any deferred compensation arrangements are not deemed to be a pledge of assets or the issuance of a senior security.
2. Underwrite securities issued by other persons, except to the extent that the Portfolio may be deemed to be an underwriter (within the meaning of the 1933 Act) in connection with the purchase and sale of portfolio securities.
3. Purchase or sell real estate unless acquired as a result of the ownership of securities or other instruments; provided that this restriction shall not prohibit the Portfolio from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.

4. Purchase or sell physical commodities unless acquired as a result of the ownership of securities or instruments; provided that this restriction shall not prohibit the Portfolio from (i) engaging in permissible options and futures transactions and forward foreign currency contracts in accordance with the Portfolio's investment policies, or (ii) investing in securities of any kind.
5. Make loans, except that the Portfolio may (i) lend portfolio securities in accordance with the Portfolio's investment policies in amounts up to 33 1∕3% of the total assets of the Portfolio taken at market value, (ii) purchase money market securities and enter into repurchase agreements, (iii) acquire publicly distributed or privately placed debt securities, and (iv) make loans of money to other investment companies to the extent permitted by the 1940 Act or any exemption there from that may be granted by the SEC or any SEC releases, no-action letters or similar relief or interpretive guidance.
6. Purchase any security if, as a result, more than 25% of the value of the Portfolio's assets would be invested in the securities of issuers having their principal business activities in the same industry; provided that this restriction does not apply to investments in obligations issued or guaranteed by the US Government or any of its agencies or instrumentalities or to municipal securities (or repurchase agreements with respect thereto). For purposes of this limitation, investments in other investment companies shall not be considered an investment in any particular industry.
7. With respect to 75% of the value of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the US Government or any of its agencies or instrumentalities) if, as a result, (i) more than 5% of the value of the Portfolio's total assets would be invested in the securities of such issuer, or (ii) more than 10% of the outstanding voting securities of such issuer would be held by the Portfolio.
If a restriction of the Portfolio's investments is adhered to at the time an investment is made, a subsequent change in the percentage of the Portfolio assets invested in certain securities or other instruments, or change in average duration of the Portfolio's investment portfolio, resulting from changes in the value of the Portfolio's total assets, will not be considered a violation of the restriction; provided, however, that the asset coverage requirement applicable to borrowings shall be maintained in the manner contemplated by applicable law.
With respect to investment restriction (5), the restriction on making loans is not considered to limit Portfolio's investments in loan participations and assignments.
With respect to investment restriction (6), the Portfolio will not consider a bank-issued guaranty or financial guaranty insurance as a separate security for purposes of determining the percentage of the Portfolio's assets invested in the securities of issuers in a particular industry.
With respect to investment restrictions (1) and (5), the Portfolio will not borrow or lend to any other fund unless it applies for and receives an exemptive order from the SEC, if so required, or the SEC issues rules permitting such transactions.
INFORMATION ABOUT BOARD MEMBERS AND OFFICERS
Information about the Board Members and the officers of the Trust is set forth below. Board members who are not deemed to be “interested persons” of the Trust, as defined in the 1940 Act, are referred to as “Independent Board Members.” Board Members who are deemed to be “interested persons” of the Trust are referred to as “Interested Board Members.” The Board Members oversee the operations of the Trust and appoint officers who are responsible for day-to-day business decisions based on policies set by the Board.
Independent Board Members
Name Year of Birth No. of Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held	Length of Board Service
Susan Davenport Austin 1967 No. of Portfolios Overseen: 63
Chief Financial Officer of Grace Church School
(since September 2019); President, Candide
Business Advisors, Inc. (since 2011); formerly
Senior Managing Director of Brock Capital
(2014-2019); formerly Vice Chairman
(2013-2017), Senior Vice President and Chief
Financial Officer (2007-2012) and Vice
President of Strategic Planning and Treasurer
(2002-2007) of Sheridan Broadcasting
Corporation; formerly President of Sheridan
Gospel Network (2004-2014).

Director of NextEra Energy Partners, LP (NYSE:
NEP) (since February 2015); Member of the
Board of Directors, Hubbard Radio, LLC (since
2011); formerly Chairman (2011-2014),
formerly Presiding Director (2014-2017) and
currently a Member (2007-present) of the Board
of Directors, Broadcast Music, Inc.; formerly
Member of the Board of Directors, The
MacDowell Colony (2010-2021).
Since February 2011

Independent Board Members
Name Year of Birth No. of Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held	Length of Board Service
Sherry S. Barrat 1949 No. of Portfolios Overseen: 63
Formerly Vice Chairman of Northern Trust
Corporation (financial services and banking
institution) (2011-June 2012); formerly
President, Personal Financial Services, Northern
Trust Corporation (2006-2010); formerly
Chairman & CEO, Western US Region, Northern
Trust Corporation (1999-2005); formerly
President & CEO, Palm Beach/Martin County
Region, Northern Trust.
		Lead Director of NextEra Energy, Inc. (NYSE: NEE) (since May 2020); Director of NextEra Energy, Inc. (since 1998); Director of Arthur J. Gallagher & Company (since July 2013).	Since January 2013
Jessica M. Bibliowicz 1959 No. of Portfolios Overseen: 63
Chairman of the Board of Fellows of Weill
Cornell Medicine (since 2014); Director of Apollo
Global Management, Inc. (since 2022); formerly
Chief Executive Officer (1999-2013) of National
Financial Partners (independent distributor of
financial services products).
		Formerly Director of the Asia-Pacific Fund, Inc. (2006-2019); formerly Director of Sotheby’s (2014-2019) auction house and art-related finance.	Since September 2014
Kay Ryan Booth 1950 No. of Portfolios Overseen: 63
Trinity Investors (since September 2014);
formerly, Managing Director of Cappello
Waterfield & Co. LLC (2011-2014); formerly Vice
Chair, Global Research, J.P. Morgan (financial
services and investment banking institution)
(June 2008-January 2009); formerly Global
Director of Equity Research, Bear Stearns & Co.,
Inc. (financial services and investment banking
institution) (1995-2008); formerly Associate
Director of Equity Research, Bear Stearns & Co.,
Inc. (1987-1995).
		None.	Since January 2013
Stephen M. Chipman 1961 No. of Portfolios Overseen: 63
Formerly Group Managing Director, International
Expansion and Regional Managing Director,
Americas of Vistra (June 2018-June 2019);
formerly Chief Executive Officer and Director of
Radius (2016-2018); formerly Senior Vice
Chairman (January 2015-October 2015) and
Chief Executive Officer (January 2010-December
2014) of Grant Thornton LLP.

Board of Directors of Willis Towers Watson
Public Limited Company (WTW) (since April
2023); Chairman of the Board of Auxadi Holdco,
S.L. (since February 2022); Non-Executive
Director of Auxadi Holdco, S.L (since November
2020); Non-Executive Director of Stout (since
January 2020); formerly Non-Executive Director
of Clyde & Co. (January 2020-June 2021);
Formerly Non-Executive Chairman (September
2019-January 2021) of Litera Microsystems.
Since January 2018
Robert F. Gunia 1946 No. of Portfolios Overseen: 63
Director of ICI Mutual Insurance Company (June
2020-present; June 2016-June 2019); formerly
Chief Administrative Officer (September
1999-September 2009) and Executive Vice
President (December 1996-September 2009) of
PGIM Investments LLC; formerly Executive Vice
President (March 1999-September 2009) and
Treasurer (May 2000-September 2009) of
Prudential Mutual Fund Services LLC; formerly
President (April 1999-December 2008) and
Executive Vice President and Chief Operating
Officer (December 2008-December 2009) of
Prudential Investment Management Services
LLC; formerly Chief Administrative Officer,
Executive Vice President and Director (May
2003-September 2009) of AST Investment
Services, Inc.
		Formerly Director (1989-2019) of The Asia Pacific Fund, Inc.	Since July 2003

Independent Board Members
Name Year of Birth No. of Portfolios Overseen	Principal Occupation(s) During Past Five Years	Other Directorships Held	Length of Board Service
Thomas M. O'Brien 1950 No. of Portfolios Overseen: 63
Chairman, Chief Executive Officer and President
of Sterling Bancorp (since June 2020);
Chairman, Chief Executive Officer and President
of Sterling Bank and Trust, F.S.B.; formerly Vice
Chairman of Emigrant Bank and President of its
Naples Commercial Finance Division (October
2018-March 2020); formerly Director, President
and CEO Sun Bancorp, Inc. N.A. (NASDAQ:
SNBC) and Sun National Bank (July
2014-February 2018); formerly Consultant,
Valley National Bancorp, Inc. and Valley
National Bank (January 2012-June 2012);
formerly President and COO (November
2006-April 2017) and CEO (April
2007-December 2011) of State Bancorp, Inc.
and State Bank; formerly Vice Chairman
(January 1997-April 2000) of North Fork Bank;
formerly President and Chief Executive Officer
(December 1984-December 1996) of North Side
Savings Bank; formerly President and Chief
Executive Officer (May 2000-June 2006) Atlantic
Bank of New York.

Formerly Director, Sun Bancorp, Inc. N.A.
(NASDAQ: SNBC) and Sun National Bank (July
2014-February 2018); formerly Director,
BankUnited, Inc. and BankUnited N.A. (NYSE:
BKU) (May 2012-April 2014); formerly Director
(April 2008-January 2012) of Federal Home Loan
Bank of New York; formerly Director (December
1996-May 2000) of North Fork Bancorporation,
Inc.; formerly Director (May 2000-April 2006) of
Atlantic Bank of New York; Director (November
2006-January 2012) of State Bancorp, Inc.
(NASDAQ: STBC) and State Bank of Long Island.
Since July 2003

Interested Board Member
Timothy S. Cronin 1965 Number of Portfolios Overseen: 63
Vice President of Prudential Annuities (since
May 2003); Senior Vice President of PGIM
Investments LLC (since May 2009); Chief
Investment Officer and Strategist of Prudential
Annuities (since January 2004); Director of
Investment & Research Strategy (since February
1998); President of AST Investment Services,
Inc. (since March 2006).
	None.	Since October 2009

Officers(a)
Name Year of Birth Position	Principal Occupation(s) During the Past Five Years	Length of Service as Officer
Ken Allen 1969 Vice President	Vice President of Investment Management (since December 2009).	Since June 2019
Claudia DiGiacomo 1974 Chief Legal Officer and Assistant Secretary
Chief Legal Officer (since September 2022) of the PGIM Private
Credit Fund; Chief Legal Officer (since July 2022) of the PGIM
Private Real Estate Fund, Inc.; Chief Legal Officer, Executive Vice
President and Secretary of PGIM Investments LLC (since August
2020); Chief Legal Officer of Prudential Mutual Fund Services
LLC (since August 2020); Chief Legal Officer of PIFM Holdco, LLC
(since August 2020); Vice President and Corporate Counsel
(since January 2005) of Prudential; and Corporate Counsel of AST
Investment Services, Inc. (since August 2020); formerly Vice
President and Assistant Secretary of PGIM Investments LLC
(2005-2020); formerly Associate at Sidley Austin Brown & Wood
LLP (1999-2004).
Since December 2005

Officers(a)
Name Year of Birth Position	Principal Occupation(s) During the Past Five Years	Length of Service as Officer
Andrew R. French 1962 Secretary
Vice President (since December 2018) of PGIM
Investments LLC; Secretary (since September 2022) of the PGIM
Private Credit Fund; Secretary (since March 2022) of the PGIM
Private Real Estate Fund, Inc.; formerly Vice President and
Corporate Counsel (2010-2018) of Prudential; formerly Director and Corporate Counsel (2006-2010) of Prudential; Vice President
and Assistant Secretary (since January 2007) of PGIM
Investments LLC; Vice President and Assistant Secretary (since
January 2007) of Prudential Mutual Fund Services LLC.
Since October 2006
Melissa Gonzalez 1980 Assistant Secretary
Vice President and Corporate Counsel (since September 2018) of
Prudential; Vice President and Assistant Secretary (since August
2020) of PGIM Investments LLC; Assistant Secretary (since
September 2022) of the PGIM Private Credit Fund; Assistant
Secretary (since March 2022) of the PGIM Private Real Estate
Fund, Inc.; formerly Director and Corporate Counsel (March
2014-September 2018) of Prudential.
Since March 2019
Patrick E. McGuinness 1986 Assistant Secretary
Vice President and Assistant Secretary (since August 2020) of
PGIM Investments LLC; Director and Corporate Counsel (since
February 2017) of Prudential; Assistant Secretary (since
September 2022) of the PGIM Private Credit Fund; Assistant
Secretary (since March 2022) of the PGIM Private Real Estate
Fund, Inc.
Since June 2020
Debra Rubano 1975 Assistant Secretary
Vice President and Corporate Counsel (since November 2020) of
Prudential; Assistant Secretary (since September 2022) of the
PGIM Private Credit Fund; Assistant Secretary (since March 2022)
of the PGIM Private Real Estate Fund, Inc; formerly Director and
Senior Counsel of Allianz Global Investors US Holdings LLC
(2010-2020) and Assistant Secretary of numerous funds in the
Allianz fund complex (2015-2020).
Since March 2021
Drew Donohue 1972 Chief Compliance Officer
Chief Compliance Officer (since May 2023) of the PGIM Funds,
Target Funds, PGIM ETF Trust, PGIM Global High Yield Fund, Inc.,
PGIM High Yield Bond Fund, Inc., PGIM Short Duration High Yield
Opportunities Fund, Advanced Series Trust, The Prudential Series
Fund, Prudential’s Gibraltar Fund, Inc., PGIM Private Credit Fund,
PGIM Private Real Estate Fund, Inc.; Vice President, Chief
Compliance Officer (since September 2022) of PGIM Investments
LLC; Chief Compliance Officer (since October 2022) of AST
Investment Services, Inc.; formerly various senior compliance roles within Principal Global Investors, LLC., global asset
management for Principal Financial (2011-2022), most recently as Global Chief Compliance Officer (2016-2022).
Since May 2023
Kelly Florio 1978 Anti-Money Laundering Compliance Officer
Vice President, Corporate Compliance, Global Compliance
Programs and Compliance Risk Management (since December
2021) of Prudential; formerly, Head of Fraud Risk Management
(October 2019-December 2021) at New York Life Insurance
Company; formerly, Head of Key Risk Area Operations (November
2018-October 2019), Director of the US Anti-Money Laundering
Compliance Unit (2009-2018) and Bank Loss Prevention
Associate (2006 -2009) at MetLife.
Since June 2022

Officers(a)
Name Year of Birth Position	Principal Occupation(s) During the Past Five Years	Length of Service as Officer
Christian J. Kelly 1975 Chief Financial Officer
Vice President, Global Head of Fund Administration of PGIM
Investments LLC (since November 2018); Chief Financial Officer
(since March 2023) of PGIM Investments mutual funds, closed
end funds and ETFs, Advanced Series Trust Portfolios, Prudential
Series Funds and Prudential Gibraltar Fund;  Chief Financial
Officer of PGIM Private Credit Fund (since September 2022);
Chief Financial Officer of PGIM Private Real Estate Fund (since
July 2022); formerly, Treasurer and Principal Financial Officer
(January 2019- March 2023) of PGIM Investments mutual funds, closed end funds and ETFs, Advanced Series Trust Portfolios,
Prudential Series Funds and Prudential Gibraltar Fund; formerly
Treasurer and Principal Financial Officer (March 2022 – July
2022) of the PGIM Real Estate Fund, Inc.; formerly Director of
Fund Administration of Lord Abbett & Co. LLC (2009-2018),
Treasurer and Principal Accounting Officer of the Lord Abbett
Family of Funds (2017-2018); Director of Accounting, Avenue
Capital Group (2008-2009); Senior Manager, Investment
Management Practice of Deloitte & Touche LLP (1998-2007).
Since January 2019
Elyse M. McLaughlin 1974 Treasurer and Principal Accounting Officer
Vice President (since 2017) within PGIM Investments Fund
Administration; Treasurer and Principal Accounting Officer of the
Advanced Series Trust, the Prudential Series Fund and the
Prudential Gibraltar Fund (since March 2023); Treasurer and
Principal Accounting Officer (since September 2022) of the PGIM
Private Credit Fund; Assistant Treasurer (since March 2022) of the PGIM Private Real Estate Fund, Inc.; Assistant Treasurer of
PGIM Investments mutual funds, closed end funds and ETFs
(since October 2019); formerly Director (2011-2017) within PGIM
Investments Fund Administration.
Since October 2019
Lana Lomuti 1967 Assistant Treasurer
Vice President (since 2007) within PGIM Investments Fund
Administration; formerly Assistant Treasurer (December
2007-February 2014) of The Greater China Fund, Inc.; formerly
Director (2005-2007) within PGIM Investments Fund
Administration.
Since April 2014
Russ Shupak 1973 Assistant Treasurer
Vice President (since 2017) within PGIM Investments Fund
Administration; Treasurer and Principal Accounting Officer of
PGIM Investments mutual funds, closed end funds and ETFs
(since March 2023); Treasurer and Principal Accounting Officer
(since July 2022) of the PGIM Private Real Estate Fund, Inc.;
Assistant Treasurer (since September 2022) of the PGIM Private
Credit Fund; formerly Assistant Treasurer (March 2022 – July
2022) of the PGIM Private Real Estate Fund, Inc.; Assistant
Treasurer of Advanced Series Trust Portfolios, Prudential Series
Funds and Prudential Gibraltar Fund (since October 2019);
formerly Director (2013-2017) within PGIM Investments Fund
Administration.
Since October 2019
Deborah Conway 1969 Assistant Treasurer
Vice President (since 2017) within PGIM Investments Fund
Administration; Assistant Treasurer (since September 2022) of the PGIM Private Credit Fund; Assistant Treasurer (since March
2022) of the PGIM Private Real Estate Fund, Inc.; formerly
Director (2007-2017) within PGIM Investments Fund
Administration.
Since October 2019
Robert W. McCormack 1973 Assistant Treasurer
Vice President (since 2019) within PGIM Investments Fund
Administration; Assistant Treasurer (since September 2022) of the PGIM Private Credit Fund; Assistant Treasurer (since March
2022) of the PGIM Private Real Estate Fund, Inc.; formerly
Director (2016-2019) within PGIM Investments Fund
Administration; formerly Vice President within Goldman, Sachs &
Co. Investment Management Controllers (2008- 2016), Assistant
Treasurer of Goldman Sachs Family of Funds (2015-2016).
Since March 2023

Officers(a)
Name Year of Birth Position	Principal Occupation(s) During the Past Five Years	Length of Service as Officer
Alina Srodecka, CPA 1966 Assistant Treasurer
Vice President of Tax at Prudential Financial, Inc. (Since August
2007); formerly Director of Tax at MetLife (January 2003 – May
2006); formerly Tax Manager at Deloitte & Touché (October 1997
– January 2003); formerly Staff Accountant at Marsh &
McLennan (May 1994 – May 1997).
Since June 2017
(a) Excludes Mr. Cronin, an Interested Board Member who also serves as President and Principal Executive Officer.
Explanatory Notes to Tables:
Timothy S. Cronin is an Interested Board Member because he is an officer of the Trust and an officer of the Manager.
Unless otherwise noted, the address of all Board Members and Officers is c/o PGIM Investments LLC, 655 Broad Street, Newark, New Jersey 07102.
There is no set term of office for Board Members or Officers. The Independent Board Members have adopted a retirement policy, which calls for the retirement of Board Members on December 31 of the year in which they reach the age of 78, provided that the Board may extend the retirement age on a year-by-year basis for a Board Member.
As used in the Officer’s table, “Prudential” means The Prudential Insurance Company of America.
“Other Directorships Held” includes all directorships of companies required to register or file reports with the SEC under the 1934 Act (that is, “public companies”) or other investment companies registered under the 1940 Act.
“No. of Portfolios Overseen” includes all investment companies managed by PGIM Investments and/or ASTIS that are overseen by the Board Member. The investment companies for which PGIM Investments and/or ASTIS serves as Manager include PGIM Mutual Funds, Target Funds, The Prudential Variable Contract Accounts, PGIM ETF Trust, PGIM Private Real Estate Fund, Inc., PGIM Private Credit Fund, PGIM High Yield Bond Fund, Inc., PGIM Global High Yield Fund, Inc., PGIM Short Duration High Yield Opportunities Fund, The Prudential Series Fund, Prudential's Gibraltar Fund, Inc. and the Advanced Series Trust.
COMPENSATION OF TRUSTEES AND OFFICERS. Pursuant to a Management Agreement with the Trust, the Investment Manager pays all compensation of Trustees, officers and employees of the Trust, other than the fees and expenses of Trustees who are not affiliated persons of the Investment Manager or any subadviser. The Trust pays each of its Independent Trustees annual compensation in addition to certain out-of-pocket expenses. Trustees who serve on Board Committees may receive additional compensation.
Independent Trustees may defer receipt of their compensation pursuant to a deferred fee agreement with the Trust. Under the terms of the agreement, the Trust accrues deferred Trustees' compensation daily which, in turn, accrue interest at a rate equivalent to the prevailing rate to 90-day US Treasury Bills at the beginning of each calendar quarter or, at the daily rate of return of one or more funds managed by PGIM Investments chosen by the Trustee. Payment of the interest so accrued is also deferred and becomes payable at the option of the Trustee. The Trust's obligation to make payments of deferred Trustees' compensation, together with interest thereon, is a general obligation of the Trust. The Trust does not have a retirement or pension plan for its Trustees.
The following table sets forth the aggregate compensation paid by the Trust for the Trust’s most recently completed fiscal year to the Independent Trustees for service on the Trust's Board, and the Board of any other investment company in the Fund Complex for the most recently completed calendar year. Trustees and officers who are “interested persons” of the Trust (as defined in the 1940 Act) do not receive compensation from the Fund Complex.
Name	Aggregate Fiscal Year Compensation from the Trust(1)	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Trust and Fund Complex* for Most Recent Calendar Year
Compensation Received by Independent Board Members
Susan Davenport Austin	$357,800	None	None	$440,000 (3/78)**
Sherry S. Barrat	$357,800	None	None	$440,000 (3/78)**
Jessica M. Bibliowicz	$357,800	None	None	$440,000 (3/78)**
Kay Ryan Booth	$357,800	None	None	$440,000 (3/78)**
Stephen M. Chipman	$357,800	None	None	$440,000 (3/78)**
Robert F. Gunia	$357,800	None	None	$440,000 (3/78)**
Thomas M. O'Brien	$460,850	None	None	$565,000 (3/78)**
Explanatory Notes to Compensation Table
(1) Compensation relates to portfolios that were in existence and having investment operations during 2022.
* “Fund Complex” includes Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., the PGIM Funds, and any other funds that are managed by PGIM Investments LLC and /or ASTIS.
** Number of funds and portfolios represent those in existence as of December 31, 2022, and excludes funds that have merged or liquidated during the year. Additionally, the number of funds and portfolios includes those which are approved as of December 31, 2022, but may commence operations after that date. No compensation is paid out from such funds/portfolios.

*** Under the deferred fee agreement for the PGIM Investments-managed funds, certain Board Members have elected to defer all or part of their total compensation. The amount of compensation deferred during the calendar year ended December 31, 2022, amounted to $400,000 and $140,000 for Messrs. Chipman and Gunia, respectively. Under the deferred fee arrangement, these amounts are deposited into a trust held for the benefit of participating Board Members and are not continuing obligations of the Fund.
BOARD COMMITTEES. The Board has established four standing committees in connection with governance of the Trust—Audit, Compliance, Governance, and Investment Review and Risk. Information on the membership of each standing committee and its functions is set forth below.
Audit Committee. The Board has determined that each member of the Audit Committee is not an “interested person” as defined in the 1940 Act. The responsibilities of the Audit Committee are to assist the Board in overseeing the Trust's independent registered public accounting firm, accounting policies and procedures, and other areas relating to the Trust's auditing processes. The Audit Committee is responsible for pre-approving all audit services and any permitted non-audit services to be provided by the independent registered public accounting firm directly to the Trust. The Audit Committee is also responsible for pre-approving permitted non-audit services to be provided by the independent registered public accounting firm to (1) the Investment Manager and (2) any entity in a control relationship with the Investment Manager that provides ongoing services to the Trust, provided that the engagement of the independent registered public accounting firm relates directly to the operation and financial reporting of the Trust. The scope of the Audit Committee's responsibilities is oversight. It is management's responsibility to maintain appropriate systems for accounting and internal control and the independent registered public accounting firm's responsibility to plan and carry out an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee Charter is available at www.prudential.com/variableinsuranceportfolios. The number of Audit Committee meetings held during the Trust's most recently completed fiscal year is set forth in the table below.
The membership of the Audit Committee is set forth below:
Stephen M. Chipman (Chair)
Susan Davenport Austin
Robert F. Gunia
Thomas M. O’Brien (ex officio)
Compliance Committee. The Compliance Committee serves as a liaison between the Board and the Trust’s Chief Compliance Officer (CCO). The Compliance Committee is responsible for considering, in consultation with the Board's Chair and outside counsel, any material compliance matters that are identified and reported by the CCO to the Compliance Committee between Board meetings. The Compliance Committee is also responsible for considering, when requested by the CCO, the CCO's recommendations regarding the materiality of compliance matters to be reported to the Board. The Compliance Committee reviews compliance matters that it determines warrant review between Board meetings. Further, when the CCO wishes to engage an independent third party to perform compliance-related work at the Trust’s expense, the Compliance Committee will evaluate with the CCO which third party to recommend to the Board as well as the appropriate scope of the work. The number of Compliance Committee meetings held during the Trust's most recently completed fiscal year is set forth in the table below. The Compliance Committee Charter is available on the Trust's website at www.prudential.com/variableinsuranceportfolios.
The membership of the Compliance Committee is set forth below:
Robert F. Gunia (Chair)
Sherry S. Barrat
Jessica M. Bibliowicz
Kay Ryan Booth
Thomas M. O’Brien (ex officio)
Governance Committee. The Governance Committee of the Board is responsible for nominating Trustees and making recommendations to the Board concerning Board composition, committee structure and governance, director compensation and expenses, director education, and governance practices. The Board has determined that each member of the Governance Committee is not an “interested person” as defined in the 1940 Act. The number of Governance Committee meetings held during the Trust's most recently completed fiscal year is set forth in the table below. The Governance Committee Charter is available on the Trust's website at www.prudential.com/variableinsuranceportfolios.
The membership of the Governance Committee is set forth below:
Susan Davenport Austin (Chair)
Sherry S. Barrat
Jessica M. Bibliowicz

Kay Ryan Booth
Stephen M. Chipman
Thomas M. O’Brien (ex officio)
Investment Review and Risk Committee (IRRC). The IRRC consists of all members of the Board and is chaired by Ms. Bibliowicz. Ms. Barrat and Ms. Booth serve as Vice Chairs of the IRRC. The Board created the IRRC to help the Board in reviewing certain types of risk, especially those risks related to portfolio investments, the subadvisers for the Portfolio and other related risks. The responsibilities of the IRRC include, but are not limited to: reviewing written materials and reports pertaining to Portfolio performance, investments and risk from subadvisers, the Strategic Investment Review Group (SIRG) of PGIM Investments and others; considering presentations from subadvisers, the Investment Manager, SIRG or other service providers on matters relating to Portfolio performance, investments and risk; and periodically reviewing management’s evaluation of various types of risks to the Portfolio. The number of IRRC meetings held during the Trust’s most recently completed fiscal year is set forth in the table below.
LEADERSHIP STRUCTURE AND QUALIFICATIONS OF BOARD OF TRUSTEES. The Board is responsible for oversight of the Trust. The Trust has engaged the Investment Manager to manage the Trust on a day-to-day basis. The Board oversees the Investment Manager and certain other principal service providers in the operations of the Trust. The Board is currently composed of eight members, seven of whom are Independent Trustees. Under normal circumstances, the Board meets at regularly scheduled meetings twelve times throughout the year. In addition, the Board Members may meet at special meetings. As described above, the Board has established four standing committees—Audit, Compliance, Governance, and Investment Review and Risk—and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The Independent Trustees have also engaged independent legal counsel to assist them in fulfilling their responsibilities.
The Board is chaired by an Independent Trustee. As Chair, this Independent Trustee leads the Board in its activities. Also, the Chair acts as a member or an ex-officio member of each standing committee and any ad hoc committee of the Board. The Trustees have determined that the Board's leadership and committee structure is appropriate because the Board believes it sets the proper tone to the relationships between the Trust, on the one hand, and the Investment Manager, the subadviser(s) and certain other principal service providers, on the other, and facilitates the exercise of the Board's independent judgment in evaluating and managing the relationships. In addition, the structure efficiently allocates responsibility among committees.
The Board has concluded that, based on each Trustee's experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Trustees, each Trustee should serve as a Trustee. Among other attributes common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the various service providers to the Trust, and to exercise reasonable business judgment in the performance of their duties as Trustees. In addition, the Board has taken into account the actual service and commitment of the Trustees during their tenure in concluding that each should continue to serve. A Trustee's ability to perform his or her duties effectively may have been attained through a Trustee's educational background or professional training; business, consulting, public service or academic positions; experience from service as a Trustee of the Trust, other funds in the Fund Complex, public companies, or non-profit entities or other organizations; or other experiences. Set forth below is a brief discussion of the specific experience qualifications, attributes or skills of each Trustee that led the Board to conclude that he or she should serve as a Trustee.
Susan Davenport Austin. Ms. Austin currently serves as Chief Financial Officer of Grace Church School. In addition to her experience in senior leadership positions with private companies, Ms. Austin has more than 10 years of experience in the investment banking industry, and has experience serving on boards of other public companies, private companies and non-profit entities.
Sherry S. Barrat. Ms. Barrat has more than 35 years of experience in senior leadership positions in the financial services and banking industries. In addition, Ms. Barrat has over 10 years of experience serving on boards of other public companies and non-profit entities.
Jessica M. Bibliowicz. Ms. Bibliowicz has more than 25 years of experience in senior leadership positions in the financial services and investment management industries. In addition, Ms. Bibliowicz also has experience in serving on the boards of other public companies, investment companies, and non-profit organizations.
Kay Ryan Booth. Ms. Booth has more than 35 years of experience in senior leadership positions in the investment management and investment banking industries. Ms. Booth is currently an Advisory Partner of Trinity Private Equity Group. In addition to her experience in senior leadership positions with private companies, Ms. Booth has experience serving on the boards of other entities.
Stephen M. Chipman. Mr. Chipman has more than 34 years of experience with a public accounting firm, serving in various senior leadership positions in Europe, North America and Asia. Mr. Chipman also has experience serving on boards of other entities.

Robert F. Gunia. Mr. Gunia has served for more than 10 years as a Trustee of mutual funds advised by the Investment Manager or its predecessors. In addition, Mr. Gunia served in senior leadership positions for more than 28 years with the Investment Manager and its affiliates and predecessors.
Thomas M. O’Brien. Mr. O’Brien has served for more than 10 years as a Trustee of mutual funds advised by the Investment Manager or its predecessors, including some or all of the following funds: Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., and/or other mutual funds advised by the Investment Manager or its predecessors. Mr. O’Brien has more than 25 years of experience in senior leadership positions in the banking industry, and has experience serving on the boards of other entities.
Timothy S. Cronin. Mr. Cronin, an Interested Trustee of the Trust and other funds advised by the Investment Manager since 2009, served as Vice President of the Trust and other funds advised by the Investment Manager from 2009-2015, as President of the Trust and other funds advised by the Investment Manager since 2015, and has held senior positions with Prudential Financial (and American Skandia, which was purchased by Prudential Financial) since 1998.
Specific details about each Trustee's professional experience is set forth in the professional biography tables, above.
Risk Oversight. Investing in general and the operation of a mutual fund involve a variety of risks, such as investment risk, liquidity risk, compliance risk, and operational risk, among others. The Board oversees risk as part of its oversight of the Trust. Risk oversight is addressed as part of various regular Board and committee activities. The Board, directly or through its committees, reviews reports from among others, the Investment Manager, the administrator to the Trust’s Liquidity Risk Management Program, sub-advisers, the Trust's Chief Compliance Officer, the Trust's independent registered public accounting firm, counsel, and internal auditors of the Investment Manager or its affiliates, as appropriate, regarding risks faced by the Trust and the risk management programs of the Investment Manager and certain service providers. The actual day-to-day risk management with respect to the Trust resides with the Investment Manager and other service providers to the Trust, including pursuant to the Board-approved Liquidity Risk Management Program for the Trust. Although the risk management policies of the Investment Manager and the service providers are designed to be effective, those policies and their implementation vary among service providers and over time, and there is no guarantee that they will be effective. Not all risks that may affect the Trust can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are simply beyond any control of the Trust or the Investment Manager, its affiliates, or other service providers.
Selection of Trustee Nominees. The Governance Committee is responsible for considering Trustee nominees for Trustees at such times as it considers electing new members to the Board. The Governance Committee may consider recommendations by business and personal contacts of current Board members, and by executive search firms which the Committee may engage from time to time and will also consider shareholder recommendations. The Governance Committee has not established specific, minimum qualifications that it believes must be met by a nominee. In evaluating nominees, the Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an “interested person” as defined in the 1940 Act; and whether the individual would be deemed an “audit committee financial expert” within the meaning of applicable SEC rules. The Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other nominees and will contribute to the diversity of the Board. There are no differences in the manner in which the Governance Committee evaluates nominees for the Board based on whether the nominee is recommended by a shareholder.
A shareholder who wishes to recommend a director for nomination should submit his or her recommendation in writing to the Chair of the Board (Thomas M. O’Brien) or the Chair of the Governance Committee (Susan Davenport Austin), in either case in care of the Trust, at 655 Broad Street, 6th Floor, Newark, New Jersey 07102. At a minimum, the recommendation should include: the name, address, and business, educational, and/or other pertinent background of the person being recommended; a statement concerning whether the person is an “interested person” as defined in the 1940 Act; any other information that the Trust would be required to include in a proxy statement concerning the person if he or she was nominated; and the name and address of the person submitting the recommendation, together with the number of shares held by such person and the period for which the shares have been held. The recommendation also can include any additional information which the person submitting it believes would assist the Governance Committee in evaluating the recommendation.
Shareholders should note that a person who owns securities issued by Prudential Financial, Inc. (the parent company of the Trust's Investment Manager) would be deemed an “interested person” under the 1940 Act. In addition, certain other relationships with Prudential Financial, Inc. or its subsidiaries, with registered broker-dealers, or with the Trust's outside legal counsel may cause a person to be deemed an “interested person.” Before the Governance Committee decides to nominate an individual to the Board, Committee members and other Board members customarily interview the individual in person. In addition, the individual customarily is asked to complete a detailed questionnaire which is designed to elicit information which must be disclosed under SEC and stock exchange rules and to determine whether the individual is subject to any statutory disqualification from serving on the board of a registered investment company.

Shareholder Communications with the Board of Trustees. Shareholders of the Trust can communicate directly with the Board by writing to the Chair of the Board, c/o the Trust, 1 Corporate Drive, Shelton, Connecticut 06484. Shareholders can communicate directly with an individual Trustee by writing to that Trustee, c/o the Trust, 1 Corporate Drive, Shelton, Connecticut 06484. Such communications to the Board or individual Trustees are not screened before being delivered to the addressee.
Board Committee Meetings (for most recently completed fiscal year)
Audit Committee	Governance Committee	Compliance Committee	Investment Review and Risk Committee
4	3	4	5
Share Ownership. Information relating to each Trustee's share ownership in the Trust, other funds that are overseen by the respective Trustee as well as any other funds that are managed by the Manager as of the most recently completed calendar year is set forth in the chart below.
Name	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities Owned by Trustee in All Registered Investment Companies in Fund Complex*
Trustee Share Ownership
Susan Davenport Austin	None	Over $100,000
Sherry S. Barrat	None	Over $100,000
Jessica M. Bibliowicz	None	Over $100,000
Kay Ryan Booth	None	Over $100,000
Stephen M. Chipman	None	Over $100,000
Timothy S. Cronin	None	Over $100,000
Robert F. Gunia	None	Over $100,000
Thomas M. O'Brien	None	Over $100,000
* “Fund Complex” includes Advanced Series Trust, The Prudential Series Fund, Prudential’s Gibraltar Fund, Inc., the PGIM Funds, and any other funds that are managed by PGIM Investments and/or ASTIS. The above share ownership information relates to Portfolios and other registered investment companies in the Fund Complex that were in existence during 2022.
Because the Portfolios of the Trust serve as investment options under variable annuity and life insurance contracts, federal tax law prohibits the sale of Portfolio shares directly to individuals, including the Trustees.  Individuals, including a Trustee, may, however, have an interest in a Portfolio if he or she purchases a variable contract and selects the Portfolio as an investment option.
Other than as set forth in the following paragraph, none of the Independent Trustees, or any member of his/her immediate family, owned beneficially or of record any securities in an investment adviser or principal underwriter of the Trust or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of a Portfolio as of the most recently completed calendar year.
MANAGEMENT AND ADVISORY ARRANGEMENTS
TRUST MANAGEMENT. PGIM Investments, 655 Broad Street, 6th Floor, Newark, New Jersey 07102-4077, serves as the investment manager of the Portfolio.
As of December 31, 2022, PGIM Investments served as the investment manager to all of the Prudential US and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $283.5 billion. PGIM Investments is a wholly-owned subsidiary of PIFM Holdco, LLC, which is a wholly-owned subsidiary of PGIM Holding Company LLC, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential). PGIM Investments has been in the business of providing advisory services since 1996.
Services Provided by the Manager. Pursuant to a Management Agreement with the Trust (the Management Agreement), the Manager, subject to the oversight of the Trust's Board and in conformity with the stated policies of the Portfolio, manages both the investment operations and composition of the Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Portfolio. The Manager continues to have the ultimate responsibility for all investment advisory services performed pursuant to any such subadvisory agreements.

The Manager is specifically responsible for supervising and managing the Portfolio and the subadvisers. In this capacity, the Manager reviews the performance of the Portfolio and the subadvisers and makes recommendations to the Board with respect to the retention of investment subadvisers, the renewal of contracts, the reorganization and merger of Portfolios, and other legal and compliance matters. The Manager takes on the entrepreneurial and other risks associated with the launch of each new Portfolio and its ongoing operations. The Manager utilizes the Strategic Investment Research Group (SIRG), a unit of PGIM Investments, to assist it in regularly evaluating and supervising the Portfolio and the subadvisers, including with respect to investment performance. SIRG is a centralized research department of PGIM Investments that is comprised of a group of highly experienced analysts. SIRG utilizes proprietary processes to analyze large quantities of industry data, both on a qualitative and quantitative level, in order to effectively manage the Portfolio and the subadvisers. The Manager utilizes this data in directly supervising the Portfolio and the subadvisers. SIRG provides reports to the Board and presents to the Board at special and regularly scheduled Board meetings. The Manager bears the cost of the oversight program maintained by SIRG.
In addition, the Manager provides or supervises all of the administrative functions necessary for the organization, operation and management of the Trust and the Portfolio. The Manager administers the Trust's corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust's custodian (the Custodian), and the Trust's transfer agent. The Manager is also responsible for the staffing and management of dedicated groups of legal, marketing, compliance and related personnel necessary for the operation of the Trust. The legal, marketing, compliance and related personnel are also responsible for the management and oversight of the various service providers to the Trust, including, but not limited to, the custodian, transfer agent, and accounting agent. The management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.
The primary administrative services furnished by the Manager are more specifically detailed below:
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furnishing of office facilities;
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paying salaries of all officers and other employees of the Manager who are responsible for managing the Trust and the Portfolio;
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monitoring financial and shareholder accounting services provided by the Trust’s custodian and transfer agent;
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providing assistance to the service providers of the Trust and the Portfolio, including, but not limited to, the custodian, transfer agent, and accounting agent;
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monitoring, together with each subadviser, the Portfolio’s compliance with its investment policies, restrictions, and with federal and state laws and regulations, including federal and state securities laws, the Internal Revenue Code and other relevant federal and state laws and regulations;
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preparing and filing all required federal, state and local tax returns for the Trust and the Portfolio;
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preparing and filing with the SEC on Form N-CSR the Trust’s annual and semi-annual reports to shareholders, including supervising financial printers who provide related support services;
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preparing and filing with the SEC required monthly reports of portfolio holdings on Form N-PORT;
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preparing and filing the Trust’s registration statement with the SEC on Form N-1A, as well as preparing and filing with the SEC supplements and other documents, as applicable;
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preparing compliance, operations and other reports required to be received by the Trust’s Board and/or its committees in support of the Board’s oversight of the Trust; and
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organizing the regular and any special meetings of the Board of the Trust, including the preparing Board materials and agendas, preparing minutes, and related functions.
Expenses Borne by the Manager. In connection with its management of the corporate affairs of the Trust, the Manager bears certain expenses, including, but not limited to:
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the salaries and expenses of all of their and the Trust's personnel except the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
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all expenses incurred by the Manager or the Trust in connection with managing the ordinary course of a Trust's business, other than those assumed by the Trust as described below;
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the fees, costs and expenses payable to any investment subadvisers pursuant to Subadvisory Agreements between the Manager and such investment subadvisers; and
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with respect to the compliance services provided by the Manager, the cost of the Trust’s Chief Compliance Officer, the Trust’s Deputy Chief Compliance Officer, and all personnel who provide compliance services for the Trust, and all of the other costs associated with the Trust’s compliance program, which includes the management and operation of the compliance program responsible for compliance oversight of the Portfolio and the subadvisers.
Expenses Borne by the Trust. Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:
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the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Manager;

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the fees and expenses of Trustees who are not affiliated persons of the Manager or any subadviser;
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the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with their obligation of maintaining required records of the Trust and of pricing the Trust's shares;
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the charges and expenses of the Trust's legal counsel and independent auditors;
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brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
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all taxes and corporate fees payable by the Trust to governmental agencies;
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the fees of any trade associations of which the Trust may be a member;
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the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
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the cost of fidelity, directors and officers and errors and omissions insurance;
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the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;
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allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders; and
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litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.
Terms of the Management Agreement. The Management Agreement provides that the Manager will not be liable for any error of judgment by PGIM Investments or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically, if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by either the Manager or the Trust by the Board or vote of a majority of the outstanding voting securities of the Trust, (as defined in the 1940 Act) upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.
Fees payable under the Management Agreement are computed daily and paid monthly. The Manager may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of a Portfolio. Management fee waivers and subsidies will increase a Portfolio's total return. These voluntary waivers may be terminated at any time without notice.
SEC Manager-of-Managers Order. The manager-of-managers structure operates under exemptive orders issued by the SEC. The orders permit the Manager to hire subadvisers or amend subadvisory agreements, without shareholder approval.
The most recent order imposes the following conditions:
1. Before a Portfolio may rely on the order requested in the application, the operation of the Portfolio in the manner described in the application, including the hiring of wholly-owned subadvisers, will be, or has been, approved by a majority of the Portfolio’s outstanding voting securities as defined in the 1940 Act, which in the case of a master fund will include voting instructions provided by shareholders of the feeder funds investing in such master fund or other voting arrangements that comply with section 12(d)(1)(E)(iii)(aa) of the 1940 Act (or, in the case of an insurance-related Portfolio, pursuant to the voting instructions provided by contract owners with assets allocated to any registered separate account for which the Portfolio serves as a funding medium), or, in the case of a new Portfolio whose public shareholders purchase shares on the basis of a prospectus containing the disclosure contemplated by condition 2 below, by the sole initial shareholder before offering the Portfolio’s shares to the public.
2. The prospectus for the Portfolio, and in the case of a master fund relying on the requested relief, the prospectus for each feeder fund investing in such master fund, will disclose the existence, substance and effect of any order granted pursuant to the application. The Portfolio (and any such feeder fund) will hold itself out to the public as employing the Multi-Manager Structure described in the application. Each prospectus will prominently disclose that the Manager has the ultimate responsibility, subject to oversight by the Board, to oversee the subadvisers and recommend their hiring, termination, and replacement.
3. The Manager will provide general management services to a Portfolio, including overall supervisory responsibility for the general management and investment of the Portfolio’s assets. Subject to review and approval of the Board, the Manager will (a) set a Portfolio’s overall investment strategies, (b) evaluate, select, and recommend subadvisers to manage all or a portion of a Portfolio’s assets, and (c) implement procedures reasonably designed to ensure that subadvisers comply with a Portfolio’s investment objective, policies and restrictions. Subject to review by the Board, the Manager will (a) when appropriate, allocate and reallocate a Portfolio’s assets among subadvisers; and (b) monitor and evaluate the performance of subadvisers.

4. A Portfolio will not make any ineligible subadviser changes without the approval of the shareholders of the applicable Portfolio, which in the case of a master fund will include voting instructions provided by shareholders of the feeder fund investing in such master fund or other voting arrangements that comply with section 12(d)(1)(E)(iii)(aa) of the 1940 Act.
5. A Portfolio will inform shareholders, and if the Portfolio is a master fund, shareholders of any feeder funds, of the hiring of a new subadviser within 90 days after the hiring of the new subadviser pursuant to the Modified Notice and Access Procedures.
6. At all times, at least a majority of the Board will be Independent Trustees, and the selection and nomination of new or additional Independent Trustees will be placed within the discretion of the then-existing Independent Trustees.
7. Independent legal counsel, as defined in rule 0-1(a)(6) under the 1940 Act, will be engaged to represent the Independent Trustees. The selection of such counsel will be within the discretion of the then-existing Independent Trustees.
8. The Manager will provide the Board, no less frequently than quarterly, information about the profitability of the Manager on a per Portfolio basis. The information will reflect the impact on profitability of the hiring or termination of any subadviser during the applicable quarter.
9. Whenever a subadviser is hired or terminated, the Manager will provide the Board with information showing the expected impact on the profitability of the Manager.
10. Whenever a subadviser change is proposed for a Portfolio with an affiliated subadviser or a wholly-owned subadviser, the Board, including a majority of the Independent Trustees, will make a separate finding, reflected in the Board minutes, that such change is in the best interests of the Portfolio and its shareholders, and if the Portfolio is a master fund, the best interests of any applicable feeder funds and their respective shareholders, and does not involve a conflict of interest from which the Manager or the affiliated subadviser or wholly-owned subadviser derives an inappropriate advantage.
11. No Board member or officer of a Prudential investment company, a Portfolio, or a feeder fund that invests in a Portfolio that is a master fund, or director, manager or officer of the Manager, will own directly or indirectly (other than through a pooled investment vehicle that is not controlled by such person) any interest in a subadviser except for (a) ownership of interests in the Manager or any entity, other than a wholly-owned subadviser, that controls, is controlled by, or is under common control with the Manager, or (b) ownership of less than 1% of the outstanding securities of any class of equity or debt of any publicly traded company that is either a subadviser or an entity that controls, is controlled by, or is under common control with, a subadviser.
12. The Portfolio and any feeder fund that invests in a Portfolio that is a master fund will disclose an aggregate fee disclosure in its registration statement.
13. In the event the SEC adopts a rule under the 1940 Act providing substantially similar relief to that requested in the application, the requested order will expire on the effective date of that rule.
14. Any new Subadvisory Agreement or any amendment to a Portfolio’s existing Investment Management Agreement or Subadvisory Agreement that directly or indirectly results in an increase in the aggregate advisory fee rate payable by the Portfolio will be submitted to the Portfolio’s shareholders for approval.
Potential Conflicts. Under the manager-of-managers structure, the Manager recommends the hiring and firing of subadvisers, determines the allocation of Portfolio assets among subadvisers for the Portfolio with more than one subadviser, and reports to the Board regarding subadviser performance. The Manager also directly manages the assets for certain Portfolio sleeves or segments.
The Manager may face potential conflicts inherent in serving as a manager-of-managers including, but not limited to: (i) an incentive to recommend that a Portfolio retain an affiliated subadviser; (ii) an incentive to recommend that a Portfolio retain a subadviser because the subadviser may provide distribution support or other services that benefit the Manager or its affiliates or because of other relationships between the subadviser or its affiliates and the Manager or its affiliates; (iii) an incentive to recommend that the Manager provide direct management of assets for certain sleeves or segments; and (iv) an incentive to allocate assets among subadvisers of a single Portfolio based on profitability or other benefit to the Manager or its affiliates.
To mitigate potential conflicts presented by these issues, the Manager utilizes the services of SIRG, a unit of PGIM Investments, which provides investment manager oversight, analysis and recommendations. SIRG provides its input to both the Manager and the Board. SIRG representatives meet with the Board in connection with its quarterly meetings and any special meetings at which subadviser recommendations are made, and the Board makes the decision as to the retention of any subadviser. For recommendations involving a new subadviser or a replacement subadviser for a single asset class Portfolio or sleeve, SIRG conducts a search of qualified subadvisers and provides a recommendation. SIRG reviews with the Board the search process, finalists and the reasons for the recommendation. SIRG’s investment analysis process is applied in the same manner to both affiliated and unaffiliated subadvisers. The Board makes the final decision with respect to the retention of a new or replacement subadviser. The Manager makes a recommendation for a subadviser based on the design of a Portfolio, such as a Portfolio designed in consultation with a specific subadviser. In those cases, SIRG reviews the proposed subadviser and reports to the Board regarding its assessment of the subadviser.
To the extent a subadviser’s affiliation or other business relationship with Prudential is a factor in any subadviser recommendation, the Manager discusses the relevant factors with the Board, which makes the final decision on any new or replacement subadviser. SIRG personnel are not involved in subadvisory fee negotiations.
Management Fees. The table below sets forth the applicable contractual management fee rate for the Portfolio. The Manager has not received any management fees from the Trust for the Portfolio since its inception in April 2022.
Portfolio Management Fee Rate
Portfolio	Fee Rate*
AST Target Maturity Central Portfolio	0.00
* Each of the Target Maturity Bond Portfolios invests in the Portfolio. The Manager receives a management fee rate for services provided to the Portfolio pursuant to Investment Management Agreement for each of the AST Target Maturity Bond Portfolios.
FEE WAIVERS/SUBSIDIES. PGIM Investments may from time to time waive all or a portion of its management fee and/or subsidize all or a portion of the operating expenses of the Portfolio. Fee waivers and subsidies will increase the Portfolio's return.
PGIM Investments has agreed to waive a portion of its management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Trust, as set forth in the table below.
Fee Waivers & Expense Limitations
Portfolio	Fee Waiver and/or Expense Limitation
AST Target Maturity Central Portfolio
The Manager has contractually agreed to waive a portion of its management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s management fee plus other expenses (exclusive, in all cases, of brokerage, taxes (such as income and foreign withholding taxes, including stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.05% of the Portfolio’s average daily net assets through June 30, 2024.
Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the
Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

SUBADVISER. The Manager has entered into a subadvisory agreement with the subadviser named in the table appearing below. The subadvisory agreement provides that the subadviser will furnish investment advisory services in connection with the management of the Portfolio. In connection therewith, the subadviser is obligated to keep certain books and records of the Trust. Under the subadvisory agreement, the subadviser, subject to the supervision of the Manager, is responsible for managing the assets of the Portfolio in accordance with the Portfolio's investment objectives, investment program and policies. The subadviser determines what securities and other instruments are purchased and sold for the Portfolio and are responsible for obtaining and evaluating financial data relevant to the Portfolio. The Manager continues to have the ultimate responsibility for all investment advisory services pursuant to the Management Agreement and supervise the subadviser’s performance of such services.
Pursuant to the subadvisory agreement, the Manager pays the subadviser a fee. The table below sets forth the current fee rate. The fee rate represents the fees as a percentage of average daily net assets. The subadviser has not received any subadvisory fees from the Trust for the Portfolio since its inception in April 2022.
As discussed in the Prospectus, the Manager employs the subadviser under a “manager of managers” structure that allows the Manager to replace the subadviser or amend a subadvisory agreement without seeking shareholder approval. The Manager is authorized to select (with approval of the Board's independent trustees) one or more subadvisers to handle the actual day-to-day investment management of the Portfolio. The Manager monitors the subadviser's performance through quantitative and qualitative analysis and periodically reports to the Board as to whether the subadviser's agreement should be renewed, terminated or modified. It is possible that the Manager will continue to be satisfied with the performance record of the existing subadvisers and not recommend any additional subadvisers. The

Manager is also responsible for allocating assets among the subadvisers if the Portfolio has more than one subadviser. In those circumstances, the allocation for each subadviser can range from 0% to 100% of the Portfolio's assets, and the Manager can change the allocations without Board or shareholder approval. The Manager will review the allocations periodically and may adjust them without prior notice. The annual update to the Trust's prospectus will reflect these adjustments. Shareholders will be notified of any new subadvisers or materially amended subadvisory agreements.
Portfolio Subadviser and Fee Rates
Portfolio	Subadviser	Fee Rate*
AST Target Maturity Central Portfolio	PGIM Fixed Income; PGIM Limited	0.00
* Each of the Target Maturity Bond Portfolios invests in the Portfolio. The Manager compensates PGIM Fixed Income and PGIM Limited for services provided to the Portfolio pursuant to Subadvisory Agreements for each of the AST Target Maturity Bond Portfolios.
PORTFOLIO MANAGERS: OTHER ACCOUNTS
ADDITIONAL INFORMATION ABOUT THE PORTFOLIO MANAGERS—Other Accounts and Portfolio Ownership. The following table sets forth information about the Portfolio and accounts other than the Portfolio for which the Portfolio's portfolio managers (the Portfolio Managers) are primarily responsible for day-to-day portfolio management as of the Trust's most recently completed fiscal year, unless otherwise noted. The table shows, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface. The tables also set forth the dollar range of equity securities of the Portfolio of the Trust beneficially owned by the Portfolio Managers as of the Trust's most recently completed fiscal year, unless otherwise noted.

AST Target Maturity Central Portfolio
Subadviser	Portfolio Managers	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts	Ownership of Fund Securities
PGIM Fixed Income*	Richard Piccirillo	40/$84,989,764,778	16/$24,420,415,611 1/$53,932,449	103/$52,952,488,271 4/$1,150,354,527	None
	Gregory Peters	52/$92,815,707,375	23/$36,028,159,953 1/$53,932,449	143/$74,404,379,741 10/$3,715,062,520	None
	Michael Collins, CFA	27/$68,946,226,863	15/$24,309,619,380	103/$52,952,488,271 4/$1,150,354,527	None
	Lindsay Rosner, CFA	40/$84,989,764,778	16/$24,420,415,611	103/$52,952,488,271 4/$1,150,354,527	None
*PGIM Fixed Income is a business unit of PGIM, Inc. PGIM Limited, an indirect wholly-owned subsidiary of PGIM, Inc., also serves as subadviser to the Portfolio.
PORTFOLIO MANAGERS: COMPENSATION & CONFLICTS POLICIES
ADDITIONAL INFORMATION ABOUT THE PORTFOLIO MANAGERS—COMPENSATION AND CONFLICTS OF INTEREST. Set forth below, for each portfolio manager, is an explanation of the structure of and method(s) used by each subadviser to determine, portfolio manager compensation. Also set forth below, for each portfolio manager, is an explanation of any material conflicts of interest that may arise between a portfolio manager's management of the Portfolio's investments and investments in other accounts.
PGIM Investments LLC (PGIM Investments)
PORTFOLIO MANAGER COMPENSATION. Prudential provides compensation opportunities to eligible employees to motivate and reward the achievement of outstanding results by providing market-based programs that:
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Attract and reward highly qualified employees
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Align with critical business goals and objectives
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Link to the performance results relevant to the business segment and Prudential
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Retain top performers
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Pay for results and differentiate levels of performance
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Foster behaviors and contributions that promote Prudential's success
The components of compensation for a Vice President in PGIM Investments consists of base salary, annual incentive compensation and long term incentive compensation.
Base Pay Overview: The Prudential compensation structure is organized in grades, each with its own minimum and maximum base pay (i.e., salary). The grades reflect pay patterns in the market. Each job in the plan—from CEO through an entry-level job—is included in one of the grades. The main determinant of placement in the base pay structure is market data. On an annual basis, Corporate

Compensation collects and analyzes market data to determine if any change to the placement of job in the structure is necessary to maintain market competitiveness. If necessary, structural compensation changes (e.g., increases to base pay minimum and maximums) will be effective on the plan's effective date for base pay increases.
Annual Incentive Compensation Overview: The plan provides an opportunity for all participants to share in the annual results of Prudential, as well as the results of their division or profit center. Results are reviewed and incentive payments are made as early as practicable after the close of the plan year. Incentive payments are awarded based on organizational performance—which determines the available dollar amounts—and individual performance. Individual performance will be evaluated on the basis of contributions relative to others in the organization. Incentive payments are granted from a budgeted amount of money that is made available by the Company. Initial budgets are developed by determining the competitive market rates for incentives as compared to our comparator companies. Each organization's budget pool may be increased or decreased based on organizational performance. Organizational performance is determined by a review of performance relative to our comparator group, as well as key measures indicated in our business plan, such as Return on Required Equity (RORE), earnings and revenue growth.
Long Term Incentive Compensation Overview: In addition, executives at the Vice President level and above are eligible to participate in a long term incentive program to provide an ownership stake in Prudential Financial. Long-Term incentives currently consist of restricted stock and stock options. The stock options vest  1∕3 per year over 3 years and the restricted stock vests 100% at the end of 3 years.
CONFLICTS OF INTEREST. PGIM Investments follows Prudential Financial's policies on business ethics, personal securities trading by investment personnel, and information barriers and has adopted a code of ethics, allocation policies, supervisory procedures and conflicts of interest policies, among other policies and procedures, which are designed to ensure that clients are not harmed by these potential or actual conflicts of interests; however, there is no guarantee that such policies and procedures will detect and ensure avoidance, disclosure or mitigation of each and every situation in which a conflict may arise.
PGIM, Inc.
COMPENSATION. The base salary of an investment professional in the PGIM Fixed Income unit of PGIM is primarily based on market data relative to similar positions as well as the past performance, years of experience and scope of responsibility of the individual. PGIM Fixed Income is allocated an overall incentive pool based on the investment and financial performance of the business. Incentive compensation for investment professionals, including the annual cash bonus, the long-term equity grant and grants under PGIM Fixed Income’s long-term incentive plans, is primarily based on such person’s contribution to PGIM Fixed Income’s goal of providing investment performance to clients consistent with portfolio objectives, guidelines, risk parameters, and its compliance risk management and other policies, as well as market-based data such as compensation trends and levels of overall compensation for similar positions in the asset management industry. In addition, an investment professional’s qualitative contributions to the organization and its commercial success are considered in determining incentive compensation. Incentive compensation is not solely based on the performance of, or value of assets in, any single account or group of client accounts.
The PGIM Fixed Income unit within PGIM Limited (“PGIM Fixed Income (U.K.)”) has adopted a remuneration policy in relation to activities conducted through the entities authorized and regulated by the FCA in the United Kingdom. The remuneration policy is intended to be compliant with the United Kingdom’s Investment Firms Prudential Regime (“IFPR”) and governs the remuneration of PGIM Fixed Income (U.K.) staff and “material risk takers” of PGIM Fixed Income (U.K.) including those that are based outside the United Kingdom.
An investment professional’s annual cash bonus is paid from an annual incentive pool. The pool is developed as a percentage of PGIM Fixed Income’s operating income and the percentage used to calculate the pool may be refined by factors such as:
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business initiatives;
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the number of investment professionals receiving a bonus and related peer group compensation;
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financial metrics of the business relative to those of appropriate peer groups; and
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investment performance of portfolios: relative to appropriate peer groups; and/or as measured against relevant investment indices.
Long-term compensation consists of Prudential Financial, Inc. restricted stock and grants under the long-term incentive plan and targeted long-term incentive plan. The long-term incentive plan is intended to align compensation with investment performance. The targeted long-term incentive plan is intended to align the interests of certain of PGIM Fixed Income’s investment professionals with the performance of the particular alternative investment strategies or commingled investment vehicles they manage. Grants under the long-term incentive plan and targeted long-term incentive plan are participation interests in notional accounts with a beginning value of a specified dollar amount. For the long-term incentive plan, the value attributed to these notional accounts increases or decreases over a defined period of time based on the performance of investment composites representing a number of PGIM Fixed Income’s investment strategies. With respect to targeted long-term incentive awards, the value attributed to the notional accounts increases or decreases over a defined period of time based (as applicable) on the performance of either a composite of particular alternative investment strategies or a commingled investment vehicle. An investment composite is an aggregation of accounts with similar investment strategies. The head of PGIM Fixed Income also receives performance shares which represent the right to receive shares of Prudential Financial, Inc. common stock conditioned upon, and subject to, the achievement of specified financial performance goals by Prudential Financial, Inc. Each of the restricted stock, grants under the long-term incentive plans, and performance shares is subject to vesting requirements.
CONFLICTS OF INTEREST. Like other investment advisers, PGIM Fixed Income is subject to various conflicts of interest in the ordinary course of its business. PGIM Fixed Income strives to identify potential risks, including conflicts of interest, that are inherent in its business, and PGIM Fixed Income conducts annual conflict of interest reviews. However, it is not possible to identify every potential conflict that can arise. When actual or potential conflicts of interest are identified, PGIM Fixed Income seeks to address such conflicts through one or more of the following methods:
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elimination of the conflict;
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disclosure of the conflict; or
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management of the conflict through the adoption of appropriate policies, procedures or other mitigants.
PGIM Fixed Income follows the policies of Prudential Financial, Inc. on business ethics, personal securities trading, and information barriers. PGIM Fixed Income has adopted a code of ethics, allocation policies and conflicts of interest policies, among others, and has adopted supervisory procedures to monitor compliance with its policies. PGIM Fixed Income cannot guarantee, however, that its policies and procedures will detect and prevent, or result in the disclosure of, each and every situation in which a conflict arises or could potentially arise.
Side-by-Side Management of Accounts and Related Conflicts of Interest. PGIM Fixed Income’s side-by-side management of multiple accounts can create conflicts of interest. Examples are detailed below, followed by a discussion of how PGIM Fixed Income addresses these conflicts.
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Performance Fees - PGIM Fixed Income manages accounts with asset-based fees alongside accounts with performance-based fees. This side-by-side management creates an incentive for PGIM Fixed Income and its investment professionals to favor one account over another. Specifically, PGIM Fixed Income or its affiliates have an incentive to favor accounts for which PGIM Fixed Income or an affiliate receives performance fees, and possibly take greater investment risks in those accounts, in order to bolster performance and increase its fees.
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Affiliated accounts - PGIM Fixed Income manages accounts on behalf of its affiliates as well as unaffiliated accounts. PGIM Fixed Income has an incentive to favor accounts of affiliates over others. Additionally, at times, PGIM Fixed Income’s affiliates provide initial funding or otherwise invest in vehicles managed by it, for example by providing “seed capital” for a fund or account. Managing “seeded” accounts alongside “non-seeded” accounts creates an incentive to favor the “seeded” accounts to establish a track record for a new strategy or product. Additionally, PGIM Fixed Income’s affiliated investment advisers from time to time allocate their asset allocation clients’ assets to PGIM Fixed Income. PGIM Fixed Income has an incentive to favor accounts used by its affiliates for their asset allocation clients to receive more assets from its affiliates.
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Larger accounts/higher fee strategies - larger accounts and clients typically generate more revenue than do smaller accounts or clients and certain of PGIM Fixed Income’s strategies have higher fees than others. As a result, a portfolio manager could have an incentive when allocating scarce investment opportunities to favor accounts that pay a higher fee or generate more income for PGIM Fixed Income (or which it believes would generate more revenue in the future).
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Long only and long/short accounts - PGIM Fixed Income manages accounts that only allow it to hold securities long as well as accounts that permit short selling. As a result, there are times when PGIM Fixed Income sells a security short in some client accounts while holding the same security long in other client accounts. These short sales could reduce the value of the securities held in the long only accounts. Conversely, purchases for long only accounts could have a negative impact on the short positions in long/short accounts. Consequently, PGIM Fixed Income has conflicts of interest in determining the timing and direction of investments.
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Securities of the same kind or class - PGIM Fixed Income sometimes buys or sells, or direct or recommend that a client buy or sell, securities of the same kind or class that are purchased or sold for another client at prices that may be different. Although such pricing differences could appear as preferences for one client over another, PGIM Fixed Income’s trade execution in each case is driven by its consideration of a variety of factors consistent with its duty to seek best execution. There are times when PGIM Fixed Income executes trades in securities of the same kind or class in one direction for an account and in the opposite direction for another account, or it determines not to trade securities in one or more accounts while trading for others. While such trades (or a decision not to trade) could appear inconsistent in how PGIM Fixed Income views or treats a security for one client versus another, they generally result from differences in investment strategy, portfolio composition or client direction.
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Investment at different levels of an issuer’s capital structure— There are times when PGIM Fixed Income invests client assets in the same issuer, but at different levels in the issuer’s capital structure. This could occur, for instance, when a client holds private securities or loans of an issuer and other clients hold publicly traded securities of the same issuer. In addition, there are times when PGIM Fixed Income invests client assets in a class or tranche of securities of a securitized finance vehicle (such as a collateralized loan obligation, asset-backed security or mortgage-backed security) and also, at the same or different time, invests the assets of another client (including affiliated clients) in a different class or tranche of securities of the same vehicle. These different securities can have different voting rights, dividend or repayment priorities, rights in bankruptcy or other features that conflict with one another.

For some of these securities (particularly private securitized product investments for which clients own all or a significant portion of the outstanding securities or obligations), PGIM Fixed Income has had, input regarding the characteristics and the relative rights and priorities of the various classes or tranches.
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When PGIM Fixed Income invests client assets in different levels of an issuer’s capital structure, it is permitted to take actions with respect to the assets held by one client (including affiliated clients) that are potentially adverse to other clients, for example, by foreclosing on loans or by putting an issuer into default. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers, PGIM Fixed Income could find that the interests of a client and the interests of one or more other clients (including affiliated clients) could conflict. In these situations, decisions over proxy voting, corporate reorganizations, how to exit an investment, bankruptcy matters (including, for example, whether to trigger an event of default or the terms of any workout) or other actions or inactions can result in conflicts of interest. Similarly, if an issuer in which a client and one or more other clients directly or indirectly hold different classes of securities encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including potential conflicts over proposed waivers and amendments to debt covenants). For example, a senior bond holder or lender might prefer a liquidation of the issuer in which it could be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders or junior bond holders. There will be times where PGIM Fixed Income refrains from taking certain actions (including participating in workouts and restructurings) or making investments on behalf of certain clients or where PGIM Fixed Income determine to sell investments for certain clients, in each case in order to mitigate conflicts of interest or legal, regulatory or other risks to PGIM Fixed Income This could potentially disadvantage the clients on whose behalf the actions are not taken, investments are not made, or investments are sold. Conversely, in other cases, PGIM Fixed Income will not refrain from taking such actions or making investments on behalf of some clients (including affiliated clients), which could potentially disadvantage other clients. Any of the foregoing (or similar) conflicts of interest will be resolved or managed on a case-by-case basis (including, where determined to be required, by escalating matters to, and seeking direction and guidance from, senior management). Any such resolution will take into consideration the interests of the relevant clients, the circumstances giving rise to the conflict and applicable laws.
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Financial interests of investment professionals - PGIM Fixed Income investment professionals from time to time invest in certain investment vehicles that it manages, including exchanged-traded funds (“ETFs”), mutual funds and (through a retirement plan) collective investment trusts. Also, certain of these investment vehicles are options under the 401(k) and deferred compensation plans offered by Prudential Financial, Inc. In addition, the value of grants under PGIM Fixed Income’s long-term incentive plan and targeted long-term incentive plan is affected by the performance of certain client accounts. As a result, PGIM Fixed Income investment professionals have financial interests in accounts managed by PGIM Fixed Income and/or that are related to the performance of certain client accounts.
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Non-discretionary/limited discretion accounts - PGIM Fixed Income provides non-discretionary and limited discretion investment advice to some clients and manages others on a fully discretionary basis. Trades in non-discretionary accounts or accounts where discretion is limited could occur before, in concert with, or after PGIM Fixed Income executes similar trades in its discretionary accounts. The non-discretionary/limited discretion clients may be disadvantaged if PGIM Fixed Income delivers investment advice to them after it initiates trading for the discretionary clients, or vice versa. Furthermore, a non-discretionary/limited discretion client may not be able to participate in trades if there is a delay in receiving such client’s consent. In some cases, when such a client requests additional information prior to giving its consent, PGIM Fixed Income is prohibited from sharing information because, for example, the information is non-public.
How PGIM Fixed Income Addresses These Conflicts of Interest. PGIM Fixed Income has developed policies and procedures reasonably designed to address the conflicts of interest with respect to its different types of side-by-side management described above.
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Each quarter, the head of PGIM Fixed Income holds a series of meetings with the senior portfolio manager and team responsible for the management of each of PGIM Fixed Income’s investment strategies. At each of these quarterly investment strategy review meetings, the head of PGIM Fixed Income and the strategy’s portfolio management team review and discuss the investment performance and performance attribution for client accounts managed in the strategy. These meetings generally are also attended by one or both of the co-chief investment officers, the head of quantitative analysis and risk management or his designee and a member of the compliance group, among others.
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In keeping with PGIM Fixed Income’s fiduciary obligations, its policy with respect to trade aggregation and allocation is to treat all of its client accounts fairly and equitably over time. PGIM Fixed Income’s trade management oversight committee, which generally meets quarterly, is responsible for providing oversight with respect to trade aggregation and allocation. Its compliance group periodically reviews a sampling of new issue allocations and related documentation to confirm compliance with the trade aggregation and allocation policy. In addition, the compliance and investment risk management groups review forensic reports regarding new issue and secondary trade activity on a quarterly basis. This forensic analysis includes such data as the: number of new issues allocated in the strategy; size of new issue allocations to each portfolio in the strategy; profitability of new issue transactions; portfolio turnover; and metrics related to large and block trade activity. The results of these analyses are reviewed and discussed at PGIM Fixed Income’s trade management oversight committee meetings. The procedures above are designed to detect patterns and anomalies in PGIM Fixed Income’s side-by-side management and trading so that it may assess and improve its processes.
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PGIM Fixed Income has procedures that specifically address its side-by-side management of certain long/short and long only portfolios. These procedures address potential conflicts that could arise from differing positions between long/short and long only portfolios. In addition, lending opportunities with respect to securities for which the market is demanding a slight premium rate over normal market rates are allocated to long only accounts prior to allocating the opportunities to long/short accounts.

Conflicts Related to PGIM Fixed Income’s Affiliations. As a business unit of PGIM, Inc., an indirect wholly-owned subsidiary of Prudential Financial, Inc., PGIM Fixed Income is part of a diversified, global financial services organization. PGIM Fixed Income is affiliated with many types of U.S. and non-U.S. financial service providers, including insurance companies, broker-dealers, commodity trading advisors, commodity pool operators and other investment advisers. Some of its employees are officers of and/or provide services to some of these affiliates.
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Conflicts Related to Investment of Client Assets in Affiliated Funds. PGIM Fixed Income invests client assets in funds that it manages or subadvises for one or more affiliates. PGIM Fixed Income also invests cash collateral from securities lending transactions in some of these funds. These investments benefit PGIM Fixed Income and/or its affiliate through increasing assets under management and/or fees.
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Conflicts Related to Referral Fees to Affiliates. From time to time, PGIM Fixed Income has arrangements where PGIM Fixed Income compensates affiliated parties for client referrals. PGIM Fixed Income also has arrangements with an affiliated entity which provide for payments to an affiliate if certain investments by others are made in certain of PGIM Fixed Income’s products or if PGIM Fixed Income establishes certain other advisory relationships. These investments benefit both PGIM Fixed Income and its affiliates through increasing assets under management and fees.
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Conflicts Related to Co-investment by Affiliates. PGIM Fixed Income affiliates provide initial funding to or otherwise invest in certain vehicles it manages. When certain of its affiliates provide “seed capital” or other capital for a fund, they generally do so with the intention of redeeming all or part of their interest at a future point in time or when they deem that sufficient additional capital has been invested in that fund.
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The timing of a redemption by an affiliate could benefit the affiliate. For example, the fund may be more liquid at the time of the affiliate’s redemption than it is at times when other investors may wish to withdraw all or part of their interests.
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In addition, a consequence of any withdrawal of a significant amount, including by an affiliate, is that investors remaining in the fund will bear a proportionately higher share of fund expenses following the redemption.
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PGIM Fixed Income could also face a conflict if the interests of an affiliated investor in a fund it manages diverge from those of the fund or other investors. For example, PGIM Fixed Income affiliates, from time to time, hedge some or all of the risks associated with their investments in certain funds PGIM Fixed Income manages. PGIM Fixed Income may provide assistance in connection with this hedging activity.
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Insurance Affiliate General Accounts. Because of the substantial size of the general accounts of PGIM Fixed Income’s affiliated insurance companies (the “Insurance Affiliates”), trading by these general accounts, including PGIM Fixed Income’s trades on behalf of the accounts, may affect the market prices or limit the availability of the securities or instruments transacted. Although PGIM Fixed Income does not expect that the general accounts of affiliated insurers will execute transactions that will move a market frequently, and generally only in response to unusual market or issuer events, the execution of these transactions could have an adverse effect on transactions for or positions held by other clients.
PGIM Fixed Income believes that the conflicts related to its affiliations described above are mitigated by its allocation policies and procedures, its supervisory review of accounts and its procedures with respect to side-by-side management, including of long only and long/short accounts.
Conflicts Related to Financial Interests and the Financial Interests of Affiliates.
Prudential Financial, the general accounts of the Insurance Affiliates, PGIM Fixed Income and other affiliates of PGIM at times have financial interests in, or relationships with, companies whose securities or related instruments PGIM Fixed Income holds, purchases or sells in its client accounts. Certain of these interests and relationships are material to PGIM Fixed Income or to the Prudential enterprise. At any time, these interests and relationships could be inconsistent or in potential or actual conflict with positions held or actions taken by PGIM Fixed Income on behalf of PGIM Fixed Income’s client accounts. For example:
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PGIM Fixed Income invests in the securities of one or more clients for the accounts of other clients.
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PGIM Fixed Income’s affiliates sell various products and/or services to certain companies whose securities PGIM Fixed Income purchases and sells for PGIM Fixed Income clients.
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PGIM Fixed Income invests in the debt securities of companies whose equity is held by its affiliates.
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PGIM Fixed Income’s affiliates hold public and private debt and equity securities of a large number of issuers. PGIM Fixed Income invests in some of the same issuers for other client accounts. For example:
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Affiliated accounts have held and can in the future hold the senior debt of an issuer whose subordinated debt is held by PGIM Fixed Income’s clients or hold secured debt of an issuer whose public unsecured debt is held in client accounts. See “Investment at different levels of an issuer’s capital structure” above for additional information regarding conflicts of interest resulting from investment at different levels of an issuer’s capital structure.
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To the extent permitted by applicable law, PGIM Fixed Income can also invest client assets in offerings of securities the proceeds of which are used to repay debt obligations held in affiliated accounts or other client accounts. PGIM Fixed Income’s interest in having the debt repaid creates a conflict of interest. PGIM Fixed Income has adopted a refinancing policy to address this conflict.
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Certain of PGIM Fixed Income’s affiliates’ directors or officers are directors or officers of issuers in which PGIM Fixed Income invests from time to time. These issuers could also be service providers to PGIM Fixed Income or its affiliates.

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In addition, PGIM Fixed Income can invest client assets in securities backed by commercial mortgage loans that were originated or are serviced by an affiliate.
In general, conflicts related to the financial interests described above are addressed by the fact that PGIM Fixed Income makes investment decisions for each client independently considering the best economic interests of such client, under the circumstances.
Conflicts Arising Out of Legal and Regulatory Restrictions.
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At times, PGIM Fixed Income is restricted by law, regulation, executive order, contract or other constraints as to how much, if any, of a particular security it can purchase or sell on behalf of a client, and as to the timing of such purchase or sale. Sometimes these restrictions apply as a result of its relationship with Prudential Financial and other affiliates. For example, PGIM Fixed Income does not purchase securities issued by Prudential Financial or other affiliates for client accounts.
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In certain instances, PGIM Fixed Income’s ability to buy or sell or transact for one or more client accounts will be constrained as a result of its voluntary or involuntary receipt of material, non-public information, various insider trading laws and related legal requirements. For example, PGIM Fixed Income would generally be unable to invest in, divest securities of or share investment analyses regarding companies for which it possesses material, non-public information, and such inability (which could last for an uncertain period of time until the information is no longer deemed material or non-public) can result in it being unable to buy, sell or transact for one or more client accounts or to take other actions that would otherwise be to the benefit of one or more clients.
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PGIM Fixed Income faces conflicts of interest in determining whether to accept material, non-public information. For example, PGIM Fixed Income has sought with respect to the management of investments in certain loans for clients, to retain the ability to purchase and sell other securities in the borrower’s capital structure by remaining “public” on the loan. In such cases, PGIM Fixed Income will seek to avoid receiving material, non-public information about the borrowers to which an account can or expects to lend or has lent (through assignments, participations or otherwise), which could place an account at an information disadvantage relative to other accounts and lenders. Conversely, PGIM Fixed Income has chosen to receive material, non-public information about certain borrowers for its clients that invest in bank loans, which has restricted its ability to trade in other securities of the borrowers for its clients that invest in corporate bonds.
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PGIM Fixed Income’s holdings of a security on behalf of its clients are required, under certain regulations, to be aggregated with the holdings of that security by other Prudential Financial affiliates. These holdings could, on an aggregate basis, exceed certain reporting or ownership thresholds. These aggregated holdings are centrally tracked and PGIM Fixed Income or Prudential Financial can choose to restrict purchases, sell existing positions, or otherwise restrict, forgo, or limit the exercise of rights to avoid crossing such thresholds because of the potential consequences to PGIM Fixed Income or Prudential Financial if such thresholds are exceeded.
Conflicts Related to Investment Consultants. Many of PGIM Fixed Income’s clients and prospective clients retain investment consultants (including discretionary investment managers and OCIO providers) to advise them on the selection and review of investment managers (including with respect to the selection of investment funds). PGIM Fixed Income has dealings with these investment consultants in their roles as discretionary managers or non-discretionary advisers to their clients. PGIM Fixed Income also has independent business relationships with investment consultants.
PGIM Fixed Income provides investment consultants with information about accounts that it manages for the consultant’s clients (and similarly, PGIM Fixed Income provides information about funds in which such clients are invested), in each case pursuant to authorization from the clients. PGIM Fixed Income also provides information regarding its investment strategies to investment consultants, who use that information in connection with searches that they conduct for their clients. PGIM Fixed Income often responds to requests for proposals in connection with those searches.
Other interactions PGIM Fixed Income has with investment consultants include the following:
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it provides advisory services to the proprietary accounts of investment consultants and/or their affiliates, and advisory services to funds offered by investment consultants and/or their affiliates;
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it invites investment consultants to events or other entertainment hosted by PGIM Fixed Income;
◾
it purchases software applications, market data, access to databases, technology services and other products or services from certain investment consultants; and
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it sometimes pays for the opportunity to participate in conferences organized by investment consultants.
PGIM Fixed Income will provide clients with information about its relationship with the client’s investment consultant upon request. In general, PGIM Fixed Income relies on the investment consultant to make the appropriate disclosure to its clients of any conflict that the investment consultant believes to exist due to its business relationships with PGIM Fixed Income.
A client’s relationship with an investment consultant could result in restrictions in the eligible securities or trading counterparties for the client’s account. For example, accounts of certain clients (including clients that are subject to ERISA) can be restricted from investing in securities issued by the client’s consultant or its affiliates and from trading with, or participating in transactions involving, counterparties that are affiliated with the investment consultant. In some cases, these restrictions could have a material impact on account performance.

Conflicts Related to Service Providers. PGIM Fixed Income retains third party advisors and other service providers to provide various services for PGIM Fixed Income as well as for funds that PGIM Fixed Income manages or subadvises. Some service providers provide services to PGIM Fixed Income or one of PGIM Fixed Income’s funds while also providing services to other PGIM units, other PGIM-advised funds, or affiliates of PGIM, and negotiate rates in the context of the overall relationship. PGIM Fixed Income can benefit from negotiated fee rates offered to its funds and vice versa. There is no assurance, however, that PGIM Fixed Income will be able to obtain or maintain advantageous fee rates from a given service provider negotiated by its affiliates based on their relationship with the service provider, or that PGIM Fixed Income will know of such negotiated fee rates.
Conflicts Related to Valuation and Fees.
When client accounts hold illiquid or difficult to value investments, PGIM Fixed Income faces a conflict of interest when making recommendations regarding the value of such investments since its fees are generally based on the value of assets under management. PGIM Fixed Income could be viewed as having an incentive to value investments at higher valuations. PGIM Fixed Income believes that its valuation policies and procedures mitigate this conflict effectively and enable it to value client assets fairly and in a manner that is consistent with the client’s best interests. In addition, unless otherwise instructed by clients , fees are calculated from custodian and/or administrator pricing and not our internal valuations.
Conflicts Related to Securities Lending and Reverse Repurchase Fees.
When PGIM Fixed Income manages a client account and also serves as securities lending agent and/or engages in reverse repurchase transactions for the account, PGIM Fixed Income is compensated for its securities lending and reverse repurchase services by receiving a portion of the proceeds generated from the securities lending and reverse repurchase activities of the account. PGIM Fixed Income could, therefore, be considered to have an incentive to invest in securities that would generate higher securities lending and reverse repurchase returns, even if these investments were not otherwise in the best interest of the client account. In addition, if PGIM Fixed Income is acting as securities lending agent and providing reverse repurchase services, PGIM Fixed Income may be incented to select the less costly alternative to increase its revenues.
Conflicts Related to Long-Term Compensation. As a result of the long-term incentive plan and targeted long-term incentive plan, PGIM Fixed Income’s portfolio managers from time to time have financial interests related to the investment performance of some, but not all, of the accounts they manage. For example, the performance of some client accounts is not reflected in the calculation of changes in the value of participation interests under PGIM Fixed Income’s long-term incentive plan. This may be because the composite representing the strategy in which the account is managed is not one of the composites included in the calculation or because the account is excluded from a specified composite due to guideline restrictions or other factors. In addition, the performance of only a small number of its investment strategies is covered under PGIM Fixed Income’s targeted long-term incentive plan. Further, for certain PGIM Fixed Income investment professionals, participation interests in the targeted long-term incentive plan constitute a significant percentage of their total long-term compensation. To address potential conflicts related to these financial interests, PGIM Fixed Income has procedures, including trade allocation and supervisory review procedures, designed to confirm that each of its client accounts is managed in a manner that is consistent with PGIM Fixed Income’s fiduciary obligations, as well as with the account’s investment objectives, investment strategies and restrictions. For example, the head of PGIM Fixed Income reviews performance among similarly managed accounts on a quarterly basis during a series of meetings with the senior portfolio manager and team responsible for the management of each investment strategy. These quarterly investment strategy review meetings generally are also attended by one or both of our co-chief investment officers, the head of quantitative analysis and risk management or his designee and a member of the compliance group, among others.
Conflicts Related to the Offer and Sale of Securities. Certain of PGIM Fixed Income’s employees offer and sell securities of, and interests in, commingled funds that it manages or subadvises. Employees offer and sell securities in connection with their roles as registered representatives of an affiliated broker-dealer, officers of an affiliated trust company, agents of the Insurance Affiliates, approved persons of an affiliated investment adviser or other roles related to such commingled funds. There is an incentive for PGIM Fixed Income’s employees to offer these securities to investors regardless of whether the investment is appropriate for such investor since increased assets in these vehicles will result in increased advisory fees to it. In addition, such sales could result in increased compensation to the employee.
Conflicts Related to Employee/Investment Professional Trading. Personal trading by PGIM Fixed Income employees creates a conflict when they are trading the same securities or types of securities as PGIM Fixed Income trades on behalf of its clients. This conflict is mitigated by PGIM Fixed Income’s personal trading standards and procedures.

Conflicts Related to Outside Business Activity. From time to time, certain of PGIM Fixed Income employees or officers engage in outside business activity, including outside directorships. Any outside business activity is subject to prior approval pursuant to PGIM Fixed Income’s personal conflicts of interest and outside business activities policy. Actual and potential conflicts of interest are analyzed during such approval process. PGIM Fixed Income could be restricted in trading the securities of certain issuers in client portfolios in the unlikely event that an employee or officer, as a result of outside business activity, obtains material, non-public information regarding an issuer.
OTHER SERVICE PROVIDERS
CUSTODIAN. The Bank of New York Mellon Corp., 240 Greenwich Street, New York, New York 10286 serves as Custodian for the Trust's portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Subcustodians provide custodial services for any foreign assets held outside the United States.
TRANSFER AGENT AND SHAREHOLDER SERVICING AGENT. Prudential Mutual Fund Services LLC (PMFS), 655 Broad Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Trust. PMFS is an affiliate of PGIM Investments. PMFS provides customary transfer agency services to the Trust, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, PMFS receives compensation from the Trust and is reimbursed for its transfer agent expenses which include an annual fee per shareholder account, a monthly inactive account fee per shareholder account and its out-of-pocket expenses; including but not limited to postage, stationery, printing, allocable communication expenses and other costs.
BNY Mellon Asset Servicing (US) Inc. (BNYAS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYAS for such services.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, New York 10017-6204 served as the independent registered public accounting firm for the Portfolios for the most recently ended fiscal year, and in that capacity will audit the annual financial statements for the Portfolios for the next fiscal year.
DISTRIBUTOR. The Trust has distribution arrangements with PAD, pursuant to which PAD serves as the distributor for the shares of each Portfolio. PAD is an affiliate of the Manager.
The Trust’s distribution agreement with respect to the Trust and the Portfolios (Distribution Agreement) has been approved by the Board, including a majority of the Independent Trustees. The Distribution Agreement will remain in effect from year to year provided that the Distribution Agreement’s continuance is approved annually by (i) a majority of the Independent Trustees who are not parties to the agreement and, if applicable, who have no direct or indirect financial interest in the operation of the Shareholder Services and Distribution Plan (the 12b-1 Plan) or any such related agreement, by a vote cast in person at a meeting called for the purpose of voting on such Agreements and (ii) either by a vote of a majority of the Trustees or a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, as applicable.
The Trust has adopted the 12b-1 Plan in the manner prescribed under Rule 12b-1 under the 1940 Act.
The 12b-1Plan and any related agreement will continue in effect, with respect to the Portfolio, for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of (a) the Board and (b) the Trust’s Independent Trustees, cast in person at a meeting called for the purpose of voting on the 12b-1Plan or such agreement, as applicable. In addition, the 12b-1Plan and any related agreement may be terminated at any time with respect to the Portfolio by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities representing the shares of the Portfolio. The 12b-1Plan may not be amended to increase materially the amount of distribution and shareholder service fees permissible with respect to the Portfolio until it has been approved by the Board and by a vote of at least a majority of the outstanding voting securities representing the shares of the Portfolio.
SECURITIES LENDING AGENT. Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending (GSAL), serves as the securities lending agent for the Trust, and in that role administers the Portfolios’ securities lending program pursuant to the terms of a securities lending agency agreement entered into between the Trust on behalf of each Portfolio and GSAL.
As securities lending agent, GSAL is responsible for marketing to approved borrowers available securities from each Portfolio’s portfolio.  GSAL is responsible for the administration and management of each Portfolio’s securities lending program, including the preparation and execution  of a participant agreement with each borrower governing the terms and conditions of any securities loan, ensuring that securities loans are properly coordinated and documented with the Portfolio’s custodian, ensuring that loaned securities are daily valued and that the corresponding required cash collateral is delivered by the borrower(s), and arranging for the investment of cash collateral received from borrowers in accordance with each Portfolio’s investment guidelines.
GSAL receives as compensation for its services a portion of the amount earned by each Portfolio for lending securities
The table below sets forth, for the Portfolio’s most recently completed fiscal year, the Portfolio’s gross income received from securities lending activities, the fees and/or other compensation paid by the Portfolio for securities lending activities, and the net income earned by the Portfolio for securities lending activities.  The table below also discloses any other fees or payments incurred by the Portfolio resulting from lending securities.
Securities Lending Activities:
Gross Income from securities lending activities	$192,882
Fees and/or compensation for securities lending activities and related services
Fees paid to securities lending agent from a revenue split	$(594)
Fees paid for any cash collateral management service (including fees deducted from a pooled cash collateral investment vehicle)	$(4,115)
Administrative fees not included in revenue split	$—
Indemnification fee not included in revenue split	$—
Rebate (paid to borrower)	$(181,632)
Other fees not included in revenue split (specify)	$—
Aggregate fees/compensation for securities lending activities	$(186,341)
Net Income from securities lending activities	$6,541
PORTFOLIO TRANSACTIONS & BROKERAGE
The Trust has adopted a policy pursuant to which the Trust and its Investment Manager, subadvisers, and principal underwriter are prohibited from directly or indirectly compensating a broker-dealer for promoting or selling Trust shares by directing brokerage transactions to that broker. The Trust has adopted procedures for the purpose of deterring and detecting any violations of the policy. The policy permits the Trust, the Investment Manager, and the subadvisers to use selling brokers to execute transactions in portfolio securities so long as the selection of such selling brokers is the result of a decision that executing such transactions is in the best interest of the Trust and is not influenced by considerations about the sale of Portfolio shares.
The Investment Manager is responsible for decisions to buy and sell securities, futures contracts and options on such securities and futures for the Trust, the selection of brokers, dealers and futures commission merchants to effect the transactions and the negotiation of brokerage commissions, if any. On a national securities exchange, broker-dealers may receive negotiated brokerage commissions on Trust portfolio transactions, including options, futures, and options on futures transactions and the purchase and sale of underlying securities upon the exercise of options. On a foreign securities exchange, commissions may be fixed. For purposes of this section, the term “Investment Manager” includes the investment subadvisers. Orders may be directed to any broker or futures commission merchant including, to the extent and in the manner permitted by applicable laws, affiliates of the Investment Manager and/or subadvisers (an affiliated broker). Brokerage commissions on US securities, options and futures exchanges or boards of trade are subject to negotiation between the Investment Manager and the broker or futures commission merchant.
In the over-the-counter market, securities are generally traded on a “net” basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments and US government agency securities may be purchased directly from the issuer, in which case no commissions or discounts are paid. The Trust will not deal with an affiliated broker in any transaction in which an affiliated broker acts as principal except in accordance with the rules of the SEC.
In placing orders for portfolio securities of the Trust, the Investment Manager’s overriding objective is to obtain the best possible combination of favorable price and efficient execution. The Investment Manager seeks to effect such transaction at a price and commission that provides the most favorable total cost of proceeds reasonably attainable in the circumstances. The factors that the Investment Manager may consider in selecting a particular broker, dealer or futures commission merchant (firms) are the Investment Manager’s knowledge of negotiated commission rates currently available and other current transaction costs; the nature of the portfolio transaction; the size of the transaction; the desired timing of the trade; the activity existing and expected in the market for the particular transaction; confidentiality; the execution, clearance and settlement capabilities of the firms; the availability of research and research related services provided through such firms; the Investment Manager’s knowledge of the financial stability of the firms; the Investment

Manager’s knowledge of actual or apparent operational problems of firms; and the amount of capital, if any, that would be contributed by firms executing the transaction. Given these factors, the Trust may pay transaction costs in excess of that which another firm might have charged for effecting the same transaction.
Unless prohibited by applicable law, such as the European Union’s Market in Financial Instruments Directive (“MiFID II”), when the Investment Manager selects a firm that executes orders or is a party to portfolio transactions, relevant factors taken into consideration are whether that firm has furnished research and research-related products and/or services, such as research reports, research compilations, statistical and economic data, computer data bases, quotation equipment and services, research-oriented computer software, hardware and services, reports concerning the performance of accounts, valuations of securities, investment related periodicals, investment seminars and other economic services and consultations. Such services are used in connection with some or all of the Investment Manager’s investment activities; some of such services, obtained in connection with the execution of transactions for one investment account, may be used in managing other accounts, and not all of these services may be used in connection with the Trust. The Investment Manager maintains an internal allocation procedure to identify those firms who have provided them with research and research-related products and/or services, and the amount that was provided, and to endeavor to direct sufficient commissions to them to ensure the continued receipt of those services that the Investment Manager believes provide a benefit to the Trust and its other clients. The Investment Manager makes a good faith determination that the research and/or service is reasonable in light of the type of service provided and the price and execution of the related portfolio transactions.
Under MiFID II, which became effective January 3, 2018, investment managers that are regulated under MiFID II, including the Investment Manager, is no longer able to use soft dollars to pay for research from brokers. Investment managers that are regulated under MiFID II are required to either pay for research out of their own resources or agree with clients to have research costs paid by clients through “research payment accounts” that are funded out of execution commissions or by a specific client research charge, provided that the payments for research are unbundled from the payments for execution. MiFID II limits the ability of certain investment managers to pay for research using soft dollars in various circumstances. MiFID II’s research requirements present various compliance and operational considerations for investment managers and broker-dealers serving clients in both the United States and the European Union, and the Investment Manager has adopted a variety of approaches to complying with the MiFID II requirements.
When the Investment Manager deems the purchase or sale of equities to be in the best interests of the Trust or its other clients, including Prudential, the Investment Manager may, but is under no obligation to, aggregate the transactions in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the transactions, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner they consider to be most equitable and consistent with its fiduciary obligations to its clients. The allocation of orders among firms and the commission rates paid are reviewed periodically by the Trust's Board of Trustees. Portfolio securities may not be purchased from any underwriting or selling syndicate of which any affiliated broker, during the existence of the syndicate, is a principal underwriter (as defined in the 1940 Act), except in accordance with rules of the SEC. This limitation, in the opinion of the Trust, will not significantly affect the Trust's ability to pursue its present investment objective. However, in the future, in other circumstances, the Trust may be at a disadvantage because of this limitation in comparison to other funds with similar objectives but not subject to such limitations.
Subject to the above considerations, an affiliated broker may act as a broker or futures commission merchant for the Trust. In order for an affiliated broker to effect any portfolio transactions for the Trust, the commissions, fees or other remuneration received by the affiliated broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other firms in connection with comparable transactions involving similar securities or futures being purchased or sold on an exchange or board of trade during a comparable period of time. This standard would allow the affiliated broker to receive no more than the remuneration which would be expected to be received by an unaffiliated firm in a commensurate arm's-length transaction. Furthermore, the Board Members of the Trust, including a majority of the non-interested Board Members, have adopted procedures which are reasonably designed to provide that any commissions, fees or other remuneration paid to the affiliated broker (or any affiliate) are consistent with the foregoing standard. In accordance with Section 11 (a) of the 1934 Act, an affiliated broker may not retain compensation for effecting transactions on a national securities exchange for the Trust unless the Trust has expressly authorized the retention of such compensation. The affiliated broker must furnish to the Trust at least annually a statement setting forth the total amount of all compensation retained by it from transactions effected for the Trust during the applicable period. Brokerage transactions with an affiliated broker are also subject to such fiduciary standards as may be imposed upon the broker by applicable law. Transactions in options by the Trust will be subject to limitations established by each of the exchanges governing the maximum number of options which may be written or held by a single investor or group of investors acting in concert, regardless of whether the options are written or held on the same or different exchanges or are written or held in one or more accounts or through one or more brokers. Thus, the number of options which the Trust may write or hold may be affected by options written or held by the Investment Manager and other investment advisory clients of the Investment Manager. An exchange may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

Each Portfolio of the Trust participates in a voluntary commission recapture program available through Capital Institutional Services, Inc. (CAPIS). Subadvisers that choose to participate in the program retain the responsibility to seek best execution and are under no obligation to place any specific trades with a broker available through the program (each, a designated broker). A portion of commissions on trades executed through designated brokers is rebated to a Portfolio as a credit that can be used by the Portfolio to pay expenses of the Portfolio.
The tables below set forth information concerning the payment of brokerage commissions by the Portfolio, including the amount of brokerage commissions paid to any affiliated broker, for the three most recently completed fiscal years, as applicable:
Total Brokerage Commissions Paid by the Portfolios
Portfolio	2022	2021	2020
AST Target Maturity Central Portfolio	$18,779	N/A	N/A
The below table shows the Portfolio's portfolio turnover rates over the two most recently completed fiscal years:
Portfolio Turnover Rate
Portfolio Name	2022	2021
AST Target Maturity Central Portfolio	362%	N/A
ADDITIONAL INFORMATION
FUND HISTORY. The Trust is a managed, open-end investment company organized as a Massachusetts business trust, the separate Portfolios of which are diversified, unless otherwise indicated. The Trust was organized under the laws of Massachusetts on October 31, 1988. Formerly, the Trust was known as the Henderson International Growth Fund, which consisted of only one Portfolio. The investment manager was Henderson International, Inc. Shareholders of what was, at the time, the Henderson International Growth Fund, approved certain changes in a meeting held April 17, 1992. These changes included engagement of a new investment manager, engagement of a Subadviser, and election of new Trustees. Subsequent to that meeting, the new Trustees adopted a number of resolutions, including, but not limited to, resolutions renaming the Trust. Since that time the Trustees have adopted a number of resolutions, including, but not limited to, making new Portfolios available and adopting forms of Investment Management Agreements and subadvisory Agreements between the Investment Managers and the Trust and the Investment Managers and each subadviser, respectively.
The following Portfolios are currently offered:
Portfolio	Approximate Date of First Offering or Commencement of Operations
AST Academic Strategies Asset Allocation Portfolio	December 5, 2005
AST Advanced Strategies Portfolio	March 20, 2006
AST Balanced Asset Allocation Portfolio	December 5, 2005
AST Bond Portfolio 2023	January 3, 2012
AST Bond Portfolio 2024	January 2, 2013
AST Bond Portfolio 2025	January 2, 2014
AST Bond Portfolio 2026	January 2, 2015
AST Bond Portfolio 2027	January 4, 2016
AST Bond Portfolio 2028	January 3, 2017
AST Bond Portfolio 2029	January 2, 2018
AST Bond Portfolio 2030	January 2, 2019
AST Bond Portfolio 2031	January 2, 2020
AST Bond Portfolio 2032	January 4, 2021
AST Bond Portfolio 2033	January 2, 2022
AST Bond Portfolio 2034	January 3, 2023
AST Capital Growth Asset Allocation Portfolio	December 5, 2005
AST ClearBridge Dividend Growth Portfolio	February 25, 2013
AST Cohen & Steers Realty Portfolio	January 2, 1998
AST Core Fixed Income Portfolio	November 19, 2007
AST Emerging Markets Equity Portfolio	May 1, 2008

Portfolio	Approximate Date of First Offering or Commencement of Operations
AST Global Bond Portfolio	July 13, 2015
AST Government Money Market Portfolio	November 10, 1992
AST High Yield Portfolio	January 4, 1994
AST International Equity Portfolio	January 2, 1997
AST Investment Grade Bond Portfolio	January 28, 2008
AST J.P. Morgan Fixed Income Central Portfolio	November 29, 2022
AST J.P. Morgan Global Thematic Portfolio	November 19, 2007
AST J.P. Morgan Tactical Preservation Portfolio	May 4, 1993
AST Large-Cap Core Portfolio	April 29, 2013
AST Large-Cap Growth Portfolio	May 1, 1996
AST Large-Cap Value Portfolio	January 4, 1994
AST MFS Global Equity Portfolio	October 18, 1999
AST Mid-Cap Growth Portfolio	May 1, 2000
AST Mid-Cap Value Portfolio	May 4, 1993
AST Multi-Sector Fixed Income Portfolio	February 25, 2013
AST PGIM Fixed Income Central Portfolio	June 27, 2022
AST Preservation Asset Allocation Portfolio	December 5, 2005
AST Prudential Growth Allocation Portfolio	March 20, 2006
AST Quantitative Modeling Portfolio	May 2, 2011
AST Small-Cap Growth Portfolio	January 4, 1994
AST Small-Cap Value Portfolio	January 2, 1997
AST T. Rowe Price Asset Allocation Portfolio	January 4, 1994
AST T. Rowe Price Growth Opportunities Portfolio	February 10, 2014
AST T. Rowe Price Fixed Income Central Portfolio	October 26, 2022
AST T. Rowe Price Natural Resources Portfolio	May 2, 1995
AST Target Maturity Central Portfolio	April 25, 2022
The following Portfolios have changed their name within the past five years:
Portfolio	Approximate Effective Date of Name Change	Previous Portfolio Name
AST MFS Growth Allocation Portfolio	April 29, 2019	AST New Discovery Asset Allocation Portfolio
AST Mid-Cap Growth Portfolio	April 29, 2019	AST Goldman Sachs Mid-Cap Growth Portfolio
AST Cohen & Steers Global Realty Portfolio	April 29, 2019	AST Global Real Estate Portfolio
AST Large-Cap Core Portfolio	April 27, 2020	AST QMA Large-Cap Portfolio
AST Emerging Markets Equity Portfolio	April 27, 2020	AST Parametric Emerging Markets Equity Portfolio
AST Global Bond Portfolio	November 16, 2020	AST Wellington Management Global Bond Portfolio
AST Mid-Cap Value Portfolio	February 22, 2021	AST Neuberger Berman/LSV Mid-Cap Value Portfolio
AST J.P. Morgan Tactical Preservation Portfolio	February 22, 2021	AST J.P. Morgan Strategic Opportunities Portfolio
AST Franklin 85/15 Diversified Allocation Portfolio	April 26, 2021	AST Legg Mason Diversified Growth Portfolio
AST Large-Cap Value Portfolio	February 14, 2022	AST Hotchkis & Wiley Large-Cap Value Portfolio
AST Core Fixed Income Portfolio	February 14, 2022	AST Western Asset Core Plus Bond Portfolio
AST Large-Cap Growth Portfolio	June 13, 2022	AST T. Rowe Price Large-Cap Growth
AST Moderate Multi-Asset Portfolio	June 13, 2022	AST Allianz GI World Trends Portfolio
AST International Equity Portfolio	March 13, 2023	AST International Growth Portfolio
The following reorganizations or liquidations occurred within the past five years:
Portfolio	Approximate Effective Date of Name Change	Previous Portfolio Name
AST BlackRock Multi-Asset Income Portfolio	April 27, 2018	N\A; Liquidated

Portfolio	Approximate Effective Date of Name Change	Previous Portfolio Name
AST Western Asset Core Plus Bond Portfolio	September 17, 2018	AST Lord Abbett Core Fixed Income Portfolio
AST Bond Portfolio 2018	December 31, 2018	N\A; Liquidated
AST T. Rowe Price Diversified Real Growth Portfolio	January 28, 2019	AST Columbia Adaptive Risk Allocation Portfolio
AST T. Rowe Price Large-Cap Value Portfolio	April 29, 2019	AST Goldman Sachs Large-Cap Value Portfolio
AST Emerging Managers Diversified Portfolio	June 28, 2019	N\A; Liquidated
AST Morgan Stanley Multi-Asset Portfolio	June 28, 2019	N\A; Liquidated
AST Wellington Management Real Total Return Portfolio	June 28, 2019	N\A; Liquidated
AST Bond Portfolio 2019	December 31, 2019	N\A; Liquidated
AST Managed Alternatives Portfolio	April 24, 2020	N\A; Liquidated
AST Managed Equity Portfolio	April 24, 2020	N\A; Liquidated
AST Managed Fixed Income Portfolio	April 24, 2020	N\A; Liquidated
AST Prudential Flexible Multi-Strategy Portfolio	April 27, 2020	AST Franklin Templeton K2 Global Absolute Return Portfolio
AST T. Rowe Price Diversified Real Growth Portfolio	April 27, 2020	AST Goldman Sachs Global Growth Allocation Portfolio
AST FQ Absolute Return Currency Portfolio	August 14, 2020	N\A; Liquidated
AST Jennison Global Infrastructure Portfolio	August 14, 2020	N\A; Liquidated
AST Neuberger Berman Long/Short Portfolio	August 14, 2020	N\A; Liquidated
AST Emerging Markets Equity Portfolio	August 17, 2020	AST AQR Emerging Markets Equity Portfolio
AST Large-Cap Core Portfolio	August 17, 2020	AST AQR Large-Cap Portfolio
AST Global Bond Portfolio	November 16, 2020	AST AB Global Bond Portfolio
AST Global Bond Portfolio	November 16, 2020	AST Templeton Global Bond Portfolio
AST Global Bond Portfolio	November 16, 2020	AST Goldman Sachs Global Income Portfolio
AST Global Bond Portfolio	November 16, 2020	AST PIMCO Dynamic Bond Portfolio
AST Bond Portfolio 2020	December 31, 2020	N\A; Liquidated
AST J.P. Morgan Tactical Preservation Portfolio	February 22, 2021	AST Goldman Sachs Multi-Asset Portfolio
AST Mid-Cap Value Portfolio	February 22, 2021	AST WEDGE Capital Mid-Cap Value Portfolio
AST Large-Cap Core Portfolio	October 15, 2021	AST QMA U.S. Equity Alpha Portfolio
AST T. Rowe Price Asset Allocation Portfolio	October 15, 2021	AST Fidelity Institutional AM Quantitative Portfolio
AST Dimensional Global Core Allocation Portfolio	October 15, 2021	N\A; Liquidated
AST Bond Portfolio 2021	December 31, 2021	N\A; Liquidated
AST Western Asset Core Plus Bond Portfolio	February 14, 2022	AST BlackRock Low Duration Bond Portfolio
AST Western Asset Core Plus Bond Portfolio	February 14, 2022	AST BlackRock/Loomis Sayles Bond Portfolio
AST Western Asset Core Plus Bond Portfolio	February 14, 2022	AST Prudential Core Bond Portfolio
AST Hotchkis & Wiley Large-Cap Value Portfolio	February 14, 2022	AST MFS Large-Cap Value Portfolio
AST Hotchkis & Wiley Large-Cap Value Portfolio	February 14, 2022	AST T. Rowe Price Large-Cap Value Portfolio
PSF PGIM Total Return Bond Portfolio*	February 14, 2022	AST BlackRock Corporate Bond Portfolio
PSF PGIM Total Return Bond Portfolio*	February 14, 2022	AST PIMCO Corporate Bond Portfolio
PSF PGIM Total Return Bond Portfolio*	February 14, 2022	AST Prudential Corporate Bond Portfolio
PSF PGIM Total Return Bond Portfolio*	February 14, 2022	AST T. Rowe Price Corporate Bond Portfolio
PSF PGIM Total Return Bond Portfolio*	February 14, 2022	AST Western Asset Corporate Bond Portfolio
AST Large-Cap Growth Portfolio	June 13, 2022	AST Jennison Large-Cap Growth Portfolio
AST Large-Cap Growth Portfolio	June 13, 2022	AST Loomis Sayles Large-Cap Growth Portfolio
AST Large-Cap Growth Portfolio	June 13, 2022	AST MFS Growth Portfolio
AST Small-Cap Value Portfolio	June 13, 2022	AST Goldman Sachs Small-Cap Value Portfolio
AST Small-Cap Growth Portfolio	September 12, 2022	AST Small-Cap Growth Opportunities Portfolio
AST Balanced Asset Allocation Portfolio	December 5, 2022	AST Moderate Multi-Asset Portfolio
AST Bond Portfolio 2022	January 3, 2023	N\A; Liquidated

Portfolio	Approximate Effective Date of Name Change	Previous Portfolio Name
AST J.P. Morgan Tactical Preservation Portfolio	January 23, 2023	AST BlackRock Global Strategies Portfolio
AST Cohen & Steers Realty Portfolio	January 23, 2023	AST Cohen & Steers Global Realty Portfolio
AST Balanced Asset Allocation Portfolio	February 27, 2023	AST BlackRock 60/40 Target Allocation ETF Portfolio
AST Capital Growth Asset Allocation Portfolio	February 27, 2023	AST MFS Growth Allocation Portfolio
AST Capital Growth Asset Allocation Portfolio	February 27, 2023	AST BlackRock 80/20 Target Allocation ETF Portfolio
AST T. Rowe Price Growth Opportunities Portfolio	February 27, 2023	AST Franklin 85/15 Diversified Allocation Portfolio
AST Prudential Growth Allocation Portfolio	February 27, 2023	AST American Funds Growth Allocation Portfolio
AST Prudential Growth Allocation Portfolio	February 27, 2023	AST Wellington Management Hedged Equity Portfolio
PSF PGIM Flexible Managed Portfolio*	February 27, 2023	AST Prudential Flexible Multi-Strategy Portfolio
PSF PGIM Flexible Managed Portfolio*	February 27, 2023	AST T. Rowe Price Diversified Real Growth Portfolio
AST Global Bond Portfolio	March 13, 2023	AST Western Asset Emerging Markets Debt Portfolio
AST International Equity Portfolio	March 13, 2023	AST International Value Portfolio
AST International Equity Portfolio	March 13, 2023	AST J.P. Morgan International Equity Portfolio
AST International Equity Portfolio	March 13, 2023	AST QMA International Core Equity Portfolio
* The Portfolio is a series of The Prudential Series Fund.
If approved by the Trustees, the Trust may add more Portfolios and may cease to offer any existing Portfolios in the future.
DESCRIPTION OF SHARES AND ORGANIZATION. As of the date of this SAI, the beneficial interest in the Trust is divided into 75 separate Portfolios, each offering one class of shares.
The Trust's Second Amended and Restated Declaration of Trust, dated December 1, 2005, which governs certain Trust matters, permits the Trust's Board of Trustees to issue multiple classes of shares, and within each class, an unlimited number of shares of beneficial interest with a par value of $.001 per share. Each share entitles the holder to one vote for the election of Trustees and on all other matters that are not specific to one class of shares, and to participate equally in dividends, distributions of capital gains and net assets of each applicable Portfolio. Only shareholders of shares of a specific Portfolio may vote on matters specific to that Portfolio. Shares of one class may not bear the same economic relationship to the Trust as shares of another class. In the event of dissolution or liquidation, holders of shares of a Portfolio will receive pro rata, subject to the rights of creditors, the proceeds of the sale of the assets held in such Portfolio less the liabilities attributable to such Portfolio. Shareholders of a Portfolio will not be liable for the expenses, obligations or debts of another Portfolio.
No preemptive or conversion rights apply to any of the Trust's shares. The Trust's shares, when issued, will be fully paid, non-assessable and transferable. The Trustees may at any time create additional series of shares without shareholder approval.
Generally, there will not be annual meetings of shareholders of any Portfolio of the Trust. A Trustee may, in accordance with certain rules of the SEC, be removed from office when the holders of record of not less than two-thirds of the outstanding shares either present a written declaration to the Trust's custodian or vote in person or by proxy at a meeting called for this purpose. In addition, the Trustees will promptly call a meeting of shareholders to remove a Trustee(s) when requested to do so in writing by record holders of not less than 10% of the outstanding shares. Finally, the Trustees shall, in certain circumstances, give such shareholders access to a list of the names and addresses of all other shareholders or inform them of the number of shareholders and the cost of mailing their request.
Under Massachusetts law, shareholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees to all parties, and each party thereto must expressly waive all rights of action directly against shareholders. The Declaration of Trust provides for indemnification out of the Trust's property for all loss and expense of any shareholder of the Trust held liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.
The Declaration of Trust further provides that the Trustees will have no personal liability to any person in connection with the Trust property or affairs of the Trust except for that arising from his bad faith, willful misfeasance, gross negligence or reckless disregard of his duty to that person. All persons must look solely to the Trust property for satisfaction of claims of any nature arising in connection with the Trust's affairs. In general, the Declaration of Trust provides for indemnification by the Trust of the Trustees and officers of the Trust except with respect to any matter as to which the Trustee or officer acted in bad faith, or with willful misfeasance, gross negligence or reckless disregard of his duties.
From time to time, Prudential Financial, Inc. and/or its insurance company affiliates have purchased shares of the Trust to provide initial capital and to enable the Portfolios to avoid unrealistically poor investment performance that might otherwise result because the amounts available for investment are too small. Prudential will not redeem any of its shares until a Portfolio is large enough so that redemption will not have an adverse effect upon investment performance. Prudential will vote its shares in the same manner and in the same proportion as the shares held by the separate accounts that invest in the Trust, which in turn, are generally voted in accordance with instructions from Contract owners.
PRINCIPAL SHAREHOLDERS
To the knowledge of the Trust, as of April 26, 2023 the following persons/entities (i) owned beneficially or of record 5% or more of any class of a Portfolio’s outstanding shares (ii) or owned beneficially or of record of more than 25% of the voting securities of a Portfolio. As of April 26, 2023, the Trustees and Officers of the Trust, as a group, owned less than 1% of each class of a Portfolio’s outstanding shares of beneficial interest of the Trust.
Portfolio Name	Shareholder Name/Address	No. Shares / % of Ownership
AST Target Maturity Central Portfolio	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2023 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	7,612,414.209/13.33%
	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2024 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	4,052,366.906/7.09%
	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2027 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	4,907,769.657/8.59%
	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2028 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	9,508,740.137/16.65%
	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2030 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	5,539,846.377/9.70%
	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2031 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	8,845,258.377/15.48%
	ADVANCED SERIES TRUST AST BOND PORTFOLIO 2032 ATTN VERONICA AMATI 655 BROAD STREET 17TH FLOOR NEWARK NJ 07102	11,780,928.485/20.62%
FINANCIAL STATEMENTS
The financial statements of the Trust for the fiscal year ended December 31, 2022 have been incorporated into this SAI by reference to the annual reports to shareholders. Such financial statements have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, whose reports thereon are included in the Trust’s annual reports to shareholders. PricewaterhouseCoopers LLP’s principal business address is 300 Madison Avenue, New York, New York 10017-6204.

The Trust's annual reports for the year ended December 31, 2022 can be obtained without charge by calling (800) 778-2255 or by writing to the Trust at 655 Broad Street, Newark, New Jersey 07102.

PART II
INVESTMENT RISKS & CONSIDERATIONS
Set forth below are descriptions of some of the types of investments and investment strategies that the Portfolio may use, and the risks and considerations associated with those investments and investment strategies. The Portfolio may invest in the types of investments and investment strategies that are consistent with its investment objective, policies and any limitations described in the prospectus and in the SAI.
ASSET-BACKED SECURITIES. Certain Portfolios may invest in asset-backed securities. Asset-backed securities directly or indirectly represent a participation interest in, or are secured by and payable from, a stream of payments generated by particular assets such as motor vehicle or credit card receivables. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the entities issuing the securities. Asset-backed securities may be classified as pass-through certificates or collateralized obligations.
Pass-through certificates are asset-backed securities which represent an undivided fractional ownership interest in an underlying pool of assets. Pass-through certificates usually provide for payments of principal and interest received to be passed through to their holders, usually after deduction for certain costs and expenses incurred in administering the pool. Because pass-through certificates represent an ownership interest in the underlying assets, the holders thereof bear directly the risk of any defaults by the obligors on the underlying assets not covered by any credit support.
Asset-backed securities issued in the form of debt instruments, also known as collateralized obligations, are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Such assets are most often trade, credit card or automobile receivables. The assets collateralizing such asset-backed securities are pledged to a trustee or custodian for the benefit of the holders thereof. Such issuers generally hold no assets other than those underlying the asset-backed securities and any credit support provided. As a result, although payments on such asset-backed securities are obligations of the issuers, in the event of defaults on the underlying assets not covered by any credit support, the issuing entities are unlikely to have sufficient assets to satisfy their obligations on the related asset-backed securities.
Credit-Related Asset-Backed Securities. This type of asset-backed security is collateralized by a basket of underlying corporate bonds or other securities, including junk bonds. Unlike the traditional asset-backed securities described above, these asset-backed securities often do have the benefit of a security interest or ownership interest in the related collateral. With a credit-related asset-backed security, the underlying bonds have the risk of being prepaid prior to maturity. Although generally not pre-payable at any time, some of the underlying bonds may have call options, while others may have maturity dates that are earlier than the asset-backed security itself. As with traditional asset-backed securities described above, the Portfolio bears the risk of loss of the resulting increase or decrease in yield to maturity after a prepayment of an underlying bond. However, the primary risk associated with credit-related asset-backed securities is the potential loss of principal associated with losses on the underlying bonds.
Collateralized Loan Obligations (CLOs). This type of asset-backed security is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, as well as loans rated below investment grade or equivalent unrated loans. The risks of an investment in a CLO depend largely on the quality of the underlying loans and may be classified by the Portfolio as illiquid investments.
For credit-related asset-backed securities and CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a trust typically has higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, other tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to particular underlying assets as a class.
Government Money Market Portfolio. AST Government Money Market Portfolio (the Government Money Market Portfolio) may choose to invest in certain government-supported asset-backed notes in reliance on no-action relief issued by the SEC that such securities may be considered government securities for purposes of compliance with the diversification requirements under Rule 2a-7.
BORROWING AND LEVERAGE. A Portfolio may borrow up to 33 1∕3% of the value of its total assets (calculated at the time of the borrowing). The Portfolio may pledge up to 33 1∕3% of its total assets to secure these borrowings. If a Portfolio's asset coverage for borrowings falls below 300%, the Portfolio will take prompt action to reduce its borrowings. If a Portfolio borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Portfolio, the net asset value of the Portfolio's shares will decrease faster than would otherwise be the case. This is the speculative factor known as “leverage.”
A Portfolio may borrow from time to time, at the investment subadviser's discretion, to take advantage of investment opportunities, when yields on available investments exceed interest rates and other expenses of related borrowing, or when, in the subadviser's opinion, unusual market conditions otherwise make it advantageous for the Portfolio to increase its investment capacity. A Portfolio will only borrow when there is an expectation that it will benefit a Portfolio after taking into account considerations such as interest income and possible losses upon liquidation. Borrowing by a Portfolio creates an opportunity for increased net income but, at the same time, creates risks, including the risks associated with leveraging such as the risks that leverage may exaggerate changes in the net asset value of Portfolio shares and the yield on a Portfolio. A Portfolio may borrow through forward rolls, dollar rolls or reverse repurchase agreements, although no Portfolio currently has any intention of doing so, except for portfolios managed by PIMCO. If a Portfolio elects to treat reverse repurchase agreements as derivative transactions, it shall comply with the requirements of Rule 18f-4 under the 1940 Act rather than being subject to the 33 1/3% limit.
CONVERTIBLE SECURITIES. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends, and decreased risks of decline in value relative to the underlying common stock due to their fixed income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.
In analyzing convertible securities, the subadviser(s) will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.
Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Portfolio are denominated in US dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, a Portfolio is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.
Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.
To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.
Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Portfolio is called for redemption, the Portfolio will be required to redeem the security, convert it into the underlying common stock, or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a Cash-Settled Convertible), (ii) a combination of separate securities chosen by the subadviser(s) in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a Manufactured Convertible) or (iii) a synthetic security manufactured by another party.
Synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the subadviser(s) by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income (fixed income component) or a right to acquire equity securities (convertibility component). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (equity features) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.
A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a Manufactured Convertible is the sum of the values of its fixed income component and its convertibility component.
More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the subadviser(s) may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The subadviser(s) may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the subadviser(s) believe such a Manufactured Convertible would better promote a Portfolio's objective than alternate investments. For example, the subadviser(s) may combine an equity feature with respect to an issuer's stock with a fixed income security of a different issuer in the same industry to diversify the Portfolio's credit exposure, or with a US Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a Manufactured Convertible. For example, a Portfolio may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.
The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event a Portfolio created a Manufactured Convertible by combining a short-term US Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed income securities outperform Treasury instruments.
CORPORATE LOANS. Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (LIBOR), the Secured Overnight Financing Rate (SOFR), or the prime rate of US banks. These types of loans are sometimes called “floating rate loans” because the interest rates move up or down (i.e., they “float”) in response to changes in market interest rates. The interest rate payable on some floating rate loans may be subject to an upper limit (a “cap”) or lower (a “floor”) that prevents the relevant benchmark rate from adjusting above or below a specified level. Because of their structure, the value of corporate loan investments is generally less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, a Portfolio may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a “syndicate.” The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent develops financial problems, a Portfolio may not recover its investment, or there might be a delay in the Portfolio's recovery. By investing in a corporate loan, a Portfolio becomes a member of the syndicate.

In market conditions where short-term interest rates are particularly low, certain floating rate loans may be issued with a floor that prevents the relevant benchmark rate from adjusting below a specified level. For these floating rate loans, if downward market movements of the benchmark rate would, absent this feature, cause the benchmark rate to fall below the floor, the benchmark rates of these floating rate loans become fixed at the applicable minimum floor level until short-term interest rates (and therefore the benchmark rate) rise above that level. Although this feature is intended to result in these floating rate loans yielding more than they otherwise would when short-term interest rates are low, the feature might also result in the secondary market prices of these floating rate loans becoming more sensitive to changes in interest rates should short-term interest rates rise.
As in the case of junk bonds, the corporate loans in which a Portfolio may invest can be expected to provide higher yields than higher-rated fixed income securities but may be subject to greater risk of loss of principal and income. There are, however, some significant differences between corporate loans and junk bonds. Corporate loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of corporate loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower's bondholders. These arrangements are designed to give corporate loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the corporate loans will be repaid in full. Corporate loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis or that may be adjusted on set dates, typically 30 days but generally not more than one year. Consequently, the value of corporate loans held by a Portfolio may be expected to fluctuate significantly less than the value of fixed rate junk bond instruments as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for corporate loans is not as well developed as the secondary dealer market for junk bonds, and therefore presents increased market risk relating to liquidity and pricing concerns.
A Portfolio may acquire interests in corporate loans by means of a novation, assignment or participation. In a novation, a Portfolio would succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation. As an alternative, a Portfolio may purchase an assignment, in which case the Portfolio may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution's rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution selling the participation interest and not with the borrower. In purchasing a loan participation, a Portfolio generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Portfolio may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, a Portfolio will assume the credit risk of both the borrower and the institution selling the participation to the Portfolio.
CYBERSECURITY AND OPERATIONAL RISK. With the increasing use of technology and computer systems in general and, in particular, the Internet to conduct necessary business functions, each Portfolio and its service providers is susceptible to operational, information security and related risks. These risks, which are often collectively referred to as “cybersecurity” risks, may include deliberate or malicious attacks, as well as unintentional events and occurrences. Cybersecurity is generally defined as the technology, operations and related protocol surrounding and protecting a user’s computer hardware, network, systems and applications and the data transmitted and stored therewith. These measures ensure the reliability of a user’s systems, as well as the security, availability, integrity, and confidentiality of data assets.
Deliberate cyber attacks can include, but are not limited to, gaining unauthorized access to computer systems in order to misappropriate and/or disclose sensitive or confidential information; deleting, corrupting or modifying data; and causing operational disruptions. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (in order to prevent access to computer networks). In addition to deliberate breaches engineered by external actors, cyber security risks can also result from the conduct of malicious, exploited or careless insiders, whose actions may result in the destruction, release or disclosure of confidential or proprietary information stored on an organization’s systems.
Cybersecurity failures or breaches, whether deliberate or unintentional, arising from a Portfolios’ third-party service providers (e.g., custodians, financial intermediaries, transfer agents), subadvisers, shareholder usage of unsecure systems to access personal accounts, as well as breaches suffered by the issuers of securities in which the Portfolios invests, may cause significant disruptions in the business operations of the Portfolios. Potential impacts may include, but are not limited to, potential financial losses for the Portfolios and the issuers’ securities, the inability of shareholders to conduct transactions with the Portfolios, an inability of the Portfolios to calculate net asset value (NAV), and disclosures of personal or confidential shareholder information.

In addition to direct impacts on Portfolio shareholders, cybersecurity failures by a Portfolio and/or its service providers and others may result in regulatory inquiries, regulatory proceedings, regulatory and/or legal and litigation costs to the Portfolios, and reputational damage. The Portfolios may incur reimbursement and other expenses, including the costs of litigation and litigation settlements and additional compliance costs. The Portfolios may also incur considerable expenses in enhancing and upgrading computer systems and systems security following a cybersecurity failure.
The rapid proliferation of technologies, as well as the increased sophistication and activities of organized crime, hackers, terrorists, and others continue to pose new and significant cybersecurity threats. Although the Portfolios and its service providers and subadvisers may have established business continuity plans and risk management systems to mitigate cybersecurity risks, there can be no guarantee or assurance that such plans or systems will be effective, or that all risks that exist, or may develop in the future, have been completely anticipated and identified or can be protected against. Furthermore, the Portfolios cannot control or assure the efficacy of the cybersecurity plans and systems implemented by third-party service providers, the subadvisers, and the issuers in which a Portfolios invests.
A Portfolio’s investments or its service providers may be negatively impacted due to operational risks arising from factors such as processing errors and human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel, and errors caused by third-party service providers or trading counterparties. In particular, these errors or failures as well as other technological issues may adversely affect the Portfolios’ ability to calculate their NAVs in a timely manner, including over a potentially extended period. Although the Portfolios attempt to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect a Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures. A Portfolio and its shareholders could be negatively impacted as a result.
DEBT SECURITIES. Debt securities, such as bonds, involve credit risk. This is the risk that the issuer will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. Changes in an issuer's credit rating or the market's perception of an issuer's creditworthiness may also affect the value of a Portfolio's investment in that issuer. Credit risk is reduced to the extent a Portfolio limits its debt investments to US Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities.
DEPOSITARY RECEIPTS. A Portfolio may invest in the securities of foreign issuers in the form of Depositary Receipts or other securities convertible into securities of foreign issuers. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. American Depositary Receipts (ADRs) and American Depositary Shares (ADSs) are receipts or shares typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts (EDRs) are receipts issued in Europe that evidence a similar ownership arrangement. Global Depositary Receipts (GDRs) are receipts issued throughout the world that evidence a similar arrangement. Generally, ADRs and ADSs, in registered form, are designed for use in the US securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Portfolio may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts. Depositary Receipts are generally subject to the same risks as the foreign securities that they evidence or into or for which they may be converted or exchanged, as well as the risks associated with foreign investments.
DERIVATIVES. A Portfolio may use instruments referred to as derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow a Portfolio to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments. Each Portfolio may use derivatives for hedging purposes. A Portfolio may also use derivatives to seek to enhance returns. The use of a derivative is speculative if the Portfolio is primarily seeking to achieve gains, rather than offset the risk of other positions. When the Portfolio invests in a derivative for speculative purposes, the Portfolio will be fully exposed to the risks of loss of that derivative, which may sometimes be greater than the derivative's cost. No Portfolio may use any derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.
The use of derivative instruments involves risks different from, and/or possibly greater than, the risks associated with investing directly in the underlying assets or references. The use of derivative instruments is a highly specialized activity that involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the portfolio manager is incorrect in the forecasts of security or market values, interest rates or currency exchange rates, as applicable, the investment performance of a Portfolio would be less favorable than it would have been if derivative instruments were not used. Potential losses from certain derivative instruments are unlimited. Derivative instruments can be highly volatile, illiquid, subject to counterparty risk and difficult to value. There is also the risk that changes in the value of a derivative instrument held by a Portfolio for hedging purposes may not correlate with the Portfolio’s investments which are intended to be hedged, which could impact Portfolio performance. A Portfolio may choose not to invest in derivative instruments because of their cost, limited availability or other reasons.
The Portfolios are subject to Rule 18f-4 under the 1940 Act (the Derivatives Rule), which governs the use of derivatives by registered investment companies. The Derivatives Rule imposes limits on the amount of derivatives exposure a fund may take on and replaces the asset segregation framework previously used by funds to comply with Section 18 of the 1940 Act, among other requirements. The Derivatives Rule may limit the ability of a Portfolio to use derivatives, short sales, and reverse repurchase agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of a Portfolio’s investments and cost of doing business, which could adversely affect. The Derivatives Rules also requires the Portfolios to adopt and implement a comprehensive written derivatives risk management program (called a DRMP) and to comply with a relative or absolute limit on leverage risk calculated based on value-at-risk. The DRMP is administered by a “derivatives risk manager.” The derivatives risk manager is appointed by the Board of Trustees and periodically reviews the DRMP and reports to the Board. The Derivatives Rule provides an exception from the DRMP, value-at-risk limit, and certain other requirements if a Portfolio's “derivatives exposure” is limited to 10% of its net assets (as calculated in accordance with the Derivatives Rule) and the Portfolio adopts and implements written policies and procedures reasonably designed to manage its derivatives risks.
ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) CONSIDERATIONS. Certain environmental, social and governance (ESG) factors may be considered by a Portfolio’s subadviser(s) in making investment decisions for a Portfolio. For these Portfolios, ESG factors are only one of many considerations a subadviser may evaluate for any potential investment and the extent to which ESG factors will affect a decision to invest in an issuer, if at all, will vary and depend on the analysis and judgment of the subadviser.  ESG factors, either quantitative or qualitative, may be utilized by a subadviser as a component of its investment process to implement the Portfolio’s investment strategy in pursuit of its investment objective.  ESG considerations may affect a Portfolio’s exposure to certain issuers, industries, sectors, and factors that may impact the performance of a Portfolio. A subadviser’s consideration of ESG factors may also impact a Portfolio’s performance relative to similar funds that do not consider ESG factors. Because ESG factors may be used as one part of an overall investment process, a subadviser may still invest in securities of issuers that are not considered ESG-focused or that may be viewed as having a high ESG risk profile. Investors can differ in their views of what constitutes positive or negative ESG factors. As a result, a Portfolio may invest in issuers that do not reflect the beliefs and values with respect to ESG of any particular investor. ESG factors are expected to evolve over time and one or more factors may not be relevant or material with respect to all issuers that are eligible for investment. In considering ESG factors, a subadviser may rely on proprietary research as well as third-party research, and such research may be incorrect, based on incomplete or inaccurate information, not sufficiently available, or subjective in nature, and thus could negatively affect the fund’s performance.
EXCHANGE-TRADED FUNDS. A Portfolio may invest in Exchange-Traded Funds (ETFs). ETFs, which may be unit investment trusts or mutual funds, typically hold portfolios of securities designed to track the performance of various broad securities indexes or sectors of such indexes. ETFs provide another means, in addition to futures and options on indexes, of including stock index exposure in these Portfolios' investment strategies. A Portfolio will indirectly bear its proportionate share of any management fees and other expenses paid by such ETF. In addition, an investment in an ETF generally presents the same primary risks as an investment in a conventional fund (i.e., one that is not exchange-traded) that has the same investment objectives, strategies, and policies.
Moreover, to the extent an ETF holds securities traded in markets that close at a different time from the ETF’s listing exchange, liquidity in such securities may be reduced after the applicable closing times. In addition, during the time when the ETF’s listing exchange is open but after the applicable market closing, fixing or settlement times, bid/ask spreads and the resulting premium or discount to the ETF’s shares’ NAV may widen.
FUND OF FUNDS.  A Portfolio that is structured as a “fund of funds” invests primarily in a combination of underlying investment companies which we refer to as “Underlying Portfolios.” In addition to the risks associated with the investment in the Underlying Portfolios, these Portfolios are subject to the following risks:
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To the extent that a Portfolio concentrates its assets among Underlying Portfolios that invest principally in one or several asset classes, a Portfolio may from time to time underperform mutual funds exposed primarily to other asset classes. For example, a Portfolio may be overweighted in the equity asset class when the stock market is falling and the fixed income market is rising. Likewise, a Portfolio may be overweighted in the fixed income asset class when the fixed income market is falling and the stock market is rising.
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The ability of a Portfolio to achieve its investment objective depends on the ability of the selected Underlying Portfolios to achieve their investment objectives. There is a risk that the selected Underlying Portfolios will underperform relevant markets, relevant indices, or other portfolios with similar investment objectives and strategies.

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A Portfolio may incur its pro rata share of the expenses of an Underlying Portfolio in which the Portfolio invests, such as investment advisory and other management expenses, and shareholders incur the operating expenses of these Underlying Portfolios.
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The performance of a Portfolio may be affected by large purchases and redemptions of Underlying Portfolio shares. For example, large purchases and redemptions may cause an Underlying Portfolio to hold a greater percentage of its assets in cash than other portfolios pursuing similar strategies, and large redemptions may cause an Underlying Portfolio to sell assets at inopportune times. Underlying Portfolios that have experienced significant redemptions may, as a result, have higher expense ratios than other portfolios pursuing similar strategies. The Manager and a Portfolio’s subadviser(s) seek to minimize the impact of large purchases and redemptions of Underlying Portfolio shares, but their abilities to do so may be limited.
There is a potential conflict of interest between a Portfolio and its Manager and a Portfolio’s subadviser(s). Because the amount of the management fees to be retained by the Manager and their affiliates may differ depending upon which Underlying Portfolios are used in connection with a Portfolio, there is a potential conflict of interest for the Manager and a Portfolio’s subadviser(s) in selecting the Underlying Portfolios. In addition, the Manager and a Portfolio’s subadviser(s) may have an incentive to take into account the effect on an Underlying Portfolio in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Underlying Portfolio. Although the Manager and a Portfolio’s subadviser(s) take steps to address the potential conflicts of interest, it is possible that the potential conflicts could impact the Portfolios.
In October 2020, the SEC adopted a new regulatory framework, including new Rule 12d1-4 under the 1940 Act, for fund-of-funds arrangements. Rule 12d1-4 permits a registered investment company to acquire the securities of any other registered investment company or BDC in excess of the limits of the 1940 Act, provided that the registered investment company complies with several conditions imposed by Rule 12d1-4, which include: (i) limits on ownership and voting of acquired fund shares; (ii) evaluations and findings by investment advisers of funds in fund-of-funds arrangements; (iii) investment agreements between funds in fund-of-funds arrangements; and (iv) limits on complex fund-of-funds structures. In connection with new Rule 12d1-4, the SEC also rescinded Rule 12d1-2 and certain exemptive orders permitting fund-of-funds arrangements. These regulatory changes may adversely impact the Portfolios' investment strategies and operations.
HEDGING. Hedging is a strategy in which a derivative or security is used to offset the risks associated with other Portfolio holdings. Losses on the other investment may be substantially reduced by gains on a derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by a Portfolio or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by a Portfolio, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on a Portfolio's ability to hedge effectively its portfolio. There is also a risk of loss by the Portfolio of margin deposits or collateral in the event of bankruptcy of a broker with whom the Portfolio has an open position in an option, a futures contract or a related option. There can be no assurance that a Portfolio's hedging strategies will be effective or that hedging transactions will be available to a Portfolio. No Portfolio is required to engage in hedging transactions and each Portfolio may choose not to do so.
INDEXED AND INVERSE SECURITIES. A Portfolio may invest in securities the potential return of which is based on an index or interest rate. As an illustration, a Portfolio may invest in a security whose value is based on changes in a specific index or that pays interest based on the current value of an interest rate index, such as the prime rate. A Portfolio may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, certain Portfolios may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, a Portfolio may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If a Portfolio invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities may involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. A Portfolio may invest in indexed and inverse securities for hedging purposes or to seek to increase returns. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, a Portfolio may be required to pay substantial additional margin to maintain the position.)
INFLATION-PROTECTED SECURITIES. Inflation-protected debt securities tend to react to changes in real interest rates. Real interest rates can be described as nominal interest rates minus the expected impact of inflation. In general, the price of an inflation-protected debt security falls when real interest rates rise, and rises when real interest rates fall. Interest payments on inflation-protected debt securities will vary as the principal and/or interest is adjusted for inflation and may be more volatile than interest paid on ordinary bonds. In periods of deflation, a Portfolio may have no income at all from such investments. Income earned by a shareholder depends on the amount of principal invested.

INITIAL PUBLIC OFFERINGS. Each Portfolio may invest in initial public offerings (IPOs). An IPO is the first sale of stock by a private company to the public. IPOs are often issued by smaller, younger companies seeking capital to expand, but can also be done by large privately owned companies looking to become publicly traded.
In an IPO, the issuer obtains the assistance of an underwriting firm, which helps it determine what type of security to issue (common or preferred), best offering price and time to bring it to market. The volume of IPOs and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If IPOs are brought to the market, availability may be limited and a Portfolio may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.
Investing in IPOs entails risks. Importantly, the prices of securities involved in IPOs are often subject to greater and more unpredictable price changes than more established stocks. It is difficult to predict what the stock will do on its initial day of trading and in the near future since there is often little historical data with which to analyze the company. Also, most IPOs are of companies going through a transitory growth period, and they are therefore subject to additional uncertainty regarding their future value.
PARTICIPATION NOTES. Participation Notes (P-Notes) are a type of equity-linked derivative which generally are traded over-the-counter. Even though a P-Note is intended to reflect the performance of the underlying equity securities, the performance of a P-Note will not replicate exactly the performance of the issuers or markets that the P-Note seeks to replicate due to transaction costs and other expenses. Investments in P-Notes involve risks normally associated with a direct investment in the underlying securities. In addition, P-Notes are subject to counterparty risk, which is the risk that the broker-dealer or bank that issues the P-Notes will not fulfill its contractual obligation to complete the transaction with a Portfolio.
SWAP AGREEMENTS. Swap agreements are considered to be “derivative transactions” under Rule 18f-4 of the Investment Company Act of 1940 and therefore the Portfolios intend that any transactions involving swap agreements will be conducted in compliance with the requirements of Rule 18f-4. Certain Portfolios may enter into swap transactions, including but not limited to, interest rate, index, credit default, total return and, to the extent that it may invest in foreign currency-denominated securities, currency exchange rate swap agreements. In addition, certain portfolios may enter into options on swap agreements (swap options). These swap transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to the Portfolio than if a Portfolio had invested directly in an instrument that yielded that desired return.
Swap agreements are two party contracts entered into primarily by institutional investors for periods typically ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on or calculated with respect to particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index or other investments or instruments.
Most swap agreements entered into by a Portfolio would calculate the obligations of the parties to the agreement on a “net basis.” Consequently a Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the net amount). The Portfolio's current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Portfolio). Swap agreements are considered to be “derivative transactions” under Rule 18f-4 of the Investment Company Act of 1940 and therefore the Portfolios intend that any transactions involving swap agreements will be conducted in compliance with the requirements of Rule 18f-4.
If there is a default by the other party to such a transaction, the Portfolio will have contractual remedies pursuant to the agreement related to the transaction. Since swaps are individually negotiated, the Portfolio expects to achieve an acceptable degree of correlation between its rights to receive a return on its portfolio securities and its rights and obligations to receive and pay a return pursuant to swaps. The Portfolio will enter into swaps only with parties meeting creditworthiness standards of the investment subadviser. The investment subadviser will monitor the creditworthiness of such parties.
Certain standardized swap transactions are subject to mandatory central clearing and exchange trading. Although central clearing and exchange trading is expected to decrease counterparty risk and increase liquidity compared to bilaterally negotiated swaps, central clearing and exchange trading does not eliminate counterparty risk or illiquidity risk entirely. Depending on the size of a Portfolio and other factors, the margin required under the rules of a clearinghouse and by a clearing member may be in excess of the collateral required to be posted by the Portfolio to support its obligations under a similar bilateral, uncleared swap. However, certain applicable regulators have adopted rules imposing certain margin requirements, including minimums, on uncleared swaps, which may result in the Portfolio and its counterparties posting higher amounts for uncleared swaps.

CREDIT DEFAULT SWAP AGREEMENTS AND SIMILAR INSTRUMENTS. Certain Portfolios may enter into credit default swap agreements and similar agreements, and may also buy credit linked securities. The credit default swap agreement or similar instrument may have as reference obligations one or more securities that are not currently held by a Portfolio. The protection “buyer” in a credit default contract may be obligated to pay the protection “seller” an up-front or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If a Portfolio is a buyer and no credit event occurs, the Portfolio recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, a Portfolio generally receives an up-front payment or a fixed rate of income throughout the term of the swap, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.
Credit default swaps and similar instruments involve greater risks than if a Portfolio had invested in the reference obligation directly, since, in addition to general market risks, they are subject to illiquidity risk, counterparty risk and credit risks. A Portfolio will enter into credit default swap agreements and similar instruments only with counterparties who are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the subadviser(s) to be equivalent to such rating. A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the up-front or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Portfolio. When a Portfolio acts as a seller of a credit default swap or a similar instrument, it is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.
CREDIT LINKED SECURITIES. Among the income producing securities in which a Portfolio may invest are credit linked securities, which are issued by a limited purpose trust or other vehicle that, in turn, invests in a derivative instrument or basket of derivative instruments, such a credit default swaps, interest rate swaps and other securities, in order to provide exposure to certain fixed income markets. For instance, a Portfolio may invest in credit linked securities as a cash management tool in order to gain exposure to a certain market and/or to remain fully invested when more traditional income producing securities are not available.
Like an investment in a bond, investments in these credit linked securities represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the security. However, these payments are conditioned on the issuer's receipt of payments from, and the issuer's potential obligations to, the counterparties to the derivative instruments and other securities in which the issuer invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the issuer would be obligated to pay the counterparty the par (or other agreed upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that a Portfolio would receive. A Portfolio's investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is also expected that the securities will be exempt from registration under the 1933 Act. Accordingly, there may be no established trading market for the securities and they may be classified as illiquid investments.
TOTAL RETURN SWAP AGREEMENTS. Certain Portfolios may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of the underlying assets, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the Portfolio’s portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap. Total return swap agreements entail the risk that a party will default on its payment obligations to a Portfolio thereunder. Swap agreements also bear the risk that the Portfolio will not be able to meet its obligation to the counterparty. Generally, the Portfolio will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with a Portfolio receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of a Portfolio's obligations over its entitlements with respect to each total return swap will be accrued on a daily basis. If the total return swap transaction is entered into on other than a net basis, the full amount of a Portfolio's obligations will be accrued on a daily basis.

Unless otherwise noted, a Portfolio's net obligations in respect of all swap agreements (i.e., the aggregate net amount owed by the Portfolio) is limited to 15% of its net assets. This limitation does not apply to the AST Bond Portfolios (2022-2033), AST Core Fixed Income Portfolio and AST Investment Grade Bond Portfolio.
NON-STANDARD WARRANTS. From time to time, a Portfolio may use synthetic foreign equity securities derivatives in the form non-standard warrants, often referred to as low exercise price warrants or participatory notes or low exercise price options (LEPOs), to gain indirect exposure to issuers in certain countries, such as India. These securities are issued by banks and other financial institutions. The buyer of a low exercise price warrant effectively pays the full value of the underlying common stock at the outset. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. LEPOs entail the same risks as other over-the counter derivatives. These include the risk that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Additionally, while LEPOs may be listed on an exchange, there is no guaranty that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase the LEPO when a Portfolio wishes to sell it. A discussion of the risk factors relating to derivatives is set out in the sub-section entitled “Risk Factors in Derivatives”.
OPTIONS ON SECURITIES AND SECURITIES INDEXES. A Portfolio may invest in options on individual securities, baskets of securities or particular measurements of value or rate (an index), such as an index of the price of treasury securities or an index representative of short-term interest rates.
Such investments may be made on exchanges and in the over-the-counter (OTC) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.
A Portfolio will write only “covered” options. A written option is covered if, so long as a Portfolio is obligated the option, it owns an offsetting position in the underlying security or currency.
CALL OPTIONS. A Portfolio may purchase call options on any of the types of securities or instruments in which it may invest. A call option gives a Portfolio the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. A Portfolio also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.
Each Portfolio may only write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which a Portfolio owns an offsetting position in the underlying security or currency. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, a Portfolio gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, a Portfolio's ability to sell the underlying security will be limited while the option is in effect unless the Portfolio enters into a closing purchase transaction. A closing purchase transaction cancels out a Portfolio's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.
PUT OPTIONS. A Portfolio may purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, a Portfolio acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Portfolio's risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out a Portfolio's position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. A Portfolio also may purchase uncovered put options.

Each Portfolio may write (i.e., sell) put options on the types of securities or instruments that may be held by the Portfolio, provided that such put options are covered liquid instruments. A Portfolio will receive a premium for writing a put option, which increases the Portfolio's return. A Portfolio will not sell puts if, as a result, more than 25% of the Portfolio's net assets would be required to cover its potential obligations under its hedging and other investment transactions.
FUTURES. A Portfolio may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract a Portfolio is required to deposit collateral (margin) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.
The sale of a futures contract limits a Portfolio's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.
The purchase of a futures contract may protect a Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Portfolio was attempting to identify specific securities in which to invest in a market the Portfolio believes to be attractive. In the event that such securities decline in value or a Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Portfolio may realize a loss relating to the futures position.
A Portfolio is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Portfolio entered into futures transactions. A Portfolio may purchase put options or write (i.e., sell) call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Portfolio can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Portfolio intends to purchase.
A Portfolio may only write “covered” put and call options on futures contracts. A Portfolio will be considered “covered” with respect to a call option it writes on a futures contract if the Portfolio owns the assets that are deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the “covered” option and having an expiration date not earlier than the expiration date of the “covered” option. A Portfolio will be considered “covered” with respect to a put option it writes on a futures contract if it owns an option to sell that futures contract having a strike price equal to or greater than the strike price of the “covered” option.
Futures contracts are considered to be “derivative transactions” under Rule 18f-4 of the Investment Company Act of 1940 and therefore the Portfolios intend that any transactions involving futures contracts will be conducted in compliance with the requirements of Rule 18f-4.
Each Portfolio has filed a notice of exemption from regulation as a “commodity pool,” and the Manager has filed a notice of exemption from registration as a “commodity pool operator” with respect to each Portfolio, under applicable rules issued by the CFTC under the Commodity Exchange Act (the CEA). In order to continue to claim the “commodity pool” exemption, a Portfolio is limited in its ability to use futures, options and swaps subject to regulation under the CEA for purposes other than bona fide hedging, which is narrowly defined. With respect to transactions other than for bona fide hedging purposes, either: (1) the aggregate initial margin and premiums required to establish a Portfolio’s positions in such investments may not exceed 5% of the liquidation value of the Portfolio’s assets, or (2) the aggregate net notional value of such instruments may not exceed 100% of the liquidation value of the Portfolio’s assets. In addition to meeting one of the foregoing trading limitations, a Portfolio may not market itself as a commodity pool or otherwise as a vehicle for trading in the futures, options or swaps markets.
FOREIGN EXCHANGE TRANSACTIONS. A Portfolio may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, Currency Instruments) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the US dollar or, with respect to certain Portfolios, to seek to enhance returns. Such transactions could be effected with respect to hedges on non-US dollar denominated securities owned by a Portfolio, sold by a Portfolio but not yet delivered, or committed or anticipated to be purchased by a Portfolio. As an illustration, a Portfolio may use such techniques to hedge the stated value in US dollars of an investment in a yen-denominated security. In such circumstances, for example, the Portfolio may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Portfolio may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a straddle). By selling such a call option in this illustration, the Portfolio gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by a Portfolio are considered to constitute hedging transactions and are consistent with the policies described above.
FORWARD FOREIGN EXCHANGE TRANSACTIONS. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlements Portfolio will enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position, or, with respect to certain Portfolios, to seek to enhance returns. A Portfolio may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Portfolio has received or anticipates receiving a dividend or distribution. A Portfolio may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Portfolio is denominated or by purchasing a currency in which the Portfolio anticipates acquiring a portfolio position in the near future. A Portfolio may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.
CURRENCY FUTURES. A Portfolio may also seek to enhance returns or hedge against the decline in the value of a currency against the US dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See “Futures” above. Currency futures involve substantial currency risk, and also involve leverage risk.
CURRENCY OPTIONS. A Portfolio may also seek to enhance returns or hedge against the decline in the value of a currency against the US dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Portfolio may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.
LIMITATIONS ON CURRENCY HEDGING. Most Portfolios will not speculate in Currency Instruments although certain Portfolios may use such instruments to seek to enhance returns. Accordingly, except for portfolios managed by PIMCO and PGIM, a Portfolio will not hedge a currency in excess of the aggregate market value of the securities that it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Portfolio may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). A Portfolio will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.
RISK FACTORS IN HEDGING FOREIGN CURRENCY RISKS. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Portfolio's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Portfolio's shares, the net asset value of the Portfolio's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Portfolio's hedging strategies will be ineffective. To the extent that a Portfolio hedges against anticipated currency movements that do not occur, the Portfolio may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Portfolio may only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.
In connection with its trading in forward foreign currency contracts, a Portfolio will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, a Portfolio will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Portfolio of any profit potential or force the Portfolio to cover its commitments for resale, if any, at the current market price and could result in a loss to the Portfolio.
It may not be possible for a Portfolio to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Portfolio is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Portfolio of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and prevailing market conditions. Since foreign currency exchange transactions usually are conducted on a principal basis, no fees or commissions are involved.
RISK FACTORS IN DERIVATIVES. Derivatives are volatile and involve significant risks. In addition to the risks described in the Prospectus, the use of derivatives for hedging purposes involves correlation risk. If the value of the derivative moves more or less than the value of the hedged instruments, a Portfolio will experience a gain or loss that will not be completely offset by movements in the value of the hedged instruments.
A Portfolio intends to enter into transactions involving derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a derivative or the Portfolio will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a derivative without incurring substantial losses, if at all.
FOREIGN INVESTMENT RISKS. Certain Portfolios may invest in foreign equity and/or debt securities. Foreign debt securities include certain foreign bank obligations and US dollar or foreign currency-denominated obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities.
Foreign Market Risk. Portfolios that may invest in foreign securities offer the potential for more diversification than Portfolios that invest only in the United States because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in US investments that can increase the chances that a Portfolio will lose money. In particular, a Portfolio is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Portfolio to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.
Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect securities prices and impair a Portfolio's ability to purchase or sell foreign securities, transfer a Portfolio's assets or income back into the United States, or otherwise adversely affect a Portfolio's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.
Foreign Market Disruption and Geopolitical Risks. International wars or conflicts and geopolitical developments in foreign countries, along with instability in regions such as Asia, Eastern Europe, and the Middle East, possible terrorist attacks in the United States or around the world, public health epidemics such as the outbreak of infectious diseases like the global outbreak of the novel coronavirus disease (COVID-19) or the 2014–2016 outbreak in West Africa of the Ebola virus, and other similar events could adversely affect the US and foreign financial markets and may cause further long-term economic uncertainties in the United States and worldwide generally.
Currency Risk and Exchange Risk. Securities in which a Portfolio invests may be denominated or quoted in currencies other than the US dollar. Changes in foreign currency exchange rates will affect the value of a Portfolio's portfolio. Generally, when the US dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer US dollars.

Conversely, when the US dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more US dollars. This risk, generally known as “currency risk,” means that a stronger US dollar will reduce returns for US investors, while a weak US dollar will increase those returns.
Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers, and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the US securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as US accounting standards, it may be harder for Portfolio management to completely and accurately determine a company's financial condition.
Certain Risks of Holding Portfolio Assets Outside the United States. A Portfolio generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Portfolio's ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for a Portfolio to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Portfolio can earn on its investments and typically results in a higher operating expense ratio for the Portfolio as compared to investment companies that invest only in the United States.
Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of US investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Portfolio to carry out transactions. If a Portfolio cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Portfolio cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Portfolio could be liable to that party for any losses incurred.
Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes, thereby reducing the amount available for distribution to shareholders.
Certain transactions in derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Portfolio to potential losses, which exceed the amount originally invested by the Portfolio. When a Portfolio engages in such a transaction, the Portfolio intends that any such transactions will be conducted in compliance with the requirements of Rule 18f-4.
Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives. Certain derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Portfolio to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Portfolio to ascertain a market value for such instruments. A Portfolio will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Portfolio can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.
Because derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Portfolio has unrealized gains in such instruments or has deposited collateral with its counterparty the Portfolio is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Portfolio will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in OTC markets only with financial institutions that appear to have substantial capital or that have provided the Portfolio with a third-party guaranty or other credit enhancement.
RECENT EVENTS IN EUROPEAN COUNTRIES. A number of countries in Europe have experienced severe economic and financial difficulties. Many non-governmental issuers, and even certain governments, have defaulted on, or been forced to restructure, their debts; many other issuers have faced difficulties obtaining credit or refinancing existing obligations; financial institutions have in many cases required government or central bank support, have needed to raise capital, and/or have been impaired in their ability to extend credit; and financial markets in Europe and elsewhere have experienced extreme volatility and declines in asset values and liquidity. These difficulties may continue, worsen or spread within and beyond Europe. Responses to the financial problems by European governments, central banks and others, including austerity measures and reforms, may not work, may result in social unrest and may limit future growth and economic recovery or have other unintended consequences. Further defaults or restructurings by governments and others of their debt could have additional adverse effects on economies, financial markets and asset valuations around the world.
The United Kingdom formally left the European Union (EU) on January 31, 2020 (a measure commonly referred to as Brexit). In December 2020, the United Kingdom and the EU entered into a new trading relationship. The agreement allows for continued trading free of tariffs, but institutes other new requirements for trading between the United Kingdom and the EU. Aspects of the EU-United Kingdom trade relationship remain subject to further negotiation. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the EU and the United Kingdom.
Since the citizens of the United Kingdom voted via referendum to leave the EU in June 2016, global financial markets have experienced significant volatility due to the uncertainty around Brexit. Even with a new trading relationship having been established, there will likely continue to be considerable uncertainty about the potential impact of these developments on United Kingdom, European and global economies and markets. There is also the possibility of withdrawal movements within other EU countries and the possibility of additional political, economic and market uncertainty and instability. Brexit and any similar developments may have negative effects on economies and markets, such as increased volatility and illiquidity and potentially lower economic growth in the United Kingdom, EU and globally, which may adversely affect the value of a Portfolio’s investments. Whether or not a Portfolio invests in securities of issuers located in Europe or with significant exposure to European issuers or countries, these events could result in losses to the Portfolio, as there may be negative effects on the value and liquidity of the Portfolio’s investments and/or the Portfolio's ability to enter into certain transactions.
A Portfolio may invest in securities issued by companies located in Russia, Ukraine or eastern Europe in general. Such securities markets suffers from a variety of problems described above in “FOREIGN INVESTMENT RISKS” not encountered in more developed markets. The inexperience of such securities markets and the limited volume of trading in securities in such markets may make obtaining accurate prices on portfolio securities from independent sources more difficult than in more developed markets.
Russia launched a large-scale invasion of Ukraine on February 24, 2022. The extent and duration of the military action, resulting sanctions and resulting future market disruptions, including declines in its stock markets and the value of the ruble against the US dollar, are impossible to predict, but are expected to be significant. Any disruptions caused by military or other actions in the region (including cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on foreign governments in the region, companies headquartered or operating in the region, or individuals living and/or working in the region, including politicians, may impact the local economy and issuers of securities in which the Portfolio invests. Actual and threatened responses to such activity, including purchasing restrictions, sanctions, tariffs or cyberattacks on foreign governments or companies in the region may impact the local economy and issuers of securities in which the Portfolio invests. Actual and threatened responses to such military action may also impact the markets for certain commodities, such as oil and natural gas, as well as other sectors of the local economy in the region, and may likely have collateral impacts on such sectors globally. Additional information about risks related to investments in Russia is included in the section below labeled “RUSSIAN FEDERATION INVESTMENT RISK”.
RUSSIAN FEDERATION INVESTMENT RISK. Investing in the Russian securities market involves a high degree of risk and special considerations not typically associated with investing in the US securities market, and should be considered highly speculative. Risks include: economic, political, and social instability; the absence of developed legal structures governing private and foreign investments and private property; the possibility of the loss of all or a substantial portion of a Portfolio’s assets invested in Russia as a result of expropriation; devaluation; certain national policies which may restrict a Portfolio’s investment opportunities, including, without limitation, restrictions on investing in issuers or industries deemed sensitive to relevant national interests; potentially greater price volatility in, significantly smaller capitalization of, and relative illiquidity of, the Russian market; and the imposition of sanctions and other similar measures. There can also be no assurance that a Portfolio’s investments in the Russian securities market would not be expropriated, nationalized, or otherwise confiscated. In the event of the settlement of any such claims or such expropriation, nationalization or other confiscation, a Portfolio could lose its entire investment. In addition, it may be difficult and more costly to obtain and enforce a judgment in the Russian court system.
Russia launched a large-scale invasion of Ukraine in February, 2022, significantly amplifying already existing geopolitical tensions. Actual and threatened responses to such military action may impact the markets for certain Russian commodities and may likely have collateral impacts on markets globally.  The extent and duration of the military action, resulting sanctions imposed and other punitive action taken and resulting future market disruptions, including declines in its stock markets, the value of Russian sovereign debt and the value of the ruble against the US dollar, cannot be easily predicted, but could be significant. Any such disruptions caused by Russian military action or other actions (including terror attacks, cyberattacks and espionage) or resulting actual and threatened responses to such activity, including purchasing and financing restrictions, boycotts or changes in consumer or purchaser preferences, sanctions, tariffs or cyberattacks on the Russian government, Russian companies or Russian individuals, including politicians, may impact Russia’s economy and a Portfolio’s investments in Russian securities.  As Russia produces and exports large amounts of crude oil and gas, any acts of terrorism, armed conflict or government interventions (such as the imposition of sanctions or other governmental restrictions on trade) causing disruptions of Russian oil and gas exports could negatively impact the Russian economy and, thus, adversely affect the financial condition, results of operations or prospects of related companies.
As a result of political and military actions undertaken by Russia, the United States and many other countries (“Sanctioning Bodies) have instituted various economic sanctions against Russian individuals and entities (including corporate and banking). These sanctions include, but are not limited to: a prohibition on doing business with certain Russian companies, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications “SWIFT,” the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. The Sanctioning Bodies, or others, could also institute broader sanctions on Russia. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the Russian economy, including continued weakening of the Russian currency, downgrades in Russia’s credit rating, and a significant decline in the value and liquidity of securities issued by Russian companies or the Russian government. These sanctions and the resulting market environment could result in the immediate freeze of Russian securities, commodities, resources, and/or funds invested in prohibited assets, impairing the ability of a Portfolio to buy, sell, receive or deliver those securities and/or assets. Sanctions could also result in Russia taking counter measures or retaliatory actions which may further impair the value and liquidity of Russian securities, including cyber actions.
Russia’s invasion of Ukraine, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have severe adverse effects on regional and global economic markets, including the markets for certain securities and commodities, such as oil and natural gas. Any of these events could negatively impact a Portfolio’s investment in Russian securities. These sanctions have the possibility of impairing a Portfolio’s ability to invest in accordance with its investment strategy and/or to meet its investment objective. For example, a Portfolio may be prohibited from investing in securities issued by companies subject to such sanctions. In addition, these sanctions may require a Portfolio to freeze its existing investments in Russian securities, thereby prohibiting the Portfolio from buying, selling, receiving or delivering those securities or other financial instruments. It is also possible that any counter measures or retaliatory action by Russia could further impair the value and liquidity of securities issued by Russian companies and may have an impact on the economies of other European countries and globally as well. Further, due to closures of certain markets and restrictions on trading certain securities, the value of certain securities held by the Portfolio could be significantly impacted, which could lead to such securities being valued at zero.
The Russian government may exercise substantial influence over many aspects of the Russian private sector and may own or control many companies. Future government actions could have a significant effect on the economic conditions in Russia, which could have a negative impact on private sector companies. There is also the possibility of diplomatic developments that could adversely affect investments in Russia. In recent years, the Russian government has taken bold steps, including military actions and alleged state sponsored cyberattacks against foreign companies and governments, to reassert its regional geopolitical influence. Such steps may increase tensions between Russia, its neighbors and Western countries, and may negatively affect its economic growth.
LIBOR AND OTHER REFERENCE RATES. A Portfolio’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR, European Interbank Offer Rate (EURIBOR), Sterling Overnight Interbank Average Rate (SONIA), and other similar types of reference rates (Reference Rates). The elimination of a Reference Rate or any other changes or reforms to the determination or supervision of a Reference Rate could have an adverse impact on the market for, or value of, any securities or payments linked to those Reference Rates. In addition, any substitute Reference Rate and any pricing adjustments imposed by a regulator or by counterparties or otherwise may adversely affect the Portfolio’s performance and/or NAV.
At the end of March 2021, the United Kingdom's Financial Conduct Authority and the administrator of LIBOR ceased publication of many of its LIBOR settings. The most widely used LIBOR setting (commonly-used tenors of US dollar LIBOR after) may continue to may continue to be provided on a representative basis until June 30, 2023. As a result of guidance from regulators, some market participants have ceased entering into new LIBOR contracts with limited exceptions, and it is possible that investments in LIBOR-based instruments could invite regulatory scrutiny.
Although the transition process away from LIBOR has become increasingly well-defined in advance of the cessation date, there remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate. Markets continue to develop and questions around liquidity in these new rates and how to appropriately mitigate any economic value transfer at the time of transition remain a significant concern. Neither the effect of the LIBOR transition process nor its ultimate success can yet be known. The transition process might lead to increased volatility and illiquidity in markets that currently rely on LIBOR to determine interest rates. It could also lead to a reduction in the value of some LIBOR-based investments and reduce the effectiveness of new hedges placed against existing LIBOR-based instruments. The termination of Reference Rates, such as LIBOR, and any such effects of a termination as well as other unforeseen events presents significant financial risks to the Portfolios.
DISTRESSED SECURITIES. A Portfolio may invest in securities, including corporate loans purchased in the secondary market, which are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal and/or interest at the time of acquisition by the Portfolio or are rated in the lower rating categories (Ca or lower by Moody's and CC or lower by S&P or Fitch) or which, if unrated, are in the judgment of the Manager of equivalent quality (Distressed Securities). Investment in Distressed Securities is speculative and involves significant risks. Distressed Securities frequently do not produce income while they are outstanding and may require a Portfolio to bear certain extraordinary expenses in order to protect and recover its investment.
A Portfolio will generally make such investments only when the Manager believes it is reasonably likely that the issuer of the Distressed Securities will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Portfolio will receive, purchase, or make commitments to purchase, new securities or levered loans. However, there can be no assurance that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which a Portfolio makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed. During this period, it is unlikely that a Portfolio will receive any interest payments on the Distressed Securities, the Portfolio will be subject to significant uncertainty as to whether or not the exchange offer or plan of reorganization will be completed and the Portfolio may be required to bear certain extraordinary expenses to protect and recover its investment. Even if an exchange offer is made or plan of reorganization is adopted with respect to Distressed Securities held by a Portfolio, there can be no assurance that the securities or other assets received by a Portfolio in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made. Moreover, any securities received by a Portfolio upon completion of an exchange offer or plan of reorganization may be restricted as to resale. As a result of a Portfolio's participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of Distressed Securities, the Portfolio may be restricted from disposing of such securities.
ILLIQUID INVESTMENTS. Pursuant to Rule 22e-4 under the 1940 Act, a Portfolio (other than the AST Government Money Market Portfolio) may not acquire any “illiquid investment” if, immediately after the acquisition, the Portfolio would have invested more than 15% of its net assets in illiquid investments that are assets. An “illiquid investment” is any investment that a Portfolio reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments include repurchase agreements with a notice or demand period of more than seven days, certain over-the-counter derivative instruments, and securities and other financial instruments that are not readily marketable, unless, based upon a review of the relevant market, trading and investment-specific considerations, those investments are determined not to be illiquid. The Trust has implemented a liquidity risk management program and related procedures to identify illiquid investments pursuant to Rule 22e-4, and the Board has approved the designation of the Manager to administer the Trust’s liquidity risk management program and related procedures. The AST Government Money Market Portfolio may invest up to 5% of its net assets in illiquid investments. The 15% and 5% limits are applied as of the date a Portfolio purchases an illiquid investment. It is possible that a Portfolio's holding of illiquid investments could exceed the 15% limit (5% for the AST Government Money Market Portfolio) as a result of, for example, market developments or redemptions.
Each Portfolio may purchase certain restricted securities that can be resold to institutional investors and which may be classified as illiquid investments pursuant to the Trust’s liquidity risk management program. In many cases, those securities are traded in the institutional market under Rule 144A under the 1933 Act and are called Rule 144A securities.
Investments in illiquid investments involve more risks than investments in similar securities that are readily marketable. Illiquid investments may trade at a discount from comparable, more liquid investments. Investment of a Portfolio's assets in illiquid investments may restrict the ability of the Portfolio to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Portfolio's operations require cash, such as when a Portfolio has net redemptions, and could result in the Portfolio borrowing to meet short-term cash requirements or incurring losses on the sale of illiquid investments.
Illiquid investments are often restricted securities sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, the privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. To the extent privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales could be less than those originally paid by the Portfolio or less than the fair value of the securities. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Portfolio are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. Private placement investments may involve investments in smaller, less seasoned issuers, which may involve greater risks than investments in more established companies. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in private placement securities, a Portfolio may obtain access to material non-public information, which may restrict the Portfolio's ability to conduct transactions in those securities.
INVESTMENT IN EMERGING MARKETS. Certain Portfolios may invest in the securities of issuers domiciled in various countries with emerging capital markets. The Manager and the Subadvisers have broad discretion to identify or determine those countries that they consider to qualify as emerging markets. In exercising such discretion, they generally consider a country with an emerging capital market to be, but is not necessarily limited to, (i) any country that the is considered to be emerging or developing by supranational organizations such as the United Nations or other similar entities; or (ii) included in an emerging markets index by a recognized index provider. Emerging market countries generally will include countries with low gross national product per capita and the potential for rapid economic growth and are likely to be located in Africa, Asia, the Middle East, Eastern and Central Europe and Central and South America.
Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for a Portfolio. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Portfolio could lose the entire value of its investments in the affected markets. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or US governmental laws or restrictions applicable to such investments, (iv) national policies that may limit a Portfolio’s investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.
Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which US companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of a Portfolio’s acquisition or disposal of securities.
Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Portfolio will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Portfolio would absorb any loss resulting from such registration problems and may have no successful claim for compensation.
In December 2020, the Holding Foreign Companies Accountable Act (the HFCAA) was signed into law. The HFCAA directs the SEC to prohibit securities of a registrant from being listed on any US stock exchanges if, for three consecutive years, the Public Company Accounting Oversight Board determines it was unable to inspect the auditor of the registrant's financial statements. The HFCAA also requires a foreign registrant to provide certain disclosures if the registrant files an annual report that includes an audit report from an auditor that was not subject to Public Company Accounting Oversight Board inspection. In December 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA. The potential impact of the HFCAA is unclear at this time, but it may limit the securities in which a Portfolio may invest.

Infectious Illness Risk. The Portfolios or the securities in which the Portfolios invest may be adversely affected by the spread of infectious illness or other public health issues like pandemics or epidemics. Such infectious illnesses or public health issues may have a greater adverse impact on emerging and less developed markets.
An outbreak of an infectious respiratory illness, the novel coronavirus disease (COVID-19), was first detected in 2019 continues to spread globally. The COVID-19 pandemic and the related governmental and public responses have, and may continue to, resulted in numerous disruptions in the market and have had, and may continue to have, an impact on the Portfolios' investments and net asset value(s). The COVID-19 pandemic and the related responses have led, and may continue to lead, to increased market volatility and the potential for illiquidity in certain classes of securities, sectors and markets.
Although vaccines have been developed and approved for use by various governments, the duration of the pandemic and its effects cannot be predicted with certainty. The occurrence, reoccurrence, and pendency of other epidemics and pandemics could adversely affect the economies (including through changes in business activity and increased unemployment) and financial markets either in specific countries or worldwide. Such impacts may be short term or may last for an extended period of time. Other infectious illnesses that may arise in the future could have similar or other unforeseen effects.
RESTRICTIONS ON CERTAIN INVESTMENTS. A number of publicly traded closed-end investment companies have been organized to facilitate indirect foreign investment in developing countries, and certain of such countries, such as Thailand, South Korea, Chile and Brazil have specifically authorized such Portfolios. There also are investment opportunities in certain of such countries in pooled vehicles that resemble open-end investment companies. In accordance with the 1940 Act, a Portfolio may invest up to 10% of its total assets in securities of other investment companies, not more than 5% of which may be invested in any one such company. In addition, under the 1940 Act, a Portfolio may not own more than 3% of the total outstanding voting stock of any investment company. These restrictions on investments in securities of investment companies may limit opportunities for a Portfolio to invest indirectly in certain developing countries. New shares of certain investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Portfolio acquires shares of other investment companies, shareholders would bear both their proportionate share of expenses of the Portfolio (including management and advisory fees) and, indirectly, the expenses of such other investment companies. See also “Investments in Other Investment Companies.”
RESTRICTIONS ON FOREIGN INVESTMENTS IN ASIA-PACIFIC COUNTRIES. Some developing Asia-Pacific countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as a Portfolio. As illustrations, certain countries may require governmental approval prior to investments by foreign persons or limit the amount of investment by foreign persons in a particular company or limit the investment by foreign persons to only a specific class of securities of a company which may have less advantageous terms (including price) than securities of the company available for purchase by nationals. There can be no assurance that a Portfolio will be able to obtain required governmental approvals in a timely manner. In addition, changes to restrictions on foreign ownership of securities subsequent to a Portfolio's purchase of such securities may have an adverse effect on the value of such shares. Certain countries may restrict investment opportunities in issuers or industries deemed important to national interests.
The manner in which foreign investors may invest in companies in certain developing Asia-Pacific countries, as well as limitations on such investments, also may have an adverse impact on the operations of a Portfolio. For example, a Portfolio may be required in certain of such countries to invest initially through a local broker or other entity and then have the shares purchased re-registered in the name of the Portfolio. Re-registration may in some instances not be able to occur on a timely basis, resulting in a delay during which a Portfolio may be denied certain of its rights as an investor, including rights as to dividends or to be made aware of certain corporate actions. There also may be instances where a Portfolio places a purchase order but is subsequently informed, at the time of re-registration, that the permissible allocation of the investment to foreign investors has been filled, depriving the Portfolio of the ability to make its desired investment at that time.
Substantial limitations may exist in certain countries with respect to a Portfolio's ability to repatriate investment income, capital or the proceeds of sales of securities by foreign investors, or by temporary market closures in such countries. A Portfolio could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Portfolio of any restrictions on investments. For example, in September 1998, Malaysia imposed currency controls that limited a Portfolio's ability to repatriate proceeds of Malaysian investments. It is possible that Malaysia, or certain other countries may impose similar restrictions or other restrictions relating to their currencies or to securities of issuers in those countries. In addition, in 2020, Chinese exchanges were temporarily closed due to the outbreak of Coronavirus, an infectious disease. To the extent that such restrictions, market closure, and other relevant market, trading and investment-specific considerations have the effect of making certain investments illiquid, securities may not be available to meet redemptions. Depending on a variety of financial factors, the percentage of a Portfolio's portfolio subject to currency controls may increase. In the event other countries impose similar controls, the portion of the Portfolio's assets that may be used to meet redemptions may be further decreased. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of the operations of a Portfolio. For example, investments may be withdrawn from the People's Republic of China only in US or Hong Kong dollars and only at an exchange rate established by the government once each week. In certain countries, banks or other financial institutions may be among the leading companies or have actively traded securities. The 1940 Act restricts a Portfolio's investments in any equity securities of an issuer that, in its most recent fiscal year, derived more than 15% of its revenues from “securities related activities,” as defined by the rules thereunder. These provisions may restrict a Portfolio's investments in certain foreign banks and other financial institutions.
RISK OF INVESTMENTS IN THE PEOPLE’S REPUBLIC OF CHINA (PRC). Certain Portfolios may invest in securities and instruments that are economically tied to the People’s Republic of China (PRC). The risks of investing in foreign securities and emerging market countries apply to investments economically tied to the PRC. In addition, investments economically tied to the PRC are subject to: (i) inefficiencies resulting from erratic growth; (ii) the unavailability of consistently-reliable economic data; (iii) potentially high rates of inflation; (iv) dependence on exports and international trade; (v) relatively high levels of asset price volatility; (vi) small-market capitalization; (vii) less liquidity and limited accessibility by foreign investors; (viii) greater competition from regional economies; (ix) fluctuations in currency exchange rates or currency devaluation by the PRC government or central bank, particularly in light of the relative lack of currency hedging instruments and controls on the ability to exchange local currency for US dollars; (x) the relatively small size and absence of operating history of many Chinese companies; (xi) the developing nature of the legal and regulatory framework for securities markets, custody arrangements and commerce; (xii) uncertainty and potential changes with respect to the rules and regulations of PRC market access programs through which such investments are made; (xiii) the commitment of the government of the PRC to continue with its economic reforms; and (xiv) the risk that Chinese regulators may suspend trading in Chinese issuers (or permit such issuers to suspend trading) during market disruptions, natural disasters or health crises, such as an outbreak of an infectious disease and that such suspensions may be widespread. In addition, there is a lack of clarity in the laws and regulations of the PRC, and a lower level of regulation and enforcement activity in these securities markets relative to more developed international markets.
The PRC is ruled by the Communist Party. Investments in the PRC are subject to risks associated with greater governmental control over, and involvement in, the economy. The PRC manages its currency at artificial levels relative to the US dollar, rather than at levels determined by the market. This type of system can lead to sudden and large adjustments in the currency, which, in turn, can have a disruptive and negative effect on foreign investors. The PRC also may restrict the free conversion of its currency into foreign currencies, including the US dollar. Currency repatriation restrictions may have the effect of making securities and instruments tied to the PRC relatively illiquid, particularly in connection with redemption requests. In addition, the government of the PRC exercises significant control over economic growth through direct and heavy involvement in resource allocation and monetary policy, control over payment of foreign currency-denominated obligations and provision of preferential treatment to particular industries and/or companies. The PRC has historically been prone to natural disasters, such as droughts, floods, earthquakes and tsunamis, and the region’s economy may be affected by such environmental events in the future. A Portfolio’s investment in the PRC is, therefore, subject to the risk of such events.
To the extent a Portfolio invests in Chinese securities and other instruments, its investments may be impacted by the economic, political, diplomatic, and social conditions within China, as well as by restrictions on investments located in China. For example, in November 2020, the US President signed an Executive Order that prohibits US persons (which includes individuals and entities like the Portfolios) from purchasing or investing in publicly-traded securities of companies identified by the US government as “Communist Chinese military companies.” In January 2021, the President signed another executive order that prohibits transactions identified by the US Secretary of Commerce with certain “Chinese connected software applications. The orders could limit the Portfolios' ability to invest in certain Chinese companies' publicly-traded securities.
Furthermore, many Chinese companies have used complex organizational structures to address Chinese restrictions on foreign investment whereby foreign persons, through another entity domiciled outside of China, have limited contractual rights, including economic benefits, with respect to the Chinese company. While these structures are a longstanding practice in China, such arrangements are not formally recognized under Chinese law. There is a risk that the Chinese government may cease to tolerate these structures at any time or impose new restrictions. If Chinese regulators' tacit acceptance of these arrangements ceases, the value of such holdings would be negatively impacted. Moreover, since such arrangements are not recognized under Chinese law, remedies available to an investor would be limited. Foreign companies listed on US stock exchanges could also face delisting or other ramifications for failure to meet the expectations and/or requirements of the SEC, the Public Company Accounting Oversight Board, or other US regulators. Future regulatory action may prohibit the ability of these organizational structures to receive the economic benefits of a Chinese company, which would cause the market value of such holding to lose substantial value.
Hong Kong Political Risk. Hong Kong reverted to Chinese sovereignty on July 1, 1997, as a Special Administrative Region (SAR) of the PRC under the principle of “one country, two systems.” Although the PRC is obligated to maintain the current capitalist economic and social system of Hong Kong through June 30, 2047, the continuation of economic and social freedoms enjoyed in Hong Kong is dependent on the government of the PRC. Since 1997, there have been tensions between the Chinese government and many people in Hong Kong who perceive the PRC as tightening control over Hong Kong’s semi-autonomous liberal political, economic, legal and social framework. Recent protests and unrest have increased tensions even further. Due to the interconnected nature of the Hong Kong and Chinese economies, this instability in Hong Kong may cause uncertainty in the Hong Kong and Chinese markets. In addition, the Hong Kong dollar trades at a fixed exchange rate in relation to (or, is “pegged” to) the US dollar, which has contributed to the growth and stability of the Hong Kong economy. However, it is uncertain how long the currency peg will continue, or what effect the establishment of an alternative exchange rate system would have on the Hong Kong economy. Because the Portfolios’ NAVs are denominated in US dollars, the establishment of an alternative exchange rate system could result in a decline in the Portfolios’ NAVs.
RISK OF INVESTING THROUGH STOCK CONNECT. China A-shares (A-shares) are equity securities of companies based in mainland China that trade on Chinese stock exchanges such as the Shanghai Stock Exchange (SSE) and the Shenzhen Stock Exchange (SZSE). Foreign investment in A-shares on the SSE and SZSE has historically not been permitted, other than through a license granted under regulations in the People’s Republic of China (PRC) known as the Qualified Foreign Institutional Investor and Renminbi (RMB) Qualified Foreign Institutional Investor systems. Each license permits investment in A-shares only up to a specified quota.
Investment in eligible A-shares listed and traded on the SSE is also permitted through the Shanghai-Hong Kong Stock Connect program (Stock Connect). Stock Connect is a securities trading and clearing program established by Hong Kong Securities Clearing Company Limited (HKSCC), the SSE and China Securities Depository and Clearing Corporation Limited (CSDCC) that aims to provide mutual stock market access between the PRC and Hong Kong by permitting investors to trade and settle shares on each market through their local exchanges. Certain Portfolios may invest in A-shares through Stock Connect or on such other stock exchanges in China which participate in Stock Connect from time to time. Under Stock Connect, the Portfolio’s trading of eligible A-shares listed on the SSE would be effectuated through its Hong Kong broker.
Although no individual investment quotas or licensing requirements apply to investors in Stock Connect, trading through Stock Connect’s Northbound Trading Link is subject to aggregate and daily investment quota limitations that require that buy orders for A-shares be rejected once the remaining balance of the relevant quota drops to zero or the daily quota is exceeded (although the Portfolio will be permitted to sell A-shares regardless of the quota balance). These limitations may restrict the Portfolio from investing in A-shares on a timely basis, which could affect the Portfolio’s ability to effectively pursue its investment strategy. Investment quotas are also subject to change.
Investment in eligible A-shares through Stock Connect is subject to trading, clearance and settlement procedures that could pose risks to the Portfolio. A-shares purchased through Stock Connect generally may not be sold or otherwise transferred other than through Stock Connect in accordance with applicable rules. For example, PRC regulations require that in order for an investor to sell any A-shares on a certain trading day, there must be sufficient A-shares in the investor’s account before the market opens on that day. If there are insufficient A-shares in the investor’s account, the sell order will be rejected by the SSE. The Stock Exchange of Hong Kong (SEHK) carries out pre-trade checking on sell orders of certain stocks listed on the SSE market (SSE Securities) of its participants (i.e., stock brokers) to ensure that this requirement is satisfied. While shares must be designated as eligible to be traded under Stock Connect, those shares may also lose such designation, and if this occurs, such shares may be sold but cannot be purchased through Stock Connect. In addition, Stock Connect will only operate on days when both the Chinese and Hong Kong markets are open for trading and when banks in both markets are open on the corresponding settlement days. Therefore, an investment in A-shares through Stock Connect may subject the Portfolio to a risk of price fluctuations on days where the Chinese market is open, but Stock Connect is not trading. Moreover, day (turnaround) trading is not permitted on the A-shares market. If an investor buys A-shares on day “T,” the investor will only be able to sell the A-shares on or after day T+1. Further, since all trades of eligible Stock Connect A-shares must be settled in RMB, investors must have timely access to a reliable supply of offshore RMB, which cannot be guaranteed.
A-shares held through the nominee structure under Stock Connect will be held through HKSCC as nominee on behalf of investors. The precise nature and rights of the Portfolio as the beneficial owner of the SSE Securities through HKSCC as nominee is not well defined under PRC law. There is lack of a clear definition of, and distinction between, legal ownership and beneficial ownership under PRC law and there have been few cases involving a nominee account structure in the PRC courts. The exact nature and methods of enforcement of the rights and interests of the Portfolio under PRC law is also uncertain. In the unlikely event that HKSCC becomes subject to winding up proceedings in Hong Kong there is a risk that the SSE Securities may not be regarded as held for the beneficial ownership of the Portfolio or as part of the general assets of HKSCC available for general distribution to its creditors. Notwithstanding the fact that HKSCC does not claim proprietary interests in the SSE Securities held in its omnibus stock account in the CSDCC, the CSDCC as the share registrar for SSE listed companies will still treat HKSCC as one of the shareholders when it handles corporate actions in respect of such SSE Securities. HKSCC monitors the corporate actions affecting SSE Securities and keeps participants of Central Clearing and Settlement System (CCASS) informed of all such corporate actions that require CCASS participants to take steps in order to participate in them. Investors may only exercise their voting rights by providing their voting instructions to the HKSCC through participants of the CCASS. All voting instructions from CCASS participants will be consolidated by HKSCC, who will then submit a combined single voting instruction to the relevant SSE-listed company.

The Portfolio’s investments through Stock Connect’s Northbound Trading Link are not covered by Hong Kong’s Investor Compensation Portfolio. Hong Kong’s Investor Compensation Portfolio is established to pay compensation to investors of any nationality who suffer pecuniary losses as a result of default of a licensed intermediary or authorized financial institution in relation to exchange-traded products in Hong Kong. In addition, since the Portfolio is carrying out Northbound trading through securities brokers in Hong Kong but not PRC brokers, it is not protected by the China Securities Investor Protection Portfolio in the PRC.
Market participants are able to participate in Stock Connect subject to meeting certain information technology capability, risk management and other requirements as may be specified by the relevant exchange and/or clearing house. Further, the “connectivity” in Stock Connect requires the routing of orders across the border of Hong Kong and the PRC. This requires the development of new information technology systems on the part of the SEHK and exchange participants. There is no assurance that these systems will function properly or will continue to be adapted to changes and developments in both markets. In the event that the relevant systems fail to function properly, trading in A-shares through Stock Connect could be disrupted.
Stock Connect is subject to regulations promulgated by regulatory authorities for both exchanges. New regulations may be issued from time to time by the regulators and stock exchanges in PRC and Hong Kong in connection with operations, legal enforcement and cross-border trades under Stock Connect. The Portfolio may be adversely affected as a result of such changes. Furthermore, the securities regimes and legal systems of PRC and Hong Kong differ significantly, and issues may arise based on these differences. In addition, the Portfolio’s investments in A-shares through Stock Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Further, different fees, costs and taxes are imposed on foreign investors acquiring A-shares obtained through Stock Connect, and these fees, costs and taxes may be higher than comparable fees, costs and taxes imposed on owners of other securities providing similar investment exposure.
A-Share Market Suspension Risk. A-shares may only be bought from, or sold to, the Portfolio at times when the relevant A-shares may be sold or purchased on the relevant Chinese stock exchange. The A-shares market has historically had a higher propensity for trading suspensions than many other global equity markets. Trading suspensions in certain stocks could lead to greater market execution risk and costs for the Portfolio. The SSE currently applies a daily price limit, set at 10%, of the amount of fluctuation permitted in the prices of A-shares during a single trading day. The daily price limit refers to price movements only and does not restrict trading within the relevant limit. There can be no assurance that a liquid market on an exchange will exist for any particular A-share or for any particular time.
RISK OF INVESTING THROUGH CIBM DIRECT. To the extent permissible by the relevant PRC regulations or authorities, certain Portfolios may also directly invest in permissible products (which include cash bonds) traded on China inter-bank bond market (CIBM), in compliance with the relevant rules issued by the People’s Bank of China (PBOC, including its Shanghai Head Office) in 2016, including the Announcement 2016 No.3 and its implementing rules (CIBM Direct Rules). An onshore trading and settlement agent shall be engaged by the subadviser to make the filing on behalf of the relevant Portfolio and conduct trading and settlement agency services for such Portfolio. PBOC will exercise on-going supervision over the onshore settlement agent and the Portfolios’ trading activity under the CIBM Direct Rules and may take relevant administrative actions, such as suspension of trading and mandatory exit against a Portfolio and/or the subadviser in the event of any noncompliance with the CIBM Direct Rules. The CIBM Direct Rules are very new and have yet to be tested on the market. At this stage the CIBM Direct Rules are still subject to further clarification and/or changes, which may adversely affect the Portfolios’ ability to invest in the CIBM.
RISK OF INVESTING THROUGH BOND CONNECT. In addition to the risks described under “Foreign Securities” and “Investments in the People’s Republic of China,” there are risks associated with Portfolio investments in Chinese government bonds and other PRC-based debt instruments traded on the CIBM through the Bond Connect program. The Bond Connect refers to the arrangement between Hong Kong and the PRC that enables the PRC and overseas investors to trade various types of debt securities in each other’s bond markets through connection between the relevant respective financial infrastructure institutions. Trading through Bond Connect is subject to a number of restrictions that may affect a Portfolio’s investments and returns. Investments made through Bond Connect are subject to order, clearance and settlement procedures that are relatively untested in the PRC, which could pose risks to a Portfolio. Furthermore, securities purchased via Bond Connect will be held on behalf of ultimate investors (such as a Portfolio) via a book entry omnibus account in the name of the Hong Kong Monetary Authority Central Money Markets Unit maintained with a PRC-based custodian (either the China Central Depository & Clearing Co. (CCDC) or the Shanghai Clearing House (SCH)). A Portfolio’s ownership interest in Bond Connect securities will not be reflected directly in book entries with CCDC or SCH, and will instead only be reflected on the books of its Hong Kong sub-custodian. This recordkeeping system also subjects a Portfolio to various risks, including the risk that the Portfolio may have a limited ability to enforce its rights as a bondholder, as well as the risks of settlement delays and counterparty default of the Hong Kong sub-custodian. While the ultimate investors hold a beneficial interest in Bond Connect securities, the mechanisms that beneficial owners may use to enforce their rights are untested, and courts in the PRC have limited experience in applying the concept of beneficial ownership. As such, a Portfolio may not be able to participate in corporate actions affecting its rights as a bondholder, such as timely payment of distributions, due to time constraints or other operational reasons. Bond Connect trades are settled in RMB, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed. Moreover, securities purchased through Bond Connect generally may not be sold, purchased or otherwise transferred, other than through Bond Connect, in accordance with applicable rules.
A primary feature of Bond Connect is the application of the home market’s laws and rules applicable to investors in Chinese fixed-income instruments. Therefore, a Portfolio’s investments in securities via Bond Connect are generally subject to Chinese securities regulations and listing rules, among other restrictions. Such securities may lose their eligibility at any time, in which case, they could be sold, but could no longer be purchased through Bond Connect. A Portfolio will not benefit from access to Hong Kong investor compensation funds, which are set up to protect against defaults of trades, when investing through Bond Connect. Bond Connect is only available on days when markets in both the PRC and Hong Kong are open. As a result, prices of securities purchased through Bond Connect may fluctuate at times when a Portfolio is unable to add to, or exit, its position and, therefore, may limit the Portfolio’s ability to trade when it would be otherwise attractive to do so. Finally, uncertainties in the PRC tax rules governing taxation of income and gains from investments via Bond Connect could result in unexpected tax liabilities for a Portfolio. The withholding tax treatment of dividends and capital gains payable to overseas investors currently is unsettled.
The Bond Connect program is a relatively new program and may be subject to further interpretation and guidance. In addition, the trading, settlement and IT systems required for non-Chinese investors in Bond Connect are relatively new and continuing to evolve. In the event that the relevant systems do not function properly, trading through Bond Connect could be disrupted. There can be no assurance that further regulations will not affect the availability of securities in the program, the frequency of redemptions or other limitations. In addition, the application and interpretation of the laws and regulations of Hong Kong and the PRC, and the rules, policies or guidelines published or applied by relevant regulators and exchanges in respect of the Bond Connect program, are uncertain, and they may have a detrimental effect on a Portfolio’s investments and returns.
INVESTMENT IN OTHER INVESTMENT COMPANIES. Each Portfolio may invest in other investment companies, including exchange-traded funds. In accordance with the 1940 Act, a Portfolio may invest up to 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act, a Portfolio may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Portfolio's total assets may be invested in securities of any investment company. (These limits do not restrict a Feeder Fund from investing all of its assets in shares of its Master Portfolio).
Notwithstanding the limits discussed above, a Portfolio may invest in other investment companies without regard to the limits set forth above, provided that the Portfolio complies with Rules 12d1-1, 12d1-3 and 12d1-4 promulgated by the SEC under the 1940 Act or otherwise permitted by exemptive order, SEC releases, no-action letters or similar interpretation. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a money Portfolio in wholly-owned investment companies created under the laws of certain countries will not be deemed an investment in other investment companies. The underlying investment companies in which the Portfolio invests may not meet their investment objectives.
JUNK BONDS. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that the subadviser believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Portfolio. The major risks in junk bond investments include the following:
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Junk bonds are issued by less credit worthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.
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The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.
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Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.
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Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Portfolio before it matures. If an issuer redeems the junk bonds, a Portfolio may have to invest the proceeds in bonds with lower yields and may forgo income.
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Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.
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Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Portfolio's portfolio securities than in the case of securities trading in a more liquid market.

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A Portfolio may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.
LIQUIDATION OF PORTFOLIOS. Each Portfolio reserves the right to discontinue offering shares at any time, to merge or reorganize itself, or to cease operations and liquidate at any time.
MONEY MARKET INSTRUMENTS. Certain Portfolios may invest in money market instruments. Money market instruments include cash equivalents and short-term obligations of US banks, certificates of deposit, short-term obligations issued or guaranteed by the US Government or its agencies. Money market instruments also include bankers' acceptances, commercial paper, certificates of deposit and Eurodollar obligations issued or guaranteed by bank holding companies in the US, their subsidiaries and foreign branches, by foreign banking institutions, and by the World Bank and other multinational instrumentalities, as well as commercial paper and other short-term obligations of, and variable amount master demand notes, variable rate notes and similar agreements issued by, US and foreign corporations.
MONEY MARKET FUND REFORM. In July 2014, the SEC adopted amendments to Rule 2a-7 under the 1940 Act. Rule 2a-7 imposes quality, liquidity and other requirements on any registered mutual fund that holds itself out to the public as a money market fund. The Government Money Market Portfolio is subject to Rule 2a-7. Compliance with the various provisions of the amendments took effect over the course of 2015 and 2016. The new regulations impact money market funds differently depending upon the types of investors that will be permitted to invest in a fund, and the types of securities in which a fund may invest.
“Retail” money market funds have policies and procedures reasonably designed to limit their beneficial owners to natural persons. All other money market funds are considered to be “institutional” money market funds. Retail and institutional money market funds are further classified by their investments. “Prime” money market funds are permitted to invest primarily in corporate or other non-government securities, “US government” money market funds are required to invest a very high percentage of their assets in US government securities and “municipal” money market funds are required to invest significantly in municipal securities.
Under the revised rule, institutional prime money market funds and institutional municipal money market funds are required to value their portfolio securities using market-based factors, and sell and redeem shares at prices based on a floating net asset value. A floating net asset value is calculated by rounding to the fourth decimal place in the case of a money market fund with a $1.0000 share price. Retail money market funds and institutional US government money market funds are not subject to the floating net asset value requirement.
Under the revised rule, any type of money market fund is permitted to impose a discretionary liquidity fee of up to 2% on redemptions or temporarily suspend redemptions (also known as “gate”) if the money market fund’s weekly liquid assets (as defined in Rule 2a-7) fall below 30% of the fund’s total assets and the money market fund’s board of trustees determines that the fee or gate is in the fund’s best interests. Once imposed, a discretionary liquidity fee or redemption gate will remain in effect until the fund’s board of trustees determines that the fee or gate is no longer in the fund’s best interests or the next business day after the fund’s weekly liquid assets return to 30% of the fund’s total assets, whichever occurs first. Regardless, the redemption gate is required to be lifted no later than the 10th business day after the gate is imposed, and a money market fund may not impose a redemption gate for more than 10 business days in any rolling 90-calendar day period.
Under the revised rule, any type of money market fund (except for US government money market funds) is required to impose a liquidity fee of 1% on all redemptions if the money market fund’s weekly liquid assets (as defined in Rule 2a-7) fall below 10% of the fund’s total assets, unless the fund’s board of trustees determines that the fee is not in the fund’s best interests, or that a lower or higher (up to 2%) liquidity fee is in the fund’s best interests.
Other requirements of the revised rule include enhanced website disclosure obligations, the adoption of a new form for disclosure of certain material events (such as the imposition of liquidity fees or redemption gates), stronger diversification requirements and enhanced stress testing.
Pursuant to investment policy changes approved by the Board, effective September 12, 2016, the AST Government Money Market Portfolio (formerly known as the AST Money Market Portfolio) is managed as a US government money market fund under Rule 2a-7, which means that it invests at least 99.5% or more of its assets in cash, government securities, and/or repurchase agreements that are fully collateralized with cash or other government securities.  At the election of the Board, the Government Money Market Portfolio is not subject to a liquidity fee and/or a redemption gate on redemptions, which might apply to other types of money market funds should certain triggering events specified in Rule 2a-7 occur.  However, the Board reserves the right, with notice to shareholders, to change the policy with respect to liquidity fees and/or redemption gates, thereby permitting the Portfolio to impose such fees and gates in the future.

MORTGAGE-BACKED SECURITIES. Investing in mortgage-backed securities involves certain unique risks in addition to those generally associated with investing in fixed income securities and in the real estate industry in general. These unique risks include the failure of a party to meet its commitments under the related operative documents, adverse interest rate changes and the effects of prepayments on mortgage cash flows. Mortgage-backed securities are “pass-through” securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to a Portfolio. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by a Portfolio for its mortgage-backed securities, the yield the Portfolio expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when a Portfolio reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.
To the extent that a Portfolio purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If a Portfolio buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Portfolio. Under certain interest rate and prepayment scenarios, a Portfolio may fail to recoup fully its investment in mortgage-backed securities notwithstanding any direct or indirect governmental or agency guarantee.
Most mortgage-backed securities are issued by Federal government agencies such as the Government National Mortgage Association (Ginnie Mae), or by government sponsored enterprises such as the Federal Home Loan Mortgage Corporation (Freddie Mac) or the Federal National Mortgage Association (Fannie Mae). Principal and interest payments on mortgage-backed securities issued by the Federal government and some Federal government agencies, such as Ginnie Mae, are guaranteed by the Federal government and backed by the full faith and credit of the United States. Mortgage-backed securities issued by other government agencies or government sponsored enterprises, such as Freddie Mac or Fannie Mae, are backed only by the credit of the government agency or enterprise and are not backed by the full faith and credit of the United States. While certain mortgage-related securities receive government or private support, there is no assurance that such support will remain in place in the future. Additionally, mortgage-backed securities issued by government agencies or sponsored enterprises like Freddie Mac or Fannie Mae generally have very little credit risk, but may be subject to substantial interest rate risks. Private mortgage-backed securities are issued by private corporations rather than government agencies and are subject to credit risk and interest rate risk. Some mortgage-backed securities, including those issued by government agencies and government-sponsored enterprises, may be based on pools of loans that are originated by an affiliate of the Manager.
In September 2008, the Federal Housing Finance Agency (FHFA) placed Fannie Mae and Freddie Mac under conservatorship and was appointed to manage their daily operations. In addition, the US Treasury entered into stock purchase agreements (SPAs) with Fannie Mae and Freddie Mac to provide them with capital in exchange for senior preferred stock. Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae. Participation certificates representing interests in mortgages from Freddie Mac’s national portfolio are guaranteed as to the timely payment of interest and principal by Freddie Mac. Private, government, or government-related entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be alternative mortgage instruments (that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may be shorter than customary).
Under the direction of the FHFA, FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of a uniform mortgage-backed security (UMBS) (the Single Security Initiative) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative was implemented in June 2019, and the effects it may have on the market for mortgage-backed securities are uncertain.
FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the US Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to a Portfolio.

In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing UMBS in place of their current offerings of TBA-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.
MUNICIPAL SECURITIES. Certain Portfolios may, from time to time, invest in municipal bonds including general obligation and revenue bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest, whereas revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. A Portfolio may also invest in municipal notes including tax, revenue and bond anticipation notes which are issued to obtain Portfolios for various public purposes.
Municipal securities include notes and bonds issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies and instrumentalities and the District of Columbia, the interest on which is generally eligible for exclusion from federal income tax and, in certain instances, applicable state or local income and personal property taxes. Such securities are traded primarily in the over-the-counter market.
The interest rates payable on certain municipal bonds and municipal notes are not fixed and may fluctuate based upon changes in market rates. Municipal bonds and notes of this type are called “variable rate” obligations. The interest rate payable on a variable rate obligation is adjusted either at predesignated intervals or whenever there is a change in the market rate of interest on which the interest rate payable is based. Other features may include the right whereby a Portfolio may demand prepayment of the principal amount of the obligation prior to its stated maturity (a demand feature) and the right of the issuer to prepay the principal amount prior to maturity. The principal benefit of a variable rate obligation is that the interest rate adjustment minimizes changes in the market value of the obligation. As a result, the purchase of variable rate obligations should enhance the ability of a Portfolio to maintain a stable NAV per share and to sell an obligation prior to maturity at a price approximating the full principal amount of the obligation.
Variable or floating rate securities include participation interests therein and inverse floaters. Floating rate securities normally have a rate of interest that is set as a specific percentage of a designated base rate, such as the rate on Treasury Bonds or Bills. The interest rate on floating rate securities changes whenever there is a change in the designated base interest rate. Variable rate securities provide for a specific periodic adjustment in the interest rate based on prevailing market rates and generally would allow a Portfolio to demand payment of the obligation on short notice at par plus accrued interest, which amount may, at times, be more or less than the amount the Portfolio paid for them. Some floating rate and variable rate securities have maturities longer than 397 calendar days but afford the holder the right to demand payment at dates earlier than the final maturity date. Such floating rate and variable rate securities will be treated as having maturities equal to the demand date or the period of adjustment of the interest rate whichever is longer.
An inverse floater is a debt instrument with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the residual interest rate paid on the inverse floater, with the result that the inverse floater's price will be considerably more volatile than that of a fixed rate bond. Generally, income from inverse floating rate bonds will decrease when short-term interest rates increase, and will increase when short-term interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate that is a multiple (typically two) of the rate at which fixed-rate, long-term, tax-exempt securities increase or decrease in response to such changes. As a result, the market values of such securities generally will be more volatile than the market values of fixed-rate tax-exempt securities. While inverse floaters may expose a Portfolio to leverage risk, they do not constitute borrowings for purposes of a Portfolio's restrictions on borrowings. For additional information relating to inverse floaters, please see “Indexed and Inverse Securities.”
Private Investment in Public Equities (PIPEs) Risk. PIPE transactions typically involve the purchase of securities directly from a publicly traded company or its affiliates in a private placement transaction, typically at a discount to the market price of the company’s common stock. In a PIPE transaction, a Portfolio may bear the price risk from the time of pricing until the time of closing. Equity issued in this manner is often subject to transfer restrictions and is therefore less liquid than equity issued through a registered public offering. A Portfolio may be subject to lock-up agreements that prohibit transfers for a fixed period of time. In addition, because the sale of the securities in a PIPE transaction is not registered under the 1933 Act, as amended, the securities are restricted and cannot be immediately resold into the public markets. A Portfolio may enter into a registration rights agreement with the issuer pursuant to which the issuer commits to file a resale registration statement allowing the Portfolio to publicly resell its securities. However, the ability of a Portfolio to freely transfer the shares is conditioned upon, among other things, the SEC’s preparedness to declare the resale registration statement effective and the issuer’s right to suspend the Portfolio’s use of the resale registration statement, if the issuer is pursuing a transaction or some other material non-public event is occurring. Accordingly, PIPE securities may be subject to risks associated with illiquid investments.

Quantitative Investing Risk. The Manager or a subadviser may employ and/or rely on algorithms, models or other systems in connection with certain investment activities, including research, forecasting, selection and execution processes (together, Systems). These Systems rely heavily on the use of proprietary and nonproprietary data, software, hardware and intellectual property, including data, software and hardware that may be licensed or otherwise obtained from third parties. The use of such Systems has inherent limitations and risks. Although they strive to do so, there can be no assurance that the Manager/subadviser will develop and use Systems appropriately and effectively. Errors may occur in the design, writing, testing, monitoring and/or implementation of Systems, including in the manner in which Systems function together. The effectiveness of Systems may diminish over time, including as a result of market changes and changes in the behavior of market participants. The quality of the resulting analyses, investment selections, portfolio construction, asset allocations, proposed trades, risk management and trading strategies depends on a number of factors, including the accuracy and quality of data inputs into the Systems, the mathematical and analytical assumptions and underpinnings of the Systems’ coding, the accuracy in translating those analytics into program code or interpreting the output of a System by another System in order to facilitate a transaction, changes in market conditions, the successful integration of the various Systems into the portfolio selection and trading process, and whether actual market events correspond to one or more assumptions underlying the Systems. Accordingly, Systems are subject to errors and/or mistakes (System Incidents) that may adversely impact a Portfolio. For example, System Incidents may result in Systems performing in a manner other than as intended, including, but not limited to, failure to achieve desired performance or investment objectives, execution of unanticipated trades or failure to execute intended trades, or failure to identify hedging or other risk management opportunities or targets. Further, if incorrect market data is entered into an otherwise properly functioning System, the System’s resulting output, including proposed trades or investment recommendations, may be inconsistent with the underlying investment strategy. Most Systems require continual monitoring and enhancements, and there is no guarantee that such enhancements will be successful, or that Systems will operate as intended. The successful deployment of an investment strategy, the portfolio construction process and/or the trading process could be severely compromised by software or hardware malfunctions, viruses, glitches, connectivity loss, system crashes or various other System Incidents, including, in particular, where multiple Systems contribute to the process (i.e., where one System develops a potential recommended signal or possible trade, and another System interprets or optimizes that recommended signal or possible trade to facilitate a trade order). System Incidents may be difficult to detect and the Manager/subadviser may not immediately or ever detect certain System Incidents, which may have an increasing impact on a Portfolio over time. There is no guarantee that measures taken to address a System Incident will be successful.
REAL ESTATE RELATED SECURITIES. Although no Portfolio may invest directly in real estate, certain Portfolios may invest in equity securities of issuers that are principally engaged in the real estate industry. Therefore, an investment in such a Portfolio is subject to certain risks associated with the ownership of real estate and with the real estate industry in general. These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions; possible lack of availability of mortgage Portfolios or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates. To the extent that assets underlying a Portfolio's investments are concentrated geographically, by property type or in certain other respects, the Portfolio may be subject to certain of the foregoing risks to a greater extent. Investments by a Portfolio in securities of companies providing mortgage servicing will be subject to the risks associated with refinancings and their impact on servicing rights. In addition, if a Portfolio receives rental income or income from the disposition of real property acquired as a result of a default on securities the Portfolio owns, the receipt of such income may adversely affect the Portfolio's ability to retain its tax status as a regulated investment company because of certain income source requirements applicable to regulated investment companies under the Code.
REAL ESTATE INVESTMENT TRUSTS (REITs). Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, may not be diversified geographically or by property type, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs must also meet certain requirements under the Code to avoid entity level tax and be eligible to pass-through certain tax attributes of their income to shareholders. REITs are consequently subject to the risk of failing to meet these requirements for favorable tax treatment and of failing to maintain their exemptions from registration under the 1940 Act. REITs are also subject to the risks of changes in the Code, affecting their tax status.
REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT's investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

Investing in certain REITs involves risks similar to those associated with investing in small capitalization companies. These REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as these REITs, have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.
REPURCHASE AGREEMENTS. A Portfolio may invest in securities pursuant to repurchase agreements. A Portfolio will enter into repurchase agreements only with parties meeting creditworthiness standards as set forth in the Portfolio's repurchase agreement procedures.
Under such agreements, the other party agrees, upon entering into the contract with a Portfolio, to repurchase the security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period, although such return may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligation. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser.
In the case of a repurchase agreement, as a purchaser, a Portfolio will require all repurchase agreements to be fully collateralized at all times by cash or other liquid assets in an amount at least equal to the resale price. The seller is required to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs or possible losses in connection with disposition of the collateral.
A Portfolio may participate in a joint repurchase agreement account with other investment companies managed by PGIM Investments pursuant to an order of the SEC. On a daily basis, any uninvested cash balances of the Portfolio may be aggregated with those of such investment companies and invested in one or more repurchase agreements. Each Portfolio participates in the income earned or accrued in the joint account based on the percentage of its investment.
REVERSE REPURCHASE AGREEMENTS RISK. Reverse repurchase agreements are transactions in which a Portfolio sells a security and simultaneously commits to repurchase that security from the buyer, such as a bank or broker-dealer, at an agreed upon price on an agreed-upon future date. The repurchase price consists of the sale price plus an incremental amount reflecting the interest cost to the Portfolio on the proceeds it has received from the initial sale. Reverse repurchase agreements involve the risk that the value of securities that the Portfolio is obligated to repurchase under the agreement may decline below the repurchase price. Additionally, such transactions are only advantageous if the interest cost to the Portfolio of the reverse repurchase transaction is less than the cost of obtaining the cash otherwise. Interest costs on the proceeds received in a reverse repurchase agreement may exceed the return received on the investments made by the Portfolio with those proceeds, resulting in reduced returns to shareholders. When a Portfolio enters into a reverse repurchase agreement, it is subject to the risk that the buyer (counterparty) may default on its obligations to the Portfolio. In the event of default, a Portfolio may experience delays, costs, and losses, all of which may reduce returns to shareholders. Investing reverse repurchase proceeds may also have a leveraging effect on a Portfolio. A Portfolio’s use of leverage can magnify the effect of any gains or losses, causing the Portfolio to be more volatile than if it had not been leveraged.
DOLLAR ROLLS. Certain Portfolios may enter into dollar rolls. In a dollar roll, a Portfolio sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, a Portfolio foregoes principal and interest paid on the securities. A Portfolio is compensated by the difference between the current sale price and the forward price for the future purchase (often referred to as the drop) as well as by the interest earned on the cash proceeds of the initial sale.
Dollar rolls involve the risk that the market value of the securities retained by the Portfolio may decline below the price of the securities, the Portfolio has sold but is obligated to repurchase under the agreement. In the event the buyer of securities under a dollar roll files for bankruptcy or becomes insolvent, the Portfolio's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities. Cash proceeds from dollar rolls may be invested in cash or other liquid assets.
SECURITIES LENDING. Unless otherwise noted, the Portfolio may lend its portfolio securities to brokers, dealers and other financial institutions subject to applicable regulatory requirements and guidance, including the requirements that: (1) the aggregate market value of securities loaned will not at any time exceed 33 1/3% of the total assets of the Portfolio; (2) the borrower pledge and maintain with the

Portfolio collateral consisting of cash, an irrevocable letter of credit, or securities issued or guaranteed by the US Government having at all times a value of not less than 100% of the value of the securities lent; and (3) the loan be made subject to termination by the Portfolio at any time. Goldman Sachs Bank USA d/b/a Goldman Sachs Agency Lending (GSAL) serves as securities lending agent for the Portfolio, and in that role administers the Portfolio’s securities lending program. As compensation for these services, GSAL receives a portion of any amounts earned by the Portfolio through lending securities.
The Portfolio may invest the cash collateral and/or it may receive a fee from the borrower. To the extent that cash collateral is invested, it will be invested in an affiliated prime money market fund and will be subject to market depreciation or appreciation. The Portfolio will be responsible for any loss that results from this investment of collateral.
On termination of the loan, the borrower is required to return the securities to the Portfolio, and any gain or loss in the market price during the loan would inure to the Portfolio. If the borrower defaults on its obligation to return the securities lent because of insolvency or other reasons, the Portfolio could experience delays and costs in recovering the securities lent or in gaining access to the collateral. In such situations, the Portfolio may sell the collateral and purchase a replacement investment in the market. There is a risk that the value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased.
During the time portfolio securities are on loan, the borrower will pay the Portfolio an amount equivalent to any dividend or interest paid on such securities. Voting or consent rights which accompany loaned securities pass to the borrower. However, all loans may be terminated at any time to facilitate the exercise of voting or other consent rights with respect to matters considered to be material. The Portfolio bears the risk that there may be a delay in the return of the securities which may impair the Portfolio’s ability to exercise such rights.
SECURITIES OF SMALLER OR EMERGING GROWTH COMPANIES. Investment in smaller or emerging growth companies involves greater risk than is customarily associated with investments in more established companies. The securities of smaller or emerging growth companies may be subject to more abrupt or erratic market movements than larger, more established companies or the market average in general. These companies may have limited product lines, markets or financial resources, or they may be dependent on a limited management group.
While smaller or emerging growth company issuers may offer greater opportunities for capital appreciation than large cap issuers, investments in smaller or emerging growth companies may involve greater risks and thus may be considered speculative. The Manager believes that properly selected companies of this type have the potential to increase their earnings or market valuation at a rate substantially in excess of the general growth of the economy. Full development of these companies and trends frequently takes time.
Small cap and emerging growth securities will often be traded only in the over-the-counter market or on a regional securities exchange and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, the disposition by a Portfolio of portfolio securities to meet redemptions or otherwise may require a Portfolio to make many small sales over a lengthy period of time, or to sell these securities at a discount from market prices or during periods when, in the Manager’s judgment, such disposition is not desirable.
While the process of selection and continuous supervision by the Manager does not, of course, guarantee successful investment results, it does provide access to an asset class not available to the average individual due to the time and cost involved. Careful initial selection is particularly important in this area as many new enterprises have promise but lack certain of the factors necessary to prosper. Investing in small cap and emerging growth companies requires specialized research and analysis. In addition, many investors cannot invest sufficient assets in such companies to provide wide diversification.
Small companies are generally little known to most individual investors although some may be dominant in their respective industries. The Manager believes that relatively small companies will continue to have the opportunity to develop into significant business enterprises. A Portfolio may invest in securities of small issuers in the relatively early stages of business development that have a new technology, a unique or proprietary product or service, or a favorable market position. Such companies may not be counted upon to develop into major industrial companies, but Portfolio management believes that eventual recognition of their special value characteristics by the investment community can provide above-average long-term growth to the portfolio.
Equity securities of specific small cap issuers may present different opportunities for long-term capital appreciation during varying portions of economic or securities markets cycles, as well as during varying stages of their business development. The market valuation of small cap issuers tends to fluctuate during economic or market cycles, presenting attractive investment opportunities at various points during these cycles.
Smaller companies, due to the size and kinds of markets that they serve, may be less susceptible than large companies to intervention from the Federal government by means of price controls, regulations or litigation.

SHORT SALES AND SHORT SALES AGAINST-THE-BOX. Certain Portfolios may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Portfolio does not own declines in value. When a Portfolio makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale. A Portfolio may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities. The Portfolio may not be able to limit any losses resulting from share price volatility if the security indefinitely continues to increase in value at such specified time.
A Portfolio secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, US Government securities or other liquid securities similar to those borrowed. With respect to the uncovered short positions, a Portfolio is required to (1) deposit similar collateral with its custodian or otherwise segregate collateral on its records, to the extent that the value of the collateral in the aggregate is at all times equal to at least 100% of the current market value of the security sold short, or (2) a Portfolio must otherwise cover its short position. Depending on arrangements made with the broker-dealer from which the Portfolio borrowed the security, regarding payment over of any payments received by a Portfolio on such security, a Portfolio may not receive any payments (including interest) on its collateral deposited with such broker-dealer. Because making short sales in securities that it does not own exposes a Portfolio to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Portfolio makes short sales in securities that increase in value, it will likely underperform similar mutual Portfolios that do not make short sales in securities they do not own. A Portfolio will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Portfolio replaces the borrowed security. A Portfolio will realize a gain if the security declines in price between those dates. There can be no assurance that a Portfolio will be able to close out a short sale position at any particular time or at an acceptable price. Although a Portfolio's gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.
Certain Portfolios may also make short sales against-the-box. A short sale against-the-box is a short sale in which a Portfolio owns an equal amount of the securities sold short, or securities convertible or exchangeable for, with or without payment of any further consideration, such securities. Short sale borrowings are considered to be “derivative transactions” under Rule 18f-4 of the Investment Company Act of 1940 and therefore the Portfolios intend that any transactions involving short sale borrowings will be conducted in compliance with the requirements of Rule 18f-4.
SOVEREIGN DEBT. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government entity's policy towards the International Monetary Fund and the political constraints to which a government entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend Portfolios to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to government entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.
SPECIAL PURPOSE ACQUISITION COMPANIES. A Portfolio may invest in stock, warrants, and other securities of special purpose acquisition companies (SPACs) or similar special purpose entities that pool funds to seek potential acquisition or merger opportunities. A SPAC is typically a publicly traded company that raises funds through an initial public offering (IPO) for the purpose of acquiring or merging with an unaffiliated company to be identified subsequent to the SPAC's IPO. SPACs are often used as a vehicle to transition a company from private to publicly traded. The securities of a SPAC are often issued in “units” that include one share of common stock and one right or warrant (or partial right or warrant) conveying the right to purchase additional shares or partial shares. Unless and until a transaction is completed, a SPAC generally invests its assets (less a portion retained to cover expenses) in US Government securities, money market fund securities and cash. To the extent the SPAC is invested in cash or similar securities, this may impact a Portfolio's ability to meet its investment objective. If an acquisition or merger that meets the requirements for the SPAC is not completed within a pre-established period of time, the invested funds are returned to the SPAC's shareholders, less certain permitted expenses, and any rights or warrants issued by the SPAC will expire worthless. Because SPACs and similar entities have no operating history or ongoing business other than seeking acquisitions, the value of their securities is particularly dependent on the ability of the entity's management to identify and complete a suitable transaction. Some SPACs may pursue acquisitions or mergers only within certain industries or regions, which may further increase the volatility of their securities' prices. In addition to purchasing publicly traded SPAC securities, a Portfolio may invest in

SPACs through additional financings via securities offerings that are exempt from registration under the federal securities laws (restricted securities). No public market will exist for these restricted securities unless and until they are registered for resale with the SEC, and such securities may be considered illiquid and/or be subject to restrictions on resale. It may also be difficult to value restricted securities issued by SPACs.
An investment in a SPAC is subject to a variety of risks, including that: a significant portion of the funds raised by the SPAC for the purpose of identifying and effecting an acquisition or merger may be expended during the search for a target transaction; an attractive acquisition or merger target may not be identified and the SPAC will be required to return any remaining invested funds to shareholders; attractive acquisition or merger targets may become scarce if the number of SPACs seeking to acquire operating businesses increases; any proposed merger or acquisition may be unable to obtain the requisite approval, if any, of SPAC shareholders and/or antitrust and securities regulators; an acquisition or merger once effected may prove unsuccessful and an investment in the SPAC may lose value; the warrants or other rights with respect to the SPAC held by the Portfolio may expire worthless or may be repurchased or retired by the SPAC at an unfavorable price; the Portfolio may be delayed in receiving any redemption or liquidation proceeds from a SPAC to which it is entitled; an investment in a SPAC may be diluted by subsequent public or private offerings of securities in the SPAC or by other investors exercising existing rights to purchase securities of the SPAC; SPAC sponsors generally purchase interests in the SPAC at more favorable terms than investors in the IPO or subsequent investors on the open market; no or only a thinly traded market for shares of or interests in a SPAC may develop, leaving the Portfolio unable to sell its interest in a SPAC or to sell its interest only at a price below what the Portfolio believes is the SPAC security's value; and the values of investments in SPACs may be highly volatile and may depreciate significantly over time.
STANDBY COMMITMENT AGREEMENTS. A Portfolio may enter into standby commitment agreements. These agreements commit a Portfolio, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to that Portfolio at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Portfolio is paid a commitment fee, regardless of whether or not the security is ultimately issued. A Portfolio will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Portfolio. A Portfolio will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Portfolio may bear the risk of a decline in the value of such security and may not benefit from any appreciation in the value of the security during the commitment period. The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of a Portfolio's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.
STRIPPED SECURITIES. Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only or “IO” security) and the other to receive the principal payments (the principal only or “PO” security). Some stripped securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, a Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.
STRUCTURED NOTES. Certain Portfolios may invest in structured notes. The values of the structured notes in which a Portfolio will invest may be linked to equity securities or equity indices or other instruments or indices (reference instruments). These notes differ from other types of debt securities in several respects. The interest rate or principal amount payable at maturity may vary based on changes in the value of the equity security, instrument, or index. A structured note may be positively or negatively indexed; that is, its value or interest rate may increase or decrease if the value of the reference instrument increases. Similarly, its value may increase or decrease if the value of the reference instrument decreases. Further, the change in the principal amount payable with respect to, or the interest rate of, a structured note may be a multiple of the percentage change (positive or negative) in the value of the underlying reference instrument(s).
Investments in structured notes involve certain risks, including the credit risk of the issuer and the normal risks of price changes in response to changes in interest rates. Further, in the case of certain structured notes, a decline or increase in the value of the reference instrument may cause the interest rate to be reduced to zero, and any further declines or increases in the reference instrument may then reduce the principal amount payable on maturity. The percentage by which the value of the structured note decreases may be far greater than the percentage by which the value of the reference instrument increases or decreases. Finally, these securities may be less liquid than other types of securities, and may be more volatile than their underlying reference instruments.
SUKUK. Sukuk are certificates structured to comply with Sharia law and its investment principles. These certificates usually represent the beneficial ownership interest in a portfolio of eligible existing or future tangible or intangible assets (underlying assets). In a typical sukuk, a special purpose vehicle (SPV) issues certificates to investors in exchange for their capital. The SPV transfers the capital to or for the benefit of the entity that is raising the capital (the obligor) in exchange for the underlying assets of the obligor that are held in trust by the SPV. The obligor is obligated, usually through a series of contracts, to make periodic payments to investors through the SPV over a specified period of time and a final payment to investors through the SPV on a date certain. Obligors of sukuk include financial institutions and corporations, foreign governments and agencies of foreign governments, including issuers in emerging markets.
Although under Sharia law, sukuk involve the sharing of profits and losses in the underlying asset financed by the investment in the certificates, most sukuk do not provide investors with bona fide legal ownership of the underlying assets, and the periodic and final payments to sukuk investors are not generally linked to the value of the underlying assets. As a result, most sukuk are considered unsecured obligations whose risks and returns are similar to those of conventional debt instruments. Investors typically have no direct recourse to the underlying assets and do not have a secured claim against the obligor. Sukuk investors are subject to the creditworthiness of the obligor, and the obligor may be unwilling or unable to meet its periodic or final payment obligations. In addition, investors' ability to pursue and enforce actions with respect to these payment obligations or to otherwise enforce the terms of the sukuk, restructure the sukuk, obtain a judgment in a court of competent jurisdiction, and/or attach assets of the obligor may be limited. As with conventional debt instruments, sukuk prices change in response to interest rate changes.
The structural complexity of sukuk and the immaturity of the sukuk market, increases the potential risks of investing in sukuk, including operational, legal, and investment risks. While the sukuk market has grown in recent years, sukuk can be less liquid than other types of investments and it may be difficult at times to invest in or dispose of sukuk. In addition, evolving interpretations of Sharia law by courts or Islamic scholars on sukuk structures and sukuk transferability, or a determination subsequent to the issuance of the sukuk by some Islamic scholars that certain sukuk do not comply with Sharia law and its investment principles, could have a dramatic adverse effect on the price and liquidity of a particular sukuk or the sukuk market in general.
SUPRANATIONAL ENTITIES. A Portfolio may invest in debt securities of supranational entities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank and the Inter-American Development Bank. The government members, or “stockholders,” usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.
TEMPORARY DEFENSIVE STRATEGY AND SHORT-TERM INVESTMENTS. Each Portfolio may temporarily invest without limit in money market instruments, including commercial paper of US corporations, certificates of deposit, bankers' acceptances and other obligations of domestic banks, and obligations issued or guaranteed by the US government, its agencies or its instrumentalities, as part of a temporary defensive strategy or to maintain liquidity to meet redemptions. Money market instruments typically have a maturity of one year or less as measured from the date of purchase.
A Portfolio also may temporarily hold cash or invest in money market instruments pending investment of proceeds from new sales of Portfolio shares or during periods of portfolio restructuring.
WARRANTS AND RIGHTS. Warrants and rights are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make a Portfolio a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.
WHEN ISSUED SECURITIES, DELAYED DELIVERY SECURITIES AND FORWARD COMMITMENTS. A Portfolio may purchase or sell securities that it is entitled to receive on a when issued basis. A Portfolio may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by a Portfolio at an established price with payment and delivery taking place in the future. A Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction. No Portfolio has established any limit on the percentage of its assets that may be committed in connection with these transactions. When issued securities, delayed delivery securities and forward commitments are considered to be “derivative transactions” under Rule 18f-4 of the Investment Company Act of 1940 and therefore the Portfolios intended that any transactions involving when issued securities, delayed delivery securities or forward commitments will be conducted in compliance with the requirements of Rule 18f-4.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Portfolio's purchase price. The Portfolio may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.
US GOVERNMENT SECURITIES. Certain Portfolios may invest in adjustable rate and fixed rate US Government securities. US Government securities are instruments issued or guaranteed by the US Treasury or by an agency or instrumentality of the US Government. US Government guarantees do not extend to the yield or value of the securities or a Portfolio's shares. Not all US Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency.
US Treasury securities include bills, notes, bonds and other debt securities issued by the US Treasury. These instruments are direct obligations of the US Government and, as such, are backed by the full faith and credit of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances. US Government guarantees do not extend to the yield or value of the securities or a Portfolio’s shares.
Securities issued by agencies of the US Government or instrumentalities of the US Government, including those which are guaranteed by Federal agencies or instrumentalities, may or may not be backed by the full faith and credit of the United States. Obligations of the Ginnie Mae, the Farmers Home Administration and the Small Business Administration are backed by the full faith and credit of the United States. In the case of securities not backed by the full faith and credit of the United States, a Portfolio must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitments.
Certain Portfolios may also invest in component parts of US Government securities, namely either the corpus (principal) of such obligations or one or more of the interest payments scheduled to be paid on such obligations. These obligations may take the form of (1) obligations from which the interest coupons have been stripped; (2) the interest coupons that are stripped; (3) book-entries at a Federal Reserve member bank representing ownership of obligation components; or (4) receipts evidencing the component parts (corpus or coupons) of US Government obligations that have not actually been stripped. Such receipts evidence ownership of component parts of US Government obligations (corpus or coupons) purchased by a third party (typically an investment banking firm) and held on behalf of the third party in physical or book-entry form by a major commercial bank or trust company pursuant to a custody agreement with the third party. A Portfolio may also invest in custodial receipts held by a third party that are not US Government securities. US Government securities may be affected by changing interest rates.
ZERO COUPON SECURITIES, PAY-IN-KIND SECURITIES AND DEFERRED PAYMENT SECURITIES. Certain Portfolios may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (phantom income) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash.
A Portfolio accrues income with respect to these securities for Federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals. In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, a Portfolio's investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Portfolio's portfolio. Further, to maintain its qualification for pass-through treatment under the Federal tax laws, a Portfolio is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the income accrued but not yet received. The required distributions will result in an increase in a Portfolio's exposure to such securities.

Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Deferred payment securities are securities that remain a zero coupon security until a predetermined date, at which time the stated coupon rate becomes effective and interest becomes payable at regular intervals. Holders of these types of securities are deemed to have received income (phantom income) annually, notwithstanding that cash may not be received currently. The effect of owning instruments which do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities which pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. Zero coupon, pay-in-kind and deferred payment securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.
In addition to the above described risks, there are certain other risks related to investing in zero coupon, pay-in-kind and deferred payment securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Portfolio's investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Portfolio's portfolio. Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Portfolio is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income and the value of the paid-in-kind interest. The required distributions will result in an increase in the Portfolio's exposure to such securities.
NET ASSET VALUES
Any purchase or sale of Portfolio shares is made at the net asset value, or NAV, of such shares. The price at which a purchase or redemption is made is based on the next calculation of the NAV after the order is received in good order. The NAV of each Portfolio is typically determined on each day the NYSE is open for trading as of the close of the exchange's regular trading session (which is generally 4:00 p.m. New York time). The Trust will not treat an intraday unscheduled disruption in NYSE trading as a closure of the NYSE and will price its shares as of 4:00 p.m. if the particular disruption directly affects only the NYSE. The NYSE is closed on most national holidays and Good Friday. The Trust does not price, and shareholders will not be able to purchase or redeem, the Trust's shares on days when the NYSE is closed but the primary markets for the Trust's foreign securities are open, even though the value of these securities may have changed. Conversely, the Trust will ordinarily price its shares, and shareholders may purchase and redeem shares, on days that the NYSE is open but foreign securities markets are closed.
The securities held by each of the Trust's portfolios are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under policies and procedures adopted and implemented by the Manager, the Trust’s valuation designee. Pursuant to Rule 2a-5 under the 1940 Act, the Board of Trustees has designated the Manager as the valuation designee for the respective Portfolios for which it serves as investment manager. The Manager may use fair value pricing if it determines that a market quotation is not reliable based, among other things, on market conditions that occur after the quotation is derived or after the closing of the primary market on which the security is traded, but before the time that the NAV is determined. This use of fair value pricing most commonly occurs with securities that are primarily traded outside of the US because such securities present time-zone arbitrage opportunities when events or conditions affecting the prices of specific securities or the prices of securities traded in such markets generally occur after the close of the foreign markets but prior to the time that a Portfolio determines its NAV.
The Manager may also use fair value pricing with respect to US traded securities if, for example, trading in a particular security is halted and does not resume before the Manager calculates its NAV or the exchange on which a security is traded closes early. In addition, fair value pricing is used for securities where the pricing agent or principal market maker does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Manager does not represent fair value. Different valuation methods may result in differing values for the same security. The fair value of a portfolio security that the Manager uses to determine a Portfolio’s NAV may differ from the security's published or quoted price. If the Manager needs to implement fair value pricing after the NAV publishing deadline but before shares of the Portfolio are processed, the NAV you receive or pay may differ from the published NAV price. For purposes of computing each Portfolio's NAV, the Manager will value each Portfolio's futures contracts 15 minutes after the close of regular trading on the NYSE. Except when the Manager fair value securities, the Manager normally value each foreign security held by the Trust as of the close of the security's primary market.

Fair value pricing procedures are designed to result in prices for a Portfolio's securities and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable, and to reduce arbitrage opportunities available to short-term traders. There is no assurance, however, that fair value pricing will more accurately reflect the market value of a security than the market price of such security on that day or that it will prevent dilution of a Portfolio's NAV by short-term traders.
The NAV for each of the Portfolios is determined by a simple calculation. It's the total value of a Portfolio (assets minus liabilities) divided by the total number of shares outstanding.
To determine a Portfolio's NAV, its holdings are valued as follows:
Equity securities for which the primary market is on an exchange (whether domestic or foreign) shall be valued at the last sale price on such exchange or market on the day of valuation or, if there was no sale on such day, at the mean between the last bid and asked prices on such day or at the last bid price on such day in the absence of an asked price. Securities included within the NASDAQ market shall be valued at the NASDAQ official closing price (NOCP) on the day of valuation, or if there was no NOCP issued, at the last sale price on such day. Securities included within the NASDAQ market for which there is no NOCP and no last sale price on the day of valuation shall be valued at the mean between the last bid and asked prices on such day or at the last bid price on such day in the absence of an asked price. Equity securities that are not sold on an exchange or NASDAQ are generally valued by an independent pricing agent or principal market maker.
A Portfolio may own securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Portfolios do not price their shares. Therefore, the value of a Portfolio's assets may change on days when shareholders cannot purchase or redeem Portfolio shares.
Convertible debt securities that are traded in the over-the-counter market, including listed convertible debt securities for which the primary market is believed by PGIM Investments or a subadviser to be over-the-counter, are valued on the day of valuation at an evaluated bid price provided by an independent pricing agent or, in the absence of a valuation provided by an independent pricing agent, at the bid price provided by a principal market maker or primary market dealer.
Other debt securities—those that are not valued on an amortized cost basis—are valued using an independent pricing service. Options on stock and stock indexes that are traded on a national securities exchange are valued at the last sale price on such exchange on the day of valuation or, if there was no such sale on such day, at the mean between the most recently quoted bid and asked prices on such exchange.
Futures contracts and options on futures contracts are valued at the last sale price at the close of the commodities exchange or board of trade on which they are traded. If there has been no sale that day, the securities will be valued at the mean between the most recently quoted bid and asked prices on that exchange or board of trade.
Forward currency exchange contracts are valued at the cost of covering or offsetting such contracts calculated on the day of valuation. Securities which are valued in accordance herewith in a currency other than US dollars shall be converted to US dollar equivalents at a rate obtained from a recognized bank, dealer or independent service on the day of valuation.
Over-the-counter (OTC) options are valued at the mean between bid and asked prices provided by a dealer (which may be the counterparty). A subadviser will monitor the market prices of the securities underlying the OTC options with a view to determining the necessity of obtaining additional bid and ask quotations from other dealers to assess the validity of the prices received from the primary pricing dealer.
All short-term debt securities, including bonds, notes, debentures and other debt securities, and money market instruments such as certificates of deposit, commercial paper, bankers' acceptances and obligations of domestic and foreign banks for which market quotations are readily available, are valued by an independent pricing agent or principal market maker (if available, otherwise a primary market dealer).
TAXATION
This discussion of federal income tax consequences applies to the Participating Insurance Companies because they are the direct shareholders of the Trust. Contract owners should consult their Contract prospectus for information relating to the tax matters applicable to their Contracts. In addition, variable contract owners may wish to consult with their own tax advisors as to the tax consequences of investments in the Trust, including the application of state and local taxes.

The Portfolio currently intends to be treated as a partnership for federal income tax purposes. As a result, the Portfolio's income, gains, losses, deductions, and credits will be “passed through” pro rata directly to the Participating Insurance Companies and retain the same character for federal income tax purposes. Distributions may be made to the various separate accounts of the Participating Insurance Companies in the form of additional shares (not in cash).
Under Code Section 817(h), a segregated asset account upon which a variable annuity contract or variable life insurance policy is based must be “adequately diversified.” A segregated asset account will be adequately diversified if it satisfies one of two alternative tests set forth in Treasury regulations. For purposes of these alternative diversification tests, a segregated asset account investing in shares of a regulated investment company will be entitled to “look-through” the regulated investment company to its pro rata portion of the regulated investment company's assets, provided the regulated investment company satisfies certain conditions relating to the ownership of its shares. The Trust intends to satisfy these ownership conditions. Further, the Trust intends that the Portfolio separately will be adequately diversified. Accordingly, a segregated asset account investing solely in shares of the Portfolio will be adequately diversified, and a segregated asset account investing in shares of one or more portfolios and shares of other adequately diversified funds generally will be adequately diversified.
The foregoing discussion of federal income tax consequences is based on tax laws and regulations in effect on the date of this SAI, and is subject to change by legislative or administrative action. A description of other tax considerations generally affecting the Trust and its shareholders is found in the section of the Prospectus entitled “Federal Income Taxes.” No attempt is made to present a detailed explanation of the tax treatment of the Trust or its shareholders. No attempt is made to present a detailed explanation of state or local tax matters. The discussion herein and in the Prospectus is not intended as a substitute for careful tax planning.
DISCLOSURE OF PORTFOLIO HOLDINGS
PORTFOLIOS OTHER THAN THE AST GOVERNMENT MONEY MARKET PORTFOLIO. Each Portfolio's portfolio holdings as of the end of the second and fourth fiscal quarters are made public, as required by law, in the Trust's annual and semi-annual reports. These reports are filed with the SEC on Form N-CSR and mailed to shareholders within 60 days after the end of the second and fourth fiscal quarters. The Trust's annual and semi-annual reports are posted on the Trust's website. Each Portfolio's complete holdings are disclosed to the SEC monthly on Form N-PORT, with every third month made available to the public by the SEC 60 days after the end of the Portfolios’ fiscal quarter. In addition, the Trust may provide a full list of each Portfolio's portfolio holdings as of the end of each month on its website no sooner than approximately three business days prior to the end of the following month. For certain asset allocation Portfolios, the Trust may also release summary statistics regarding asset allocations and other characteristics on a daily basis on the Trust’s website. For all other Portfolios, the Trust may also release, at a sleeve level and/or the composite level, each Portfolio's top ten holdings (or in the case of a fund of funds the complete list of portfolio funds and/or the top ten holdings of the portfolio funds), and summary statistics regarding sectors, countries and/or industries and other characteristics, as of each month end, with all such information posted to the Trust’s website approximately 15 days after the end of the month, unless noted otherwise herein.
In addition to the forgoing, the AST Quantitative Modeling Portfolio may disclose on its website on both the 15th day of each month and the last day of each month a percentage breakdown of its assets that are invested in Equity Underlying Portfolios (as defined in its Prospectus) versus Debt-Money Market Underlying Portfolios (as defined in its Prospectus). Such information for the AST Quantitative Modeling Portfolio shall be as of a date at least five calendar days prior to its release. If the 15th day or the last day of any particular month is a non-business day, such holdings information for the AST Quantitative Modeling Portfolio shall be provided as of the immediately preceding business day.
AST GOVERNMENT MONEY MARKET PORTFOLIO. The AST Government Money Market Portfolio will release complete portfolio holdings and certain other portfolio information to the SEC as filed on Form N-MFP and to its website as required by Rules 2a-7 and 30b1-7 of the Investment Company Act of 1940.
When authorized by the Trust's Chief Compliance Officer and another officer of the Trust, portfolio holdings information may be disseminated more frequently or at different periods than as described above. The Trust has entered into ongoing arrangements to make available information about the Trust's portfolio holdings. Parties receiving this information may include intermediaries that distribute the Trust’s shares, third party providers of auditing, custody, proxy voting and other services for the Trust, rating and ranking organizations, and certain affiliated persons of the Trust, as described below. The procedures utilized to determine eligibility are set forth below:
Procedures for Release of Portfolio Holdings Information:

1. A request for release of Portfolio holdings shall be provided by such third party setting forth a legitimate business purpose for such release which shall specify the Portfolio, the terms of such release, and frequency (e.g., level of detail staleness). The request shall address whether there are any conflicts of interest between the Portfolio and the investment adviser, subadviser, principal underwriter or any affiliated person thereof and how such conflicts shall be dealt with to demonstrate that the disclosure is in the best interest of the shareholders of the Portfolio.
2. The request shall be forwarded to the Chief Compliance Officer of the Trust, or their delegate, for review and approval.
3. A confidentiality agreement in the form approved by an officer of the Trust must be executed with the recipient of the Portfolio holdings information.
4. An officer of the Portfolio shall approve the release and agreement. Copies of the release and agreement shall be sent to PGIM Investments’ law department.
5. Written notification of the approval shall be sent by such officer to PGIM Investments’ Fund Administration Department to arrange the release of Portfolio holdings information.
6. PGIM Investments’ Fund Administration Department shall arrange for the release of Portfolio holdings information by the Portfolio's custodian bank(s).
As of the date of this Statement of Additional Information, the Trust will provide:
1. Traditional External Recipients/Vendors
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Full holdings on a daily basis to each Portfolio’s proxy voting agent at the end of each day;
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Full holdings on a daily basis to Institutional Shareholder Services (ISS) (securities class action claims services administrator) at the end of each day;
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Full holdings on a daily basis to each Portfolio's subadviser(s) (as identified in the Trust's Prospectus), custodian bank, sub-custodian (including foreign sub-custodians), if any, and accounting agents (which includes the custodian bank and any other accounting agent that may be appointed) at the end of each day.
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When a Portfolio has more than one subadviser, each subadviser receives holdings information only with respect to the “sleeve” or segment of the Portfolio for which the subadviser has responsibility;
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Full holdings on a daily basis to Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending (securities lending agent) at the end of each day;
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Full holdings to a Portfolio's independent registered public accounting firm as soon as practicable following the Portfolio's fiscal year-end or on an as-needed basis;
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Full holdings to a Portfolio’s counsel on an as-needed basis;
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Full holdings to a Portfolio’s independent board members on an as-needed basis; and
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Full holdings to financial printers as soon as practicable following the end of a Portfolio's quarterly, semi-annual and annual period ends.
2. Analytical Service Providers
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Portfolio trades on a quarterly basis to Abel/Noser Corp. (an agency-only broker and transaction cost analysis company) as soon as practicable following a Portfolio's fiscal quarter-end;
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Full holdings, on an as needed basis, to Zeno Consulting Group, LLC (an independent third-party transaction cost analysis company) as soon as practicable;
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Full holdings on a daily basis to FactSet Research Systems, Inc. (analytical services/investment research provider) at the end of each day;
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Full holdings on a daily basis to Bloomberg BVAL, S&P Global, ICE, Refinitiv, Lipper and J.P. Morgan Pricing Direct (securities valuation service providers) at the end of each day;
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Full holdings on a quarterly basis to Capital Institutional Services, Inc. (CAPIS) (investment research provider) when made available;
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Full holdings on a monthly basis to FX Transparency (foreign exchange/transaction analysis) when made available;
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Full holdings to ICE/HedgeMark (liquidity calculations) on a daily basis; and
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Full holdings to Hedgemark (VaR calculations) on a daily basis (for funds that are full derivatives users pursuant to Rule 18f-4 under the 1940 Act).
In each case, the information disclosed must be for a legitimate business purpose and is subject to a confidentiality agreement intended to prohibit the recipient from trading on or further disseminating such information (except for legitimate business purposes). Such arrangements will be monitored on an ongoing basis and will be reviewed by the Trust's Chief Compliance Officer and PGIM Investments’ Law Department on an annual basis.

In addition, certain authorized employees of PGIM Investments receive portfolio holdings information on a quarterly, monthly or daily basis or upon request, in order to perform their business functions. All PGIM Investments employees are subject to the requirements of the personal securities trading policy of Prudential Financial, Inc., which prohibits employees from trading on, or further disseminating confidential information, including portfolio holdings information.
In no instance may the Manager or the Trust receive any compensation or consideration in exchange for the portfolio holdings information.
The Board of Trustees of the Trust has approved PGIM Investments’ Policy for the Dissemination of Portfolio Holdings. The Board shall, on a quarterly basis, be advised of any revisions to the list of detailing the recipients of the portfolio holdings information and the reason for such disclosure. The Board has delegated oversight of the Trust's disclosure of portfolio holdings to the Chief Compliance Officer.
Arrangements pursuant to which the Trust discloses non-public information with respect to its portfolio holdings do not provide for any compensation in return for the disclosure of the information.
There can be no assurance that the Trust's policies and procedures on portfolio holdings information will protect the Trust from the potential misuse of such information by individuals or entities that come into possession of the information.
PROXY VOTING
The Board has delegated to the Trust's investment manager, PGIM Investments, the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Portfolio. The Trust authorizes the Manager to delegate, in whole or in part, its proxy voting authority to its investment subadviser or third party vendors consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board, including any committee thereof established for that purpose.
The Manager and the Board view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Portfolio. Consistent with this goal, the Board views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board maintain a policy of seeking to protect the best interests of the Portfolio should a proxy issue potentially implicate a conflict of interest between the Portfolio and the Manager or its affiliates.
The Manager delegates to the Portfolio's subadviser(s) the responsibility for voting the Portfolio's proxies. The subadviser is expected to identify and seek to obtain the optimal benefit for the Portfolio it manages, and to adopt written policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Portfolio and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Portfolio and the interests of the subadviser or its affiliates.
The Manager and the Board expect that the subadviser will notify the Manager and the Board at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that the subadviser will deliver to the Manager, or their appointed vendor, information required for filing the Form N-PX with the SEC. Information regarding how the Portfolio of the Trust voted proxies relating to its portfolio securities during the most recent twelve-month period ended June 30 is available on the Trust’s website and on the SEC's website at www.sec.gov.
CODES OF ETHICS
The Board has adopted a Code of Ethics. In addition, the Manager, investment subadviser(s) and Distributor have each adopted a Code of Ethics (the Codes). The Codes apply to access persons (generally, persons who have access to information about a Portfolio's investment program) and permit personnel subject to the Codes to invest in securities, including securities that may be purchased or held by a Portfolio. However, the protective provisions of the Codes prohibit certain investments and limit such personnel from making investments during periods when the Portfolio is making such investments. The Codes are on public file with, and are available from, the SEC.
APPENDIX I: DESCRIPTIONS OF SECURITY RATINGS
MOODY’S INVESTORS SERVICE, INC. (MOODY’S)
Long Term Ratings
Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B: Obligations rated B are considered speculative and are subject to high credit risk.
Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.
Short-Term Ratings
P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.
P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.
P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.
NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
Short-Term Municipal Ratings
MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
S&P Global Ratings (S&P)
Long-Term Issue Credit Ratings
AAA: An obligation rated AAA has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA: An obligation rated AA differs from the highest rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.
BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitment on the obligation.
Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, they may be outweighed by large uncertainties or major exposure to adverse conditions.

BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.
B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.
CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.
CC: An obligation rated CC is currently highly vulnerable to nonpayment. The CC rating is used when a default has not yet occurred but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C: The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.
D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed exchange offer.
Plus (+) or Minus (–): Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1: A short-term obligation rated 'A-1' is rated in the highest category by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments on these obligations is extremely strong.
A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.
A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor's capacity to meet its financial commitments on the obligation.
B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.
C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed exchange offer.
Notes Ratings
An S&P Notes rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a notes rating. Notes maturing beyond three years will most likely receive a long-term debt rating. The following criteria will be used in making that assessment.
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Amortization schedule-the longer the final maturity relative to other maturities the more likely it will be treated as a note.

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Source of payment-the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.
Note rating symbols are as follows:
SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.
SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.
SP-3: Speculative capacity to pay principal and interest.
D: D is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.
FITCH RATINGS LTD.
International Long-Term Credit Ratings
AAA: Highest Credit Quality. AAA ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA: Very High Credit Quality. AA ratings denote a very low expectation of credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A: High Credit Quality. A ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB: Good Credit Quality. BBB ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
BB: Speculative. BB ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.
B: Highly Speculative. B ratings indicate that material credit risk is present.
CCC: Substantial Credit Risk. CCC ratings indicate that substantial credit risk is present.
CC: Very High Levels of Credit Risk. CC ratings indicate very high levels of credit risk.
C: Exceptionally High Levels of Credit Risk. C indicates exceptionally high levels of credit risk.
International Short-Term Credit Ratings
F1: Highest Short-Term Credit Quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2: Good Short-Term Credit Quality. Good intrinsic capacity for timely payment of financial commitments.
F3: Fair Short-Term Credit Quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B: Speculative Short-Term Credit Quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.
C: High Short-Term Default Risk. Default is a real possibility.
D: Default. Indicates the default of a short-term obligation.
Plus (+) or Minus (–): The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to AAA ratings and ratings below CCC. For the short-term rating category of F1, a “+” may be appended.

APPENDIX II: PROXY VOTING POLICIES OF THE SUBADVISERS
PGIM, INC. (PGIM)
PROXY VOTING POLICIES OF THE SUBADVISER
VOTING APPROACH OF PGIM ASSET MANAGEMENT UNITS
PGIM Fixed Income. PGIM Fixed Income is a business unit of PGIM. PGIM Fixed Income’s policy is to vote proxies in the best interests of its clients. In the case of pooled accounts, the policy is to vote proxies in the best interests of the pooled account. The proxy voting policy contains detailed voting guidelines on a wide variety of issues commonly voted upon by shareholders. These guidelines reflect PGIM Fixed Income’s judgment of how to further the best interests of its clients through the shareholder or debt-holder voting process.
PGIM Fixed Income invests primarily in debt securities, thus there are few traditional proxies voted by it. PGIM Fixed Income generally votes with management on routine matters such as the appointment of accountants or the election of directors. From time to time, ballot issues arise that are not addressed by the policy or circumstances may suggest a vote not in accordance with the established guidelines. In these cases, voting decisions are made on a case-by-case basis by the applicable portfolio manager taking into consideration the potential economic impact of the proposal. Not all ballots are received by PGIM Fixed Income in advance of voting deadlines, but when ballots are received in a timely fashion, PGIM Fixed Income strives to meet its voting obligations. It cannot, however, guarantee that every proxy will be voted prior to its deadline.
With respect to non-US holdings, PGIM Fixed Income takes into account additional restrictions in some countries that might impair its ability to trade those securities or have other potentially adverse economic consequences. PGIM Fixed Income generally votes non-US securities on a best efforts basis if it determines that voting is in the best interests of its clients.
Occasionally, a conflict of interest may arise in connection with proxy voting. For example, the issuer of the securities being voted may also be a client of PGIM Fixed Income. When PGIM Fixed Income identifies an actual or potential material conflict of interest between the firm and its clients with respect to proxy voting, the matter is presented to senior management who will resolve such issue in consultation with the compliance and legal departments. Proxy voting is reviewed by the trade management oversight committee.
Any client may obtain a copy of PGIM Fixed Income’s proxy voting policy, guidelines and procedures, as well as the proxy voting records for that client’s securities, by contacting the account management representative responsible for the client’s account.